      As filed with the Securities and Exchange Commission on May 4, 1998
                                                     Registration No. 333-37511

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                 Amendment No. 2
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (INCLUDING EXHIBITS)

                             ---------------------
                               PSB BANCORP, INC.
                   (Exact name of registrant in its charter)

          Pennsylvania                   6035                  23-2930740
(State or other jurisdiction of     (Primary SIC No.)       (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                        Eleven Penn Center, Suite 2601
                              1835 Market Street
                            Philadelphia, PA 19103
                                 (215) 979-7900
                   (Address and telephone number of principal
                    executive offices and place of business)
                            ---------------------
                               Anthony DiSandro
                     President and Chief Operating Officer
                        Eleven Penn Center, Suite 2601
                              1835 Market Street
                            Philadelphia, PA 19103
                                (215) 979-7900
           (Name, address and telephone number of agent for service)
                            ---------------------
                       Copies of all communications to:

          Jeffrey P. Waldron, Esquire      John F. Breyer, Jr., Esquire
              Stevens & Lee                  Aaron M. Kaslow, Esquire
       One Glenhardie Corporate Center           Breyer & Aguggia
                1275 Drummers Lane              1300 I Street, N.W.
              P.O. Box 236                        Suite 470 East
                  Wayne, PA 19087              Washington, DC 20005
             (610) 964-1480                       (202) 737-7900


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
     The registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                       Calculation of Registration Fee
=====================================================================================================

          Title
         of Each               Proposed                              Proposed
        Class of                Maximum                               Maximum              Amount
       Securities               Amount            Proposed           Aggregate               of
          Being                  Being            Offering           Offering           Registration
       Registered             Registered           Price               Price                Fee
-----------------------------------------------------------------------------------------------------
Common Stock, no Par
 Value .................       1,851,500(1)   $ 10.00(1)       $18,515,000(1)         $  5,610.61
-----------------------------------------------------------------------------------------------------
Common Stock, no Par
 Value .................       1,713,198(2)   $ 25.75(2)       $14,919,292(2)         $  4,521.00
-----------------------------------------------------------------------------------------------------
Total ..................       3,564,698         --             33,434,292            $ 10,131.61
-----------------------------------------------------------------------------------------------------
Participation interests          143,037         --            --                             (3)
=====================================================================================================

(1) As to the shares of Common Stock to be issued in the Conversion Offerings, the Purchase Price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933 (the "1933 Act"). The actual number of shares to be issued and sold is subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

(2) The offering price of shares of Common Stock issued to security holders in exchange for shares of Savings Bank Common Stock for purposes of the filing fee shall be calculated pursuant to Rule 457(f)(1) and Rule 457(c) of the 1933 Act based on the average of the bid and asked price of Savings Bank Common Stock on October 6, 1997 multiplied by the number of shares of Savings Bank Common Stock to be received by the registrant.

(3) The securities of PSB Bancorp, Inc. to be purchased by Pennsylvania Savings Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Act, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

PROSPECTUS SUPPLEMENT
                               PSB BANCORP, INC.

                           PENNSYLVANIA SAVINGS BANK
                  EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Pennsylvania Savings Bank Employees' Savings and Profit Sharing Plan (the "Plan" or the "401(k) Plan") of participation interests and shares of PSB Bancorp, Inc. common stock, without par value (the "Common Stock"), as set forth herein.

     In connection with the proposed reorganization of Pennsylvania Savings Bank (the "Savings Bank" or the "Employer") from the mutual holding company form of organization to a wholly-owned subsidiary of a stock savings and loan holding company, PSB Bancorp, Inc. (the "Holding Company") has been formed. The reorganization of the Savings Bank as a wholly-owned subsidiary of the Holding Company, the exchange of shares of Savings Bank common stock ("Savings Bank Common Stock") by public stockholders of the Savings Bank (the "Public Stockholders") for Common Stock and the sale of Common Stock to the public (the "Conversion Offerings") are herein referred to as the "Conversion and Reorganization." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion and Reorganization.

     The Prospectus dated April 27, 1998 of the Holding Company ("Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion and Reorganization, the Conversion Offerings, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion and Reorganization through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION AND REORGANIZATION" and "-- Limitations on Purchases of Shares" in the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC")
  OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus Supplement is May 4, 1998.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS




                                                                              Page
                                                                             -----
The Offering
   Securities Offered ....................................................    S-1
   Election to Purchase Common Stock in the Conversion ...................    S-1
   Value of Participation Interests ......................................    S-1
   Method of Directing Transfer ..........................................    S-1
   Time for Directing Transfer ...........................................    S-1
   Irrevocability of Transfer Direction ..................................    S-1
   Treatment of Savings Bank Common Stock Held in the Plan ...............    S-2
   Direction to Purchase Common Stock After the Conversion ...............    S-2
   Purchase Price of Common Stock ........................................    S-2
   Nature of a Participant's Interest in the Holding Company Common Stock     S-2
   Voting and Tender Rights of Common Stock ..............................    S-2
Description of the Plan
   Introduction ..........................................................    S-3
   Eligibility and Participation .........................................    S-3
   Contributions Under the Plan ..........................................    S-3
   Limitations on Contributions ..........................................    S-4
   Investment of Contributions ...........................................    S-5
   The Employer Stock Fund ...............................................    S-5
   Benefits Under the Plan ...............................................    S-6
   Withdrawals and Distributions from the Plan ...........................    S-6
   Administration of the Plan ............................................    S-7
   Reports to Plan Participants ..........................................    S-7
   Plan Administrator ....................................................    S-7
   Amendment and Termination .............................................    S-7
   Merger, Consolidation or Transfer .....................................    S-8
   Federal Income Tax Consequences .......................................    S-8
   Restrictions on Resale ................................................   S-10
Legal Opinions ...........................................................   S-10
Investment Form ..........................................................   S-11

                                 THE OFFERING

Securities Offered

     The securities offered hereby are participation interests in the Plan and up to _______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and Reorganization and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is Eleven Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103. The Savings Bank's telephone number is (215) 979-7900.

Election to Purchase Common Stock in the Conversion and Reorganization

     In connection with the Savings Bank's Conversion and Reorganization, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustee") to transfer up to 100% of a Participant's beneficial interest in the assets of the Plan to the Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion and Reorganization. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund consists of investments in the Common Stock. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion Offerings is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings. For general information as to the ability of the Participants to purchase shares in the Conversion Offerings, see "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a semi-annual basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

Method of Directing Transfer

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion Offerings, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion Offerings is __________, 1998. The Investment Form should be returned to _______________ at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion Offerings shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Treatment of Savings Bank Common Stock Held in the Plan

     Shares of Savings Bank Common Stock held in the Employer Stock Fund prior to the consummation of the Conversion and Reorganization will be treated in the same manner as shares held by other Public Stockholders. Such shares will be exchanged for shares of Common Stock pursuant to the Exchange Ratio. Application of the Exchange Ratio will result in the holders of the outstanding Savings Bank Common Stock owning, in the aggregate, approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization as the percentage of Savings Bank Common Stock owned by them, in the aggregate, immediately prior to the consummation of the Conversion. For additional information regarding the treatment of Savings Bank Common Stock, see "THE CONVERSION AND REORGANIZATION" in the Prospectus.


Direction to Purchase Common Stock After the Conversion and Reorganization

     After the Conversion and Reorganization, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets (the "Trust") be transferred to the Employer Stock Fund and invested in Common Stock or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a quarterly basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").


Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion Offerings.


Nature of a Participant's Interest in the Holding Company Stock

     The Holding Company Stock purchased for an account of a Participant will be held in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.


Voting and Tender Rights of Common Stock

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN


Introduction

     The Savings Bank adopted the Plan effective as an amendment and restatement of the Savings Bank's prior retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirement under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title 11 (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.


Eligibility and Participation

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of two years of service with the Savings Bank and the attainment of age 21. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1997, approximately 19 employees participated in the Plan.


Contributions Under the Plan

     Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount (limited to 15 percent of Compensation) contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section

125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustee of the Plan on a periodic basis.


     Employer Contributions. The Savings Bank currently matches [50%] of a Participant's monthly deferral contributions to a maximum of [3%] of Compensation. In addition, the Savings Bank may make discretionary contributions in proportion to each Participant's Compensation.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $10,000 (as adjusted periodically under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first March 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated
Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 100% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of
(i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.


Investment of Contributions

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his or her Accounts in various managed investment portfolios, made available by the Trustee from time to time. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives. A Participant may also invest all or a portion of his or her Accounts in these investment vehicles and in a fund which invests in common stock of the Holding Company.

     A Participant may elect, to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other managed portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested by the Trustee.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a quarterly basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.


The Employer Stock Fund


     The Employer Stock Fund consists of investments in Common Stock. In connection with the Conversion Offerings, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. To the extent practicable, all amounts held in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) will be used to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.


     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.


     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase.


     Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" on pages ___ through ___ in the Prospectus.


Benefits Under the Plan


     Vesting. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her matching contributions account and employer discretionary contributions after the completion of three years of service under the Plan's vesting schedule, or upon normal retirement (as defined herein), disability or death of a Participant.


Withdrawals and Distributions from the Plan


     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.


     Distribution Upon Retirement, Disability or Termination of
Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of
Section 16(b) of the Exchange Act.


     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.


Administration of the Plan


     Trustee. The Trustees with respect to Plan assets, including the Employer Stock Fund, are currently Vincent J. Fumo and Anthony DiSandro. The Savings Bank also serves as custodian of the Plan's assets. Except as otherwise indicated by the context, references in this Prospectus Supplement to the Trustee refer to Messrs. Fumo and DiSandro.


     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.


     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.


     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Savings Bank.


     The Trustee must render at least annual reports to the Savings Bank and to the Participants in such form and containing information that the Trustee deems necessary.


Reports to Plan Participants


     The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).


Plan Administrator


     A committee consisting of the Savings Bank's Chairman and Chief Executive Officer, President, and Vice-President and Treasurer will administer the Plan (the "Plan Administrator"). The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.


Amendment and Termination


     The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.


Restrictions on Resale

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of
Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.


                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Stevens & Lee, Wayne, Pennsylvania, which firm is acting as special counsel for the Holding Company in connection with the Savings Bank's Conversion and Reorganization from the mutual holding company of organization to a wholly-owned subsidiary by the Holding Company.

                                Investment Form
                             (Employer Stock Fund)

                           PENNSYLVANIA SAVINGS BANK
                  EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


Name of Participant:___________________________________

Social Security Number:________________________________

     1. Instructions. In connection with the proposed reorganization of Pennsylvania Savings Bank (the "Savings Bank") from the mutual holding form of organization to a wholly-owned subsidiary of a savings and loan holding company (the "Conversion and Reorganization"), participants in the Pennsylvania Savings Bank Employees' Savings and Profit Sharing Plan ("Plan") may elect to direct the investment of up to ___% of their 1997 account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of PSB Bancorp, Inc. ("Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings and the maximum and minimum limitations set forth in the Plan of Conversion. See the Prospectus for additional information.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion Offerings. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ___________________ at the Savings Bank, no later than the close of business on __________, 1998. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact _____________.

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) from my Plan account to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion Offerings. Please transfer this amount from the following investments in the amounts indicated:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

       3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion and Reorganization. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


_____________________________________    _______________________________________
Signature                                Date

                                   * * * * *

     4. Acknowledgment of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

_____________________________________    _______________________________________
Plan Administrator                       Date

PROSPECTUS
                               PSB BANCORP, INC.
           (Proposed Holding Company for Pennsylvania Savings Bank)
                    Up to 3,099,728 Shares of Common Stock
                        $10.00 Purchase Price Per Share
     PSB Bancorp, Inc. (the "Holding Company"), a Pennsylvania corporation, is offering up to 3,099,728 shares (subject to adjustment to 3,564,698 shares, see footnote 4 below) of its common stock, no par value per share (the "Common Stock"), in connection with (i) the Exchange Offering, described below, to effect the reorganization of Pennsylvania Savings Bank (the "Savings Bank") as
a wholly-owned subsidiary of the Holding Company and (ii) the Conversion Offerings, described below, to effect the conversion of PSB Mutual Holding Company (the "MHC") from a mutual holding company to a stock holding company. The Holding Company, Savings Bank and MHC are collectively referred to herein as the "Primary Parties." The transactions contemplated by the Exchange
Offering and the Conversion Offerings, which are collectively referred to herein as the "Conversion and Reorganization," are undertaken pursuant to a
Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization (the "Plan of Conversion") adopted by the Boards of Directors or Trustees of the Primary Parties.
     The Exchange Offering. Pursuant to the Plan of Conversion, each share of common stock, par value $1.00 per share, of the Savings Bank (the "Savings Bank Common Stock") held by the MHC (615,250 shares, or 51.5% of the outstanding shares, as of the date of this Prospectus) will be canceled and each share of Savings Bank Common Stock held by the Savings Bank's public shareholders (the "Public Savings Bank Shares" and "Public Shareholders," respectively) (579,390 shares, or 48.5% of the outstanding shares, as of the date of this Prospectus) will be exchanged for shares of Common Stock (the "Exchange Shares") pursuant to a ratio (the "Exchange Ratio") that will result in the Public Shareholders' aggregate ownership of approximately 48.06% of the outstanding shares of Common Stock determined without regard to (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares (as defined below) that may be purchased by the Public Shareholders and by the Savings Bank's employee stock ownership plan, a tax-qualified employee benefit plan (the "ESOP"), in the Conversion Offerings or thereafter. The final Exchange Ratio will be based on the Public Shareholders' ownership interest in the Savings Bank and not on the market value of the Public Savings Bank Shares. See "THE CONVERSION AND REORGANIZATION -- Independent Valuation."
                                                       (continued on next page)
                                --------------
        FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK,
             CALL THE STOCK INFORMATION CENTER AT (215) 979-7904.
                                --------------
         FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY
           EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" ON PAGE 17
                                --------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY
                           OTHER GOVERNMENT AGENCY.
                                 ------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE FDIC OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

======================================================================================================
                                                                          Estimated
                                                                         Underwriting
                                                                         Commissions
                                                                          and Other
                                                                           Fees and        Estimated
                                                    Purchase Price(1)    Expenses(2)    Net Proceeds(3)
------------------------------------------------------------------------------------------------------
Minimum Price Per Share .........................      $     10.00        $   0.40       $      9.60
------------------------------------------------------------------------------------------------------
Midpoint Price Per Share ........................            10.00            0.34              9.66
------------------------------------------------------------------------------------------------------
Maximum Price Per Share .........................            10.00            0.30              9.70
------------------------------------------------------------------------------------------------------
Maximum Price Per Share, as adjusted(4) .........            10.00            0.26              9.74
------------------------------------------------------------------------------------------------------
Minimum Total(5) ................................      $11,900,000        $475,000       $11,425,000
------------------------------------------------------------------------------------------------------
Midpoint Total(6) ...............................       14,000,000         475,000        13,525,000
------------------------------------------------------------------------------------------------------
Maximum Total(7) ................................       16,100,000         475,000        15,625,000
------------------------------------------------------------------------------------------------------
Maximum Total, as adjusted(4)(8) ................       18,515,000         475,000        18,040,000
======================================================================================================

(1) Determined by the Board of Directors of the Holding Company based upon an independent appraisal prepared by RP Financial, LC., Arlington, Virginia ("RP Financial"). See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."
(2) Includes estimated expenses to the Holding Company and the Savings Bank arising from the Conversion and Reorganization, including fees to be paid to Charles Webb & Company ("Webb") in connection with the Conversion Offerings. Webb's fee consists of a $25,000 management fee and a success fee of 1.5% of the aggregate Purchase Price of Conversion Shares sold in the Subscription Offering and Community Offering (subject to certain excluded Common Stock purchases). The success fee is not to exceed $100,000 and the management fee shall be applied against the success fee, which may be deemed to be an underwriting fee. Webb may be deemed to be an underwriter. Expenses, other than fees to be paid to Webb, are estimated to total approximately $375,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may be more or less than estimated amounts. The Holding Company and the Savings Bank have agreed to indemnify Webb against certain liabilities, including liabilities that might arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."
(3) Actual net proceeds can vary substantially from the estimated amounts depending upon actual expenses and the number of shares sold in the Conversion Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."
(4) Gives effect to an increase in the number of shares that could be sold in the Conversion Offerings resulting from an increase in the pro forma market value of the MHC and the Savings Bank, as converted, up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the MHC and the Savings Bank, as converted. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."
(5) Assumes the issuance of 1,190,000 Conversion Shares at $10.00 per share.
(6) Assumes the issuance of 1,400,000 Conversion Shares at $10.00 per share.
(7) Assumes the issuance of 1,610,000 Conversion Shares at $10.00 per share.
(8) Assumes the issuance of 1,851,000 Conversion Shares at $10.00 per share.
                                --------------
                            Charles Webb & Company
                  a Division of Keefe, Bruyette & Woods, Inc.
                                --------------

                  The date of this Prospectus is May 4, 1998.

(continued from prior page)
     The Conversion Offerings. Pursuant to the Plan of Conversion, nontransferable rights to subscribe (the "Subscription Rights") for up to 1,610,000 shares (which may be increased to 1,851,500 shares under circumstances described in footnote 4 of the table appearing on the cover page of this Prospectus) of Common Stock (the "Conversion Shares") have been granted, in order of priority, to (i) depositors with $50.00 or more on deposit at the Savings Bank as of June 30, 1996 (the "Eligible Account Holders"), (ii) the ESOP, and (iii) depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1997 (the "Supplemental Eligible Account Holders"), subject to the priorities and purchase limitations set forth in the Plan of Conversion (the "Subscription Offering"). Subscription Rights are nontransferable. Persons selling or otherwise transferring their Subscription Rights or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such Subscription Rights and possible further sanctions and penalties imposed by agencies of the U.S. Government and the Commonwealth of Pennsylvania. Concurrently, but subject to the prior rights of Subscription Rights holders, the Holding Company is offering the Conversion Shares for sale to members of the general public through a direct community offering (the "Direct Community Offering") with preference given first to Public Shareholders who are not Eligible Account Holders (or Supplemental Eligible Account Holders) and then to natural persons and trusts of natural persons who are permanent residents of Philadelphia and Montgomery Counties of the Commonwealth of Pennsylvania (the "Local Community"). It is anticipated that any Conversion Shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by Webb in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Conversion Offerings." The Primary Parties reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community Offering or the Syndicated Community Offering either at the time of receipt of an order or as soon as practicable following the termination of the Conversion Offerings. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order.

     The Subscription Offering will expire at _______, Eastern Time, on ____________________, 1998 unless extended by the Primary Parties for up to
_____ days to ______________, 1998 (the "Expiration Date"). Such extension may be granted without additional notice to subscribers. The Direct Community Offering is also expected to terminate on the Expiration Date or at a date thereafter, however, in no event later than _________________, 1998. The Holding Company must receive at an office of the Savings Bank by the Expiration Date the accompanying original Stock Order Form and a fully executed Certification Form (collectively, the "Stock Order Form") (facsimile copies and photocopies will not be accepted), along with full payment (or appropriate instructions authorizing a withdrawal from a deposit account at the Savings
Bank) of $10.00 per share (the "Purchase Price") for all Conversion Shares subscribed for or ordered. Payment by wire transfer will not be accepted. Funds so received will be placed in segregated accounts created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate from the date payment is received until the Conversion and Reorganization is consummated or terminated. Payments authorized by withdrawals from deposit accounts will continue to earn interest at their contractual rate until the Conversion and Reorganization is consummated or terminated although such funds will be unavailable for withdrawal until the Conversion and Reorganization is consummated or terminated. Orders submitted are irrevocable until the consummation or termination of the Conversion and Reorganization. If the Conversion and Reorganization is not consummated within 45 days after the last day of the Subscription and the Direct Community Offering (which date will be no later than _________________, 1998) and the Pennsylvania Department of Banking (the "PDOB") and FDIC consents to an extension of time to consummate the Conversion and Reorganization, subscribers will be notified in writing of the time period within which the subscriber must notify the Primary Parties of his or her intention to increase, decrease or rescind his or her subscription. If an affirmative response to any such resolicitation is not received by the Primary Parties from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. If such period is not extended or, in any event, if the Conversion and Reorganization is not consummated by ______________, 1998, all subscription funds will be promptly returned, together with accrued interest and all withdrawal authorizations terminated. Such extensions may not go beyond ____________________________, 2000.

     The Primary Parties have engaged Webb as their financial advisor and to assist the Holding Company in the sale of the Conversion Shares in the Conversion Offerings. Webb is a division of Keefe, Bruyette & Woods, Inc. ("KB&W"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc. ("NASD"). Neither KB&W nor any other registered broker-dealer is obligated to take or purchase any Conversion Shares in the Conversion Offerings. See "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

     Independent Valuation. Pennsylvania law and FDIC regulations require that the offering of Conversion Shares in the Conversion Offerings be based on an independent valuation of the pro forma market value of the Savings Bank and the MHC, as converted. RP Financial, LC ("RP Financial") has prepared an independent appraisal that states that the estimated pro forma market value of the Conversion Shares and Exchange Shares was $26,954,178 as of February 13, 1998 (the "Appraisal"). The Appraisal was multiplied by 51.94%, which represents the MHC's 51.5% interest in the Savings Bank adjusted for assets held by the MHC, to determine a midpoint of the offering range ($14,000,000), and the minimum and maximum of the range were set at 15% below and above the midpoint, respectively, resulting in a range of $11,900,000 to $16,100,000 (the "Estimated Valuation Range").

     The Board of Directors of the Holding Company determined that the Conversion Shares would be sold at $10.00 per share (the "Purchase Price"), resulting in a range of 1,190,000 to 1,610,000 Conversion Shares being offered. Upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 51.94% and 48.06%, respectively, of the Holding Company's total outstanding shares. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to range from 1.9005 to 2.5712 resulting in a range of 1,101,131 Exchange Shares to 1,489,728 Exchange Shares to be issued in the Conversion and Reorganization. The 3,099,728 Common Shares offered hereby include up to 1,610,000 Conversion Shares (subject to adjustment up to 1,851,000 Conversion Shares as described herein) and up to 1,489,728 Exchange Shares (subject to adjustment up to 1,713,198 shares as described herein). The Estimated Valuation Range may be increased or decreased to reflect changes in market and economic conditions prior to completion of the Conversion and Reorganization, and under certain circumstances specified herein subscribers will be resolicited and given the right to modify or cancel their orders. See "The CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

     Purchase Limitations on Conversion Shares. Except for the ESOP, which is expected to subscribe for 8% of the Conversion Shares issued in the Conversion Offerings, the Plan of Conversion provides for the following purchase limitations: (i) the maximum number of Conversion Shares that may be subscribed for or purchased in all categories in the Conversion Offerings by any person, when combined with any Exchange Shares received, shall not exceed 1% of the Conversion Shares issued in the Conversion Offerings, and (ii) the maximum number of Conversion Shares that may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with all associates or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 2% of the Conversion Shares issued in the Conversion Offerings. The minimum order is 25 Conversion Shares. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offerings" and "-- Limitations on Purchase of Conversion Shares."

     Market for the Common Stock. The Holding Company has received [conditional approval] to list the Common Stock on the Nasdaq National Market under the symbol "PSBI." Prior to the Conversion and Reorganization, the Public Savings Bank Shares have been traded on the OTC Bulletin Board under the same trading symbol. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                           PENNSYLVANIA SAVINGS BANK
                          PHILADELPHIA, PENNSYLVANIA





















                        [Map to be filed by amendment]
























THE CONVERSION AND REORGANIZATION IS CONTINGENT UPON APPROVAL OF THE PLAN OF CONVERSION BY AT LEAST A MAJORITY OF THE TOTAL NUMBER OF VOTES ELIGIBLE TO BE CAST BY THE MHC'S MEMBERS (THE "MEMBERS") AS OF ____________, 1998 (THE "VOTING RECORD DATE"), BY THE HOLDERS OF A MAJORITY OF THE PUBLIC SAVINGS BANK SHARES AS OF THE VOTING RECORD DATE AND BY HOLDERS OF TWO-THIRDS OF THE SAVINGS BANK COMMON STOCK (INCLUDING THE MHC) CAST BY HOLDERS OF SAVINGS BANK COMMON STOCK AT THE MEETING OF SHAREHOLDERS, THE SALE OF AT LEAST 1,190,000 CONVERSION SHARES PURSUANT TO THE PLAN OF CONVERSION, AND THE RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

                                CAPSULE SUMMARY

PSB Bancorp, Inc.........   The Holding Company was organized on October 3,
                            1997 under Pennsylvania law at the direction of the Savings Bank. The Holding Company has been formed to acquire the Savings Bank as a wholly-owned subsidiary upon consummation of the Conversion and Reorganization. The Holding Company has engaged only in organizational activities to date.

PSB Mutual Holding
 Company.................   The MHC is the Pennsylvania-chartered mutual
                            holding company for the Savings Bank formed in October 1995 to act as the mutual holding company for the Savings Bank (the "MHC Reorganization"). As part of the Conversion and Reorganization, the MHC will convert to a Pennsylvania-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity.

Pennsylvania Savings
 Bank....................   The Savings Bank is a Pennsylvania-chartered savings
                            bank, headquartered in Philadelphia, Pennsylvania.

The Conversion and
 Reorganization..........   Under the Plan of Conversion, (i) the MHC will
                            convert to an interim state stock savings bank
                            ("Interim A") and simultaneously merge with and into
                            the Savings Bank, pursuant to which the MHC will
                            cease to exist and the outstanding shares of Savings
                            Bank Common Stock held by the MHC will be canceled,
                            and (ii) an interim state stock savings bank
                            ("Interim B") will be formed as a wholly-owned
                            subsidiary of the Holding Company and will merge
                            with and into the Savings Bank, resulting in the
                            Savings Bank becoming a wholly-owned subsidiary of
                            the Holding Company, and the outstanding Public
                            Savings Bank Shares will be converted into the
                            Exchange Shares at the rate specified by Exchange
                            Ratio. The Exchange Ratio will result in the holders
                            of the outstanding Public Savings Bank Shares
                            owning, in the aggregate, approximately 48.06% of
                            the Common Stock to be outstanding upon the
                            completion of the Conversion and Reorganization,
                            determined without regard to any (i) payment of cash
                            in lieu of issuing fractional Exchange Shares and
                            (ii) Conversion Shares that may be purchased by
                            Public Shareholders (including the ESOP) in the
                            Conversion Offerings.
The Subscription, Direct
 Community and Syndicated
  Community Offerings ...   The Holding Company is offering up to 1,610,000
                            Conversion Shares in the Subscription, Direct
                            Community and Syndicated Community Offerings.
                            Conversion Shares are first being offered in the Subscription Offering through the exercise of Subscription Rights issued, in order of priority, to
                            (i) Eligible Account Holders; (ii) the ESOP; and
                            (iii) Supplemental Eligible Account Holders. Subject to the prior rights of Subscription Rights holders, Conversion Shares not subscribed for in the Subscription Offering are being offered in the Direct Community Offering to members of the general public with preference given first to Public
                            Shareholders (who are not Eligible Account Holders or Supplemental Eligible Account Holders) and then to natural persons and trusts of natural persons who are permanent residents of the Local
                            Community. It is anticipated that shares not subscribed for in the Subscription Offering and Direct Community Offering may be offered to the general public in the Syndicated Community
                            Offering.

Potential Benefits of
 Conversion and
 Reorganization to
 Management..............   The Board of Directors of the Holding Company, the
                            Board of Trustees of the Savings Bank, and executive officers and employees of the Holding Company and the Savings Bank will receive certain additional benefits as a result of the Conversion and Reorganization. See "MANAGEMENT -- Compensation of
                            Officers, Directors and Trustees Through Benefit
                            Plans."

Purchase Limitations.....   Except for the ESOP, (i) the maximum number of
                            Conversion Shares that may be subscribed for or purchased in all categories in the Conversion
                            Offerings by any person, when combined with any Exchange Shares received, shall not exceed 1% of the Conversion Shares issued in the Conversion
                            Offerings, and (ii) the maximum number of Conversion
                            Shares that may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with all associates or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 2% of the Conversion Shares issued in the Conversion
                            Offerings. The minimum order is 25 Conversion
                            Shares.

Stock Pricing and Number    Shares to be Issued in the Conversion and
 of Reorganization.......   Pennsylvania law and FDIC regulations require that
                            the aggregate purchase price of the Conversion
                            Shares be based upon an independent valuation of the pro forma market value of the MHC and the Savings
                            Bank, which was estimated by RP Financial to be $26,954,178 as of February 13, 1998 (the
                            "Appraisal"). The Appraisal was multiplied by 51.94% which represents the MHC's 51.5% interest in the Savings Bank adjusted for assets held by the MHC to determine the midpoint of the valuation range or $14,000,000. This was multiplied by 15% to determine the Estimated Valuation Range which ranges from $11.90 million to $16.10 million, or from 1,190,000
                            Conversion Shares to 1,610,000 Conversion Shares based on the Purchase Price as determined by the Primary Parties. The maximum of the Estimated
                            Valuation Range may be increased by up to 15% and the number of Conversion Shares may be increased to 1,851,500 shares.

                            Based on the 579,390 Public Savings Bank Shares outstanding at the date of this Prospectus, and assuming a minimum of 1,190,000 and a maximum of 1,610,000 Conversion Shares are issued in the Conversion Offerings, the Exchange Ratio is expected to range from approximately 1.9005 Exchange Shares to 2.5712 Exchange Shares for each Public Savings Bank Share issued and outstanding immediately prior to the consummation of the Conversion and Reorganization.

Use of Proceeds..........   The net proceeds from the sale of the Conversion
                            Shares are estimated to range from $11.42 million to $15.63 million, or $18.04 million if the Estimated
                            Valuation Range is increased by 15%. The Holding
                            Company has received conditional approval from the FDIC, the PDOB and the Board of Governors of the Federal Reserve System (the "Federal Reserve") to purchase all of the capital stock of the Savings
                            Bank to be issued in the Conversion and
                            Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings. This will result in the Holding Company retaining, for general corporate purposes, approximately $5.71 million to $7.82 million of the net proceeds, or up to $9.02 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" and "USE OF
                            PROCEEDS."

Market for Common Stock...  The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market under the symbol "PSBI" (the current symbol for the Public Savings Bank Shares, which are traded on the OTC Bulletin Board). See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

Dividend Policy..........   Following consummation of the Conversion and
                            Reorganization, the Holding Company's Board of
                            Directors will consider adopting a policy of paying regular cash dividends on the Common Stock. There can be no assurance that any dividends will be paid on the Common Stock or that if paid, such dividends will not be reduced or eliminated in future periods.
                            See "DIVIDEND POLICY."

Officers', Directors' and
 Trustees' Common Stock
 Purchases and
 Beneficial Ownership ...   In addition to an aggregate of 608,545 Exchange
                            Shares to be received by officers and trustees of the Savings Bank in the Exchange Offering based on an Exchange Ratio of 2.2358, officers and trustees are expected to subscribe for an aggregate of approximately 43,646 Conversion Shares, or 3.34% of the Conversion Shares based on the midpoint of the Estimated Valuation Range, respectively. See "COMMON
                            STOCK TO BE PURCHASED OR RECEIVED BY MANAGEMENT."

Risk Factors.............   See "RISK FACTORS" for a discussion of certain
                            risks related to the Conversion Offerings that should be considered by all prospective investors.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE BIF, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.

                              PROSPECTUS SUMMARY

     The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS.

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "RISK FACTORS" and elsewhere in this Prospectus.

PSB Bancorp, Inc.

     The Holding Company was organized on October 3, 1997 under Pennsylvania law at the direction of the Savings Bank. The Holding Company has been formed to acquire the Savings Bank as a wholly-owned subsidiary upon consummation of the Conversion and Reorganization. The Holding Company has engaged only in organizational activities to date. The Holding Company has received conditional approval from the Federal Reserve to become a bank holding company through the acquisition of 100% of the capital stock of the Savings Bank. Immediately following the Conversion and Reorganization, the only significant assets of the Holding Company will be the outstanding capital stock of the Savings Bank, 50% of the net proceeds of the Conversion Offerings (see "PRO FORMA DATA") and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Conversion Shares issued in the Conversion and Reorganization. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon consummation of the Conversion and Reorganization, the Holding Company will be classified as a bank holding company subject to Federal Reserve regulation. See "REGULATION -- Bank Holding Company Regulations." The main office of the Holding Company is located at Eleven Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103 and its telephone number is (215) 979-7900.

PSB Mutual Holding Company

     The MHC is the Pennsylvania-chartered mutual holding company for the Savings Bank. The MHC was formed in October 1995 to act as the holding company for the Savings Bank, a Pennsylvania-chartered capital stock savings bank. The members of the MHC consist of depositors of the Savings Bank. Currently, the MHC's sole business activity is holding 615,250 shares of Savings Bank Common Stock, which represents 51.5% of the outstanding shares as of the date of this Prospectus. As part of the Conversion and Reorganization, the MHC will convert to a Pennsylvania-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity. The MHC's main office is located at Eleven Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103 and its telephone number is (215) 979-7900.

Pennsylvania Savings Bank

     The Savings Bank is a Pennsylvania-chartered savings bank, headquartered in Philadelphia, Pennsylvania. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the BIF, however, it also pays SAIF insurance premiums with respect to the deposits that it assumed in the MHC Reorganization. The Savings Bank is regulated by the PDOB and the FDIC. At December 31, 1997, the Savings Bank had total assets of $129.34 million, total deposits of $108.73 million, and total shareholders' equity of $15.0 million, on a consolidated basis. The Savings Bank maintains six full-service offices in Montgomery and Philadelphia Counties, Pennsylvania. Five full-service offices are located in South Philadelphia and the Savings Bank's main office is located at Eleven Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103 and its telephone number is (215) 979-7900. The Savings Bank also has an office in Glenside, Montgomery County, Pennsylvania.

     The Savings Bank's predecessor, Pennsylvania Savings Association, converted from a state-chartered mutual savings association to a state-chartered mutual savings bank in 1990. Effective on October 20, 1995, this state-chartered mutual savings bank reorganized into a mutual savings bank holding company and transferred substantially all of its assets and liabilities to the Savings Bank, a newly-formed stock savings bank (referred to herein as the "MHC Reorganization.") The Savings Bank is now majority-owned by the MHC. References in this Prospectus to the Savings Bank include the Savings Bank's predecessors as the context requires.

     On October 20, 1995, when the MHC Reorganization was consummated, the Savings Bank completed its initial stock offering by issuing 1,173,250 shares of Savings Bank Common Stock, of which 558,000 shares were purchased by the Public Shareholders and 615,250 shares were issued to the MHC. Awards under the Savings Bank 1995 Management Recognition Plan subsequent to the initial public offering have increased the total shares issued and outstanding to 1,194,640 as of the date of this Prospectus, of which 579,390 shares are held by the Public Shareholders and 615,250 shares are held by the MHC.

     The Savings Bank's strategy is to maximize profitability by providing quality deposit and loan products in an efficient manner as a well-capitalized and independent savings bank. Generally, the Savings Bank has sought to implement this strategy by emphasizing retail deposits as its primary source of funds and maintaining a substantial part of its assets in locally originated residential first mortgage loans, commercial real estate loans, commercial business loans, construction loans and consumer loans, mortgage-backed securities and other liquid investment securities.

     The Savings Bank started an expansion of its branch network by opening a branch in Center City Philadelphia on June 14, 1996. The Savings Bank plans further expansion of its branch network in areas contiguous to its current market and then into the suburbs of Philadelphia by opening branch offices or acquiring the branches of other institutions.

     As part of this strategy, the Savings Bank continues to expand the operations of TransNational Mortgage Corp. ("TNMC"), its mortgage banking subsidiary. TNMC currently maintains a staff of six commissioned sales people to solicit mortgage loans throughout the Philadelphia metropolitan area and surrounding counties of Pennsylvania, New Jersey and Delaware. In addition, TNMC is processing and servicing loans for other mortgage companies and originating mortgages for sale in the secondary market. See "SUBSIDIARIES."

     The Savings Bank also plans to increase loan origination through its existing office network and is expanding other loan products such as commercial real estate loans, commercial business loans, construction loans and consumer loans. For the year ended December 31, 1997 loan originations other than residential first mortgage loans totalled $26.75 million, or 72.42% of originations during the period.

The Conversion and Reorganization

     Purposes of the Conversion and Reorganization. The Boards of Directors of the Primary Parties believe that the Conversion and Reorganization is in the best interests of the MHC and its members, the Savings Bank and its shareholders, and the communities served by the MHC and the Savings Bank. In their decision to pursue the Conversion and Reorganization, the Boards of Directors of the Primary Parties' considered the various advantages of the stock holding company form of organization, including: (i) the Holding Company's ability to repurchase Common Stock without adverse tax consequences, unlike the Savings Bank; (ii) the Holding Company's greater flexibility under current law and regulations relative to the MHC to acquire other financial institutions and diversify its operations; (iii) the larger capital base of the Holding Company relative to the Savings Bank that will result from the Conversion Offerings; and (iv) the potential increased liquidity in the Common Stock relative to the Public Savings Bank Shares because of the larger number of shares of Common Stock to be outstanding upon consummation of the Conversion and Reorganization. Currently, the Boards of Directors of the Primary Parties have no specific plans, arrangements or understandings, written or oral, regarding any stock repurchases or acquisitions. See "THE CONVERSION AND REORGANIZATION -- Purposes of Conversion and Reorganization."

     Description of the Conversion and Reorganization. The Boards of Trustees of the Savings Bank and the MHC adopted, on July 17, 1997 and amended on September 25, 1997 and the Board of Directors of the Holding Company adopted, on _______________, 1998 the Plan of Conversion which describes and controls the Conversion and Reorganization. Under the Plan of Conversion, (i) the MHC will convert to an interim Pennsylvania stock savings bank ("Interim A") and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the outstanding shares of Savings Bank Common Stock held by the MHC (615,250 shares, or 51.5% of the outstanding Savings Bank Common Stock as of the date of this Prospectus) will be canceled, and (ii) an interim Pennsylvania stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Savings Bank, resulting in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (579,390 shares or 48.5% of the outstanding Savings Bank Common Stock as of the date of this Prospectus) will be converted into the Exchange Shares at the rate specified by the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning, in the aggregate, approximately 48.06% of the Common Stock, determined without regard to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares that may be purchased by Public Shareholders (including the ESOP) in the Conversion Offerings. In accordance with FDIC policy, the Public Shareholders will receive only 48.06% of the Common Stock, which is slightly less than their 48.5% ownership in the Savings Bank, to reflect the contribution to the Holding Company on a consolidated basis, of the assets of the MHC.

     The following diagram outlines the current organizational structure of the Primary Parties and their ownership interests:


                                             Public
                             MHC          Shareholders
                             51.5%           48.5%

                                  Savings Bank


                                      100%

                                 Holding Company


                                      100%

                                    Interim B
                                 (in formation)




     The following diagram reflects the post-Conversion and Reorganization organizational structure of the Holding Company and the Savings Bank and their ownership interests. The ownership interests presented assumes no fractional Exchange Shares are issued, and does not give effect to purchases of any Conversion Shares by the Public Shareholders (including the ESOP) or the exercise of outstanding stock options. The Exchange Ratio is subject to adjustment if the updated Appraisal delivered prior to closing is adjusted.

                  Purchasers of            Former Public
                Conversion Shares          Shareholders
                     51.94%                  48.06%

                                 Holding Company


                                      100%


                                  Savings Bank

     Required Approvals. The PDOB and the Federal Reserve have approved, and the FDIC has issued its letter of nonobjection with respect to, the Plan of Conversion subject to (i) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of the MHC as of the close of business on the Voting Record Date at a special meeting of members called for the purpose of considering the Plan of Conversion (the "Members' Meeting"), (ii) the approval of the holders of at least two-thirds of the shares of Savings Bank Common Stock (including those shares held by the MHC) voted by holders of Savings Bank Common Stock at a meeting of shareholders called for the purpose of considering the Plan of Conversion (the "Shareholders' Meeting"), and (iii) the approval of the holders of at least a majority of votes cast by the Public Savings Bank Shares as of the close of business on the Voting Record Date present in person or by proxy at the Shareholders' Meeting. The MHC intends to vote its shares of Savings Bank Common Stock, in favor of the Plan of Conversion at the Shareholders' Meeting. In addition, as of December 31, 1997, directors and executive officers of the Primary Parties as a group (13 persons) owned of record 236,323, or 19.78%, of the outstanding shares of Savings Bank Common Stock, which they intend to vote in favor of the Plan of Conversion at the Shareholders' Meeting. Shareholders of the Savings Bank are entitled to dissent with respect to the Plan of Conversion and to obtain payment of the "fair value" of their Savings Bank Common Stock if the Plan of Conversion is consummated. See the "Dissenters' Rights" in the Savings Bank's Proxy Statement.


The Conversion Offerings

     The Conversion Offerings are being undertaken pursuant to the Plan of Conversion. The Holding Company is offering up to 1,610,000 Conversion Shares in the Conversion Offerings. Conversion Shares are first being offered in the Subscription Offering through the exercise of Subscription Rights issued, in order of priority, to (i) Eligible Account Holders; (ii) the ESOP; and (iii) Supplemental Eligible Account Holders. The Subscription Offering will expire on the Expiration Date, unless extended by the Board of Directors of the Holding Company.

     Subject to the prior rights of Subscription Rights holders, Conversion Shares not subscribed for in the Subscription Offering are being offered in the Direct Community Offering to members of the general public with preference given first to Public Shareholders (who are not Eligible Account Holders or Supplemental Eligible Account Holders) and then to natural persons and trusts of natural persons who are permanent residents of the Local Community. It is anticipated that shares not subscribed for in the Subscription Offering and Direct Community Offering may be offered to the general public in the Syndicated Community Offering. The Primary Parties reserve the absolute right to reject or accept any orders in the Direct Community Offering or the Syndicated Community Offering (if any), in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date. The closing with respect to all shares sold in the Conversion Offerings will occur simultaneously, and all Conversion Shares will be sold at the Purchase Price.

     The Primary Parties have retained Webb as their financial advisor in connection with the Conversion Offerings and to assist in soliciting subscriptions in the Conversion Offerings on a best efforts basis. See "The CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Offerings."


Potential Benefits of Conversion and Reorganization to Management

     1998 Stock Option Plan. The Board of Directors of the Holding Company intends to implement the 1998 PSB Bancorp, Inc. Stock Option Plan (the "1998 Stock Option Plan"), contingent upon receipt of shareholder approval at a meeting of the Holding Company's shareholders to be held no earlier than six months following the Conversion and Reorganization. Assuming 1,610,000 Conversion Shares are issued in the Conversion and Reorganization and receipt of the required approvals, the Holding Company may grant options to purchase 161,000 shares of the Common Stock to executive officers and directors as a group (13 persons) under the 1998 Option Plan during the life of the 1998 Stock Option Plan. The exercise price of the options, which would be granted at no cost to the recipient thereof, would be the fair market value of the Common Stock subject to the option on the date the option is granted.

     1998 PSB Bancorp, Inc. Management Recognition Plan. The Board of Directors of the Holding Company intends to implement the 1998 PSB Bancorp, Inc. Management Recognition Plan (the "1998 MRP") contingent upon the receipt of shareholder approval at a meeting of the Holding Company's shareholders to be held no earlier than six months following the Conversion and Reorganization. Subject to such approval, the 1998 MRP will purchase an amount of shares after the Conversion and Reorganization equal to up to 4% of the shares issued in the Conversion and Reorganization (64,400 shares at the maximum of the Estimated Valuation Range), which are expected to be issued to executive officers and directors of the Holding Company and its subsidiaries in the year following the Conversion and Reorganization. Under the 1998 MRP, the shares issued to directors and employees could be newly-issued shares or shares purchased in the open market. No shares will be awarded under the 1998 MRP prior to receipt of shareholder approval. Awards under the 1998 MRP would be granted at no cost to the recipient thereof.


Prospectus Delivery and Procedure for Purchasing Conversion Shares


     To ensure that each prospective purchaser receives a Prospectus at least 48 hours prior to the Expiration Date as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed later than five days or hand delivered later than two days prior to the Expiration Date. Execution of the Stock Order Form will confirm receipt or delivery of a Prospectus as required by Rule 15c2-8. Stock Order Forms will be distributed only with a Prospectus.


     To ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified, such parties must list all deposit accounts on the Stock Order Form giving all names on each deposit account and the account balance at the applicable eligibility date.


     Full payment by check, cash (only if delivered in person at an office of the Savings Bank), money order, bank draft or withdrawal authorization must accompany an original Stock Order Form (facsimile copies and photocopies will not be accepted) and a fully executed separate Certification Form. Payment by wire transfer will not be accepted. Orders cannot and will not be accepted without execution of the Certification Form appearing on the reverse side of the Stock Order Form. See "THE CONVERSION AND REORGANIZATION -- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offering."


Purchase Limitations


     Except for the ESOP, which is expected to subscribe for 8% of the Conversion Shares issued in the Conversion and Reorganization, the Plan of Conversion provides for the following purchase limitations: (i) the maximum number of Conversion Shares that may be subscribed for or purchased in all categories in the Conversion Offerings by any person, when combined with any Exchange Shares received, shall not exceed 1% of the Conversion Shares issued in the Conversion Offerings, and (ii) the maximum number of Conversion Shares that may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with all associates or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 2% of the Conversion Shares issued in the Conversion Offerings. The minimum order is 25 Conversion Shares. At any time during the Conversion Offerings, and without further approval by the MHC Members or the Public Shareholders, the Primary Parties, in their sole discretion, may increase any of the purchase limitations to up to 5% of the Conversion Shares issued in the Conversion and Reorganization. Under certain circumstances, subscribers may be resolicited in the event of such an increase and given the opportunity to increase, decrease or rescind their orders. If there is an oversubscription in the Conversion Offerings, Conversion Shares will be allocated as set forth in the Plan of Conversion. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offerings" and "-- Limitations on Purchases of Conversion Shares." Because the purchase limitations set forth in the Plan of Conversion take into account the Exchange Shares to be issued to the Public Shareholders for their Public Savings Bank Shares, certain Public Shareholders, including members of management of the Savings Bank, may be limited or have no ability to purchase Conversion Shares in the Conversion Offerings. See "COMMON STOCK TO BE PURCHASED OR RECEIVED BY MANAGEMENT."


Stock Pricing and Number of Shares to be Issued in the Conversion and Reorganization


     Pennsylvania law and FDIC regulations require the aggregate purchase price of the Conversion Shares be consistent with the appraisal of the estimated pro forma market value of the MHC and the Savings Bank, which was converted by multiplying the Appraisal by the MHC's percentage interest in the Savings Bank (51.5%); this calculation ensures that the Public Shareholders will continue to hold approximately the same aggregate percentage ownership interest in the Holding Company as they held in the Savings Bank before the Conversion and Reorganization (before giving effect to the payment of cash in lieu of issuing fractional Exchange Shares and any Conversion Shares purchased by the Public Shareholders or the ESOP in the Conversion Offerings or thereafter). The resulting figure represents the midpoint of the Estimated Valuation Range. This amount is $14.00 million, or 1,400,000 Conversion Shares based on the Purchase Price. Therefore, RP Financial estimated the pro forma market value range from $11.9 million to $16.10 million as of December 31, 1997, and upon the Board of Directors and Boards of Trustees of the Primary Parties choosing a purchase price of $10.00 the number of Conversion Shares issued shall range from 1,190,000 Conversion Shares to 1,610,000 Conversion Shares based on the Purchase Price.

     The full text of the independent appraisal describes the procedures followed, the assumptions made, limitations on the review undertaken and matters considered, which included but did not depend on the trading market for the Savings Bank Common Stock. See "MARKET FOR COMMON STOCK". The appraisal will be updated or confirmed at the completion of the Conversion Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of Conversion Shares may be increased to 1,851,500 shares due to material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Shares are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. All Conversion Shares will be sold at the Purchase Price, which was established by the Board of Directors of the Holding Company. Any increase or decrease in the number of Conversion Shares will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 51.94% and 48.06%, respectively, of the total outstanding shares of Common Stock. Nevertheless, Exchange Shares may represent a lesser percentage of the total outstanding shares of Common Stock if there are insufficient shares for the ESOP to purchase 8.0% of the Conversion Shares issued in the Conversion and Reorganization, and the Holding Company issues authorized but unissued shares to the ESOP to satisfy its order. See "PRO FORMA DATA," "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs" and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." The appraisal is not intended to be and should not be construed as a recommendation of any kind as to the advisability of purchasing Common Stock in the Conversion Offerings nor can assurance be given that purchasers of the Common Stock in the Conversion Offerings will be able to sell such shares after consummation of the Conversion and Reorganization at a price that is equal to or above the Purchase Price. Furthermore, the pro forma shareholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to shareholders in the event of liquidation. A complete copy of the appraisal is available upon request. See "ADDITIONAL INFORMATION."

     Based on the 579,390 Public Savings Bank Shares outstanding at the date of this Prospectus, and assuming a minimum of 1,190,000 and a maximum of 1,610,000 Conversion Shares are issued in the Conversion Offerings, the Exchange Ratio is expected to range from approximately 1.9005 Exchange Shares to 2.5712 Exchange Shares for each Public Savings Bank Share issued and outstanding immediately prior to the consummation of the Conversion and Reorganization. The Exchange Ratio will be affected if any stock options to purchase shares of Savings Bank Common Stock are exercised after the date of this Prospectus and before the consummation of the Conversion and Reorganization. If any stock options are outstanding immediately before the consummation of the Conversion and Reorganization, they will be converted into options to purchase shares of Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged. The duration of the options also will be unchanged. As of the date of this Prospectus, there were outstanding options to purchase 36,859 shares of Savings Bank Common Stock at a weighted-average exercise price of $12.12 per share. The Savings Bank has no plans to grant additional stock options before the consummation of the Conversion and Reorganization.

     The following table sets forth, based upon the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, the following: (i) the total number of Conversion Shares and Exchange Shares to be issued in the Conversion, (ii) the percentage of the total Common Stock represented by the Conversion Shares and the Exchange Shares, and (iii) the Exchange Ratio. The table assumes that there is no cash paid in lieu of issuing fractional Exchange Shares.

                                                                                Shares
                         Conversion Shares           Exchange Stock to        of Common
                           to Be Issued                  Be Issued             Stock to
                     -------------------------   -------------------------     be Out-       Exchange
                        Amount       Percent        Amount       Percent       standing       Ratio
                     -----------   -----------   -----------   -----------   -----------   -----------
Minimum ..........   1,190,000     51.94%        1,101,131     48.06%        2,291,131     1.9005
Midpoint .........   1,400,000     51.94%        1,295,417     48.06%        2,695,417     2.2358
Maximum ..........   1,610,000     51.94%        1,489,728     48.06%        3,099,728     2.5712
15% above
 Maximum .........   1,851,500     51.94%        1,713,198     48.06%        3,564,698     2.9569

Use of Proceeds

     The net proceeds from the sale of the Conversion Shares are estimated to range from $11.43 million to $15.63 million, or $18.04 million if the Estimated Valuation Range is increased by 15%. The Holding Company has received conditional FDIC and PDOB approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion and Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings. This will result in the Holding Company retaining approximately $5.72 million to $7.82 million of the net proceeds, or up to $9.02 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA."

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations.

     A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the ESOP to enable it to refinance its existing third party loan used to purchase shares of Savings Bank Common Stock in the MHC Reorganization $295,000 (outstanding balance at December 31, 1997) and to purchase 8% of the shares of Conversion Shares issued in the Conversion and Reorganization ($1.29 million at the maximum of the Estimated Valuation Range). Such loan would be repaid principally from the Savings Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations or in a deposit account at the Savings Bank or another financial institution. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the shareholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the 1998 MRP or to provide shares to be issued upon exercise of stock options) to the extent permitted under Pennsylvania and federal law. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities. See "Use of Proceeds."

Market for Common Stock

     The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market under the symbol "PSBI" (the current symbol for the Public Savings Bank Shares, which are traded on the OTC Bulletin Board). The Nasdaq National Market requires the Company to have three market makers for the Common Stock. The Company expects that KB&W and at least two other broker-dealers will be market makers for the Common Stock following consummation of the Conversion and Reorganization. No assurance can be given that an active and liquid trading market for the Common

Stock will develop or, if developed that it will continue. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion and Reorganization. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."


Dividend Policy

     The Savings Bank is not currently paying dividends. Following consummation of the Conversion and Reorganization, the Holding Company's Board of Directors will consider adopting a policy of paying regular cash dividends on the Common Stock. Declarations of dividends (regular and special) by the Holding Company's Board of Directors will depend upon a number of factors, including the amount of the net proceeds from the Conversion Offerings retained by the Holding Company, investment opportunities available to the Holding Company or the Savings Bank, capital requirements, regulatory limitations, the Holding Company's and the Savings Bank's financial condition and results of operations, tax considerations, capital requirements, industry standards, economic conditions, and other factors, including the regulatory restrictions that affect the payment of dividends by the Savings Bank to the Holding Company. Consequently, there can be no assurance that any dividends will be paid on the Common Stock or that if paid, such dividends will not be reduced or eliminated in future periods. See "DIVIDEND POLICY."


Officers' and Directors' Common Stock Purchases and Beneficial Ownership

     At December 31, 1997, officers and trustees of the Savings Bank (thirteen persons) beneficially owned 272,182 shares of Savings Bank Common Stock. See "MANAGEMENT OF THE SAVINGS BANK -- Beneficial Owners of Savings Bank Common Stock." In addition to an aggregate of 608,545 Exchange Shares to be received by officers and trustees of the Savings Bank in the Exchange Offering based on an Exchange Ratio of 2.2358, officers and trustees are expected to subscribe for an aggregate of approximately 46,827 Conversion Shares, or 3.34% of the Conversion Shares based on the midpoint of the Estimated Valuation Range. See "COMMON STOCK TO BE PURCHASED OR RECEIVED BY MANAGEMENT" and "RISK FACTORS -- Antitakeover Considerations -- Voting Control by Insiders."


Risk Factors

     See "RISK FACTORS" for a discussion of certain risks related to the Conversion and Reorganization that should be considered by all prospective investors.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiaries at the dates and for the periods indicated. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus. After the end of the Savings Bank's fiscal year ended September 30, 1995, the Savings Bank elected to change its fiscal year end to December 31.




                                                                                    At or for the
                                                                                     years ended
                                                                                     December 31,
                                                                             ----------------------------
                                                                                  1997           1996
                                                                             -------------  -------------
                                                                             (Dollars in thousands except
                                                                                   per share data)
Balance Sheet Data:
Total assets ..............................................................    $ 129,338      $ 118,435
Cash and cash equivalents .................................................       27,888         31,622
Loans receivable, net .....................................................       61,915         52,586
Loans held for sale .......................................................        6,575          4,598
Investment securities .....................................................       22,621         18,973
Mortgage-backed securities ................................................        5,002          5,942
Deposits ..................................................................      108,734        100,574
Retained earnings and shareholders'
 equity (1) ...............................................................       14,998         14,169
Book value per share ......................................................       12.55          11.94
Summary Statement of Operations:
Interest income ...........................................................        8,740          8,039
Interest expense ..........................................................        4,564          4,118
                                                                               ---------      ---------
 Net interest income ......................................................        4,176          3,921
Provision for loan losses .................................................           60            133
                                                                               ---------      ---------
 Net interest income after provision for loan losses ......................        4,116          3,788
                                                                               ---------      ---------
  Noninterest income ......................................................        1,071            915
  Noninterest expense .....................................................        4,134          4,363
Income before income taxes ................................................        1,053            340
Income tax provision ......................................................          345            201
Cumulative effect of prior years of a change in accounting principle ......           --             --
                                                                               ---------      ---------
Net income (2) ............................................................    $     708      $     139
                                                                               =========      =========
Earnings per share -- basic (3) ...........................................    $    0.61      $    0.12
                                                                               =========      =========
Earnings per share -- diluted .............................................    $    0.60      $    0.12
                                                                               =========      =========
Performance Data:
Return on average assets ..................................................         0.57%          0.12%
Return on average equity ..................................................         4.83%          0.98%
Dividend payout ratio .....................................................           --          31.25%
Equity to assets ..........................................................        11.88%         12.29%
Interest rate spread ......................................................         2.92%          2.95%
Asset Quality Ratios:
Nonperforming loans to total loans ........................................         3.34%          5.21%
Nonperforming assets to total assets ......................................         1.97%          2.74%
Allowance for loan losses to total loans ..................................         0.38%          0.39%
Allowance for loan losses to nonperforming loans ..........................        11.37%          7.45%
Allowance for loan losses to nonperforming assets .........................         9.33%          6.38%
Net charge-offs as a percentage of total loans ............................         0.05%          0.25%
Loans past due 90 days or more as to interest or principal and accruing
 interest .................................................................    $     200      $   2,009
Nonaccrual loans ..........................................................        1,894            770
Total nonperforming loans .................................................        2,094          2,779
Real estate owned (REO) ...................................................          457            465
Total nonperforming assets ................................................        2,551          3,244


                                                                                     At or for the years ended
                                                                                           September 30,
                                                                             -----------------------------------------
                                                                                  1995          1994          1993
                                                                             -------------  ------------  ------------
                                                                              (Dollars in thousands except per share
                                                                                               data)
Balance Sheet Data:
Total assets ..............................................................    $ 113,232      $ 99,696      $ 96,261
Cash and cash equivalents .................................................       29,777        21,371        30,680
Loans receivable, net .....................................................       51,212        50,285        51,272
Loans held for sale .......................................................        1,041           185         1,544
Investment securities .....................................................       22,064        16,362         3,209
Mortgage-backed securities ................................................        5,578         7,382         6,289
Deposits ..................................................................       94,588        89,429        85,804
Retained earnings and shareholders'
 equity (1) ...............................................................        9,491         8,339         8,304
Book value per share ......................................................           --            --            --
Summary Statement of Operations:
Interest income ...........................................................        7,270         6,714         6,543
Interest expense ..........................................................        3,443         3,045         3,160
                                                                               ---------      --------      --------
 Net interest income ......................................................        3,827         3,669         3,383
Provision for loan losses .................................................           27            21            --
                                                                               ---------      --------      --------
 Net interest income after provision for loan losses ......................        3,800         3,648         3,383
                                                                               ---------      --------      --------
  Noninterest income ......................................................          876           674         1,018
  Noninterest expense .....................................................        3,584         3,211         2,899
Income before income taxes ................................................        1,092         1,111         1,502
Income tax provision ......................................................          433           470           610
Cumulative effect of prior years of a change in accounting principle ......           --            --            36
                                                                               ---------      --------      --------
Net income (2) ............................................................    $     659      $    641      $    928
                                                                               =========      ========      ========
Earnings per share -- basic (3) ...........................................    $      --      $     --      $     --
                                                                               =========      ========      ========
Earnings per share -- diluted .............................................    $      --      $     --      $     --
                                                                               =========      ========      ========
Performance Data:
Return on average assets ..................................................         0.60%         0.63%         1.08%
Return on average equity ..................................................         6.94%         7.24%        11.42%
Dividend payout ratio .....................................................           --            --            --
Equity to assets ..........................................................         8.65%         8.74%         8.45%
Interest rate spread ......................................................         3.32%         3.61%         3.55%
Asset Quality Ratios:
Nonperforming loans to total loans ........................................         4.50%         4.21%         2.94%
Nonperforming assets to total assets ......................................         2.49%         2.49%         2.07%
Allowance for loan losses to total loans ..................................         0.40%         0.41%         0.36%
Allowance for loan losses to nonperforming loans ..........................         8.91%         9.65%        12.38%
Allowance for loan losses to nonperforming assets .........................         7.38%         8.37%         9.36%
Net charge-offs as a percentage of total loans ............................         0.05%           --            --
Loans past due 90 days or more as to interest or principal and accruing
 interest .................................................................    $   1,565      $  1,417      $  1,167
Nonaccrual loans ..........................................................          770           738           344
Total nonperforming loans .................................................        2,335         2,155         1,511
Real estate owned (REO) ...................................................          482           330           486
Total nonperforming assets ................................................        2,817         2,485         1,997


------------
(1) Includes only retained earnings prior to the MHC Reorganization completed on October 20, 1995.
(2) The Savings Bank was assessed a one-time fee of $567,000 in 1996 to recapitalize the SAIF.
(3) Represents earnings per share for the Savings Bank.
(4) Ratios annualized.

                                 RISK FACTORS

     Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the Risk Factors presented below, in addition to matters discussed elsewhere in this Prospectus.

Cost of Expansion

     The Savings Bank's business strategy is to maintain its core customer base in South Philadelphia and to expand its market to include other segments of the metropolitan Philadelphia market. As a component of the Savings Bank's regional expansion strategy, the Savings Bank intends to continue its expansion of and develop nonresidential real estate lending, commercial lending, and mortgage banking operations throughout the metropolitan Philadelphia area and the adjacent counties in Pennsylvania, New Jersey and Delaware.

     The Savings Bank's expansion strategy, including expansion of its mortgage banking activities, has materially increased operating expenses associated with leasing additional office space, related equipment expense and salary and benefit expenses for additional personnel, and operating expenses are expected to continue to increase as the Savings Bank continues to expand. Increased revenues from the expansion of the Savings Bank's territory and services has and will continue to lag behind the expenses incurred by implementing the expansion strategy for the foreseeable future. Purchasers should be aware that this expansion strategy will adversely affect the Savings Bank's earnings and earnings per share. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Business Strategy."

Risks of Low Return on Equity After Conversion and Reorganization

     Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Savings Bank's return on equity for the year ended December 31, 1997 was 4.83% and for year ended December 31, 1996 it was .98% and the Holding Company's post-Conversion and Reorganization return on equity will be less than the average return on equity for publicly traded thrift institutions and their holding companies. In order for the Holding Company to achieve a return on equity comparable to the return on equity of other publicly traded companies, the Savings Bank will have to materially increase net income or reduce shareholders' equity, or both, commensurate with the increase in equity resulting from the Conversion and Reorganization. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Savings Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the 1998 MRP (see "-- New Expenses Associated with ESOP and 1998 MRP"), along with other post-Conversion and Reorganization expenses are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Savings Bank intends to deploy the net proceeds of the Conversion Offerings to support its lending activities to increase earnings per share and book value per share, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity that will meet or exceed the average return on equity for publicly traded thrift institutions.

Risks of Commercial and Nonresidential Lending

     There are risks attendant to adding nonresidential real estate lending and commercial lending to the business of the Savings Bank. Commercial loans are generally more interest rate sensitive and carry higher yields than do residential loans, and are generally believed to carry a higher level of credit risk than do residential loans. In addition, nonresidential loans are generally more expensive to administer than are residential loans. As of December 31, 1997, commercial and nonresidential loans and residential one-to-four family loans comprised 21.24% and 71.59% of the Savings Bank's loan portfolio. In addition, $2.82 million and $28.32 million of commercial and nonresidential and one-to-four-family loans were originated for the year ended December 31, 1997.

     The nonresidential real estate lending that the Savings Bank engages in typically involves larger loans to a single obligor and is generally viewed as exposing the lender to a greater risk of loss than residential one-to-four family lending. Nonresidential real estate property values are also generally subject to greater volatility than residential property values. The liquidation values of commercial properties may be adversely affected by risks generally incident to interests in real property, including changes or continued weakness in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental, room or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses (including energy costs); the availability of refinancing; changes in governmental rules, regulations and fiscal policies, including rent control ordinances, environmental legislation and taxation; and other factors beyond the control of the borrower or the lender. It should also be noted that the resale market for nonresidential real estate loans is less liquid than the well established secondary market for residential real estate loans, which could result in the Savings Bank recognizing losses upon any such sales. For a more detailed discussion of the specific characteristics of the Savings Bank's real estate loan portfolio, see "BUSINESS -- Business of the Savings Bank -- Lending Activities."

Anticipated Increase in Provision for Loan Losses

     Historically, the Savings Bank's loan portfolio has consisted mainly of residential real estate loans and the amount of the allowance for loan losses has been established based upon the Savings Bank's assessment of the risks inherent in this residential loan portfolio. Because the Savings Bank is expanding its origination of commercial, commercial real estate and consumer loans, which entail greater risk than residential lending, the Savings Bank anticipates that it will increase its provision for loan losses in future periods. In addition, the provision for loan losses may increase in 1998 and 1999 if management determines that losses inherent in the existing portfolio of nonaccrual loans exceeds anticipated recoveries.

Risks of Mortgage Banking

     Through its subsidiary, TNMC, the Savings Bank has conducted a mortgage banking operation since 1989. Mortgage banking consists primarily of the origination, purchase, sale and servicing of first mortgage loans secured by one- to four-family homes. Such loans are sold either as individual loans, as mortgage-backed securities, or as participation certificates issued or guaranteed by FNMA or FHLMC.

     Because mortgage originations fluctuate significantly with the level of interest rates and other economic conditions, mortgage banking revenues are very cyclical. The profitability of mortgage banking operations depends primarily on managing the volume of loan originations and sales and the expenses associated with loan originations so that gains on the sale of loans together with fee income exceeds the costs of this activity. Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated by the Savings Bank and demanded by investors to whom the loans are sold. Generally, the Savings Bank's loan origination and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations and the profitability of this activity can vary significantly from period to period. In addition, the Savings Bank's results of operations are affected by the amount of non-interest expenses associated with mortgage-banking activities, such as compensation and benefits, occupancy and equipment expenses, and other operating costs. During periods of reduced loan demand, the Savings Bank's results of operations may be adversely affected to the extent that it is unable to reduce expenses commensurate with the decline in loan originations. To the extent TNMC revenues and profits become a significant component of the Savings Bank's consolidated revenues and net income, which is currently planned, an investor should be aware that earnings of the Savings Bank could fluctuate materially.

Dependence Upon Key Personnel

     The success of the Savings Bank and the Holding Company will depend heavily on the expertise and guidance of Vincent J. Fumo, Chief Executive Officer and Chairman of the Board of the Holding Company and the Savings Bank, and Anthony DiSandro, the President and Chief Operating Officer of the Holding Company and the Savings Bank, as well as certain other senior executive officers. The loss of the services of any of these key individuals would have a material adverse effect on the Savings Bank and the Holding Company. Neither the Savings Bank nor the Holding Company maintains key-man life insurance with respect to any of these individuals. See "MANAGEMENT."

Increased Expenses Associated With ESOP and 1998 MRP

     The Savings Bank will recognize material employee compensation and benefit expenses assuming the ESOP and the 1998 MRP are implemented. The amount of these new expenses cannot be predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized. Such expenses are recognized when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the 1997 MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price as fair market value. Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Employee Stock Ownership Plans," "- Accounting for Stock-Based Compensation," "MANAGEMENT -- Management of the Savings Bank -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."

Potential Benefits to Management

     At a meeting of shareholders to be held no earlier than six months following the consummation of the Conversion and Reorganization, the Holding Company expects to seek approval of the 1998 MRP and the 1998 Stock Option Plan. The Holding Company expects to acquire Common Stock on behalf of the 1998 MRP in an amount equal to 4% of the Common Stock issued in the Conversion and Reorganization, or 47,600 and 64,400 Conversion Shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases or from authorized but unissued shares of Common Stock. In addition, the Holding Company intends to reserve for future issuance pursuant to the 1998 Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Conversion Shares issued in the Conversion and Reorganization (119,000 and 161,000 Conversion Shares at the minimum and the maximum of the Estimated Valuation Range, respectively).

     Voting Control by Insiders. In addition to an aggregate of 608,545 Exchange Shares to be received by trustees or directors, as the case may be, and officers of the Savings Bank and the Holding Company in the Exchange Offering based on an Exchange Ratio of 2.2358, directors and officers expect to subscribe for 46,827 Conversion Shares. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Conversion and Reorganization to the ESOP. Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares. Mr. Fumo and Mr. DiSandro serve as the ESOP trustees.

     Assuming (i) the receipt of Exchange Shares and the purchase of Conversion Shares by the directors and officers described above, (ii) the implementation of the 1998 MRP and the 1998 Stock Option Plan, (iii) the open market purchase of shares on behalf of the 1998 MRP, (iv) the purchase by the ESOP of 8% of the Conversion Shares sold in the Conversion Offerings, and (v) the grant of stock options equal to 10% of the number of shares of Conversion Shares issued in the Conversion and Reorganization, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 36.05% and 35.51% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control might preclude or make more difficult takeover attempts that certain shareholders may deem to be in their best interest and might tend to perpetuate existing management.

     As a result of the purchases by management and the number of Exchange Shares to be received by management, management could acquire a substantial interest in the Company and, if each member of management were to act consistently with each other, could have significant influence over the outcome of the election of directors and any other shareholder vote, especially a vote on matters requiring the approval of 80% of the outstanding Common Stock, such as certain business combinations. Management might thus have the power to authorize actions that may be viewed as contrary to the best interests of non-affiliated holders of Common Stock and might have substantial power to block actions that such holders may deem to be in their best interests. See "Pro Forma Data," "Management -- Certain Benefit Plans and Agreements," "The Conversion -- Proposed Management Purchases," and "Certain Restrictions on Acquisition of the Company."

     Provisions of Employment and Severance Agreements and Severance Plan. The employment agreements of Vincent J. Fumo and Anthony DiSandro provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Savings Bank. Assuming a change of control occurred as of December 31, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $4.6 million excluding the value of health insurance, life insurance and disability benefits. These agreements and plans may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Savings Bank. See "MANAGEMENT -- Management of the Savings Bank -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

Possible Dilutive Effect of Benefit Programs

     The 1998 MRP intends to acquire an amount of Common Stock equal to 4% of the Conversion Shares issued in the Conversion and Reorganization. Such shares of Common Stock may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock. If the 1998 MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing shareholders will be diluted and net income per share and shareholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT -- Management of the Savings Bank -- Benefits - Management Recognition Plan." The 1998 MRP is subject to approval by the Holding Company's shareholders.

     The 1998 Stock Option Plan will provide for options to acquire up to a number of shares of Common Stock of the Holding Company equal to 10% of the Conversion Shares issued in the Conversion and Reorganization. Upon exercise of the options, Shares may be issued from authorized but unissued shares which would result in the dilution of the voting interests of existing shareholders and may decrease net income per share and shareholders' equity per share. See "MANAGEMENT -- Management of the Savings Bank -- Benefits -- 1998 Stock Option Plan." The 1998 Stock Option Plan is subject to approval by the Holding Company's shareholders.

     The Savings Bank maintains a 1995 Stock Option Plan that was implemented in connection with the MHC Reorganization. As of the date of this Prospectus, no shares of Savings Bank Common Stock remain reserved for issuance under the 1995 Stock Option Plan and options for 35,859 shares have been granted to optionees but remain unexercised. Upon consummation of the Conversion and Reorganization, the 1995 Stock Option Plan will be assumed by the Holding Company and shares of Common Stock will be issued in lieu of shares of Savings Bank Common Stock pursuant to the terms of the 1995 Stock Option Plan.

     The Board of Directors expects it will award over time MRP shares and grant options to officers, directors and employees of the Holding Company and the Savings Bank. At an assumed price of $10.00 the MRP shares have a value of $442,000 and $598,000 at the minimum and the maximum of the Estimated Valuation Range, respectively. The Options will have value only if the market price increases above the exercise price of the option, which will be the market value of the Common Stock on the date the option is granted.

     If the ESOP is not able to purchase 8% of the shares of Conversion Shares issued in the Conversion Offerings, the ESOP may acquire newly issued shares from the Holding Company. In such event, the voting interests of existing shareholders will be diluted and net income per share and shareholders' equity per share will be decreased. See "MANAGEMENT -- Management of the Savings Bank -- Benefits -- Employee Stock Ownership Plan."

Certain Anti-takeover Provisions

     The Holding Company's Articles of Incorporation and Bylaws contain certain provisions that may have the effect of discouraging a non-negotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Holding Company, the assumption of control of the Holding Company by a holder of a large block of Common Stock or the removal of the Holding Company's management, all of which certain shareholders might deem to be in their best interests. These provisions include, among other things (i) the classification of the terms of the members of the Board of Directors, (ii) supermajority provisions for the approval of certain business combinations and amendments of the Articles of Incorporation or Bylaws of the Holding Company, and (iii) elimination of cumulative voting in the election of directors. The provisions in the Holding Company's Articles of Incorporation requiring a supermajority vote for the approval of certain business combinations provide that the supermajority voting requirements and voting restrictions do not apply to business combinations meeting the Holding Company's Board of Director approval requirements. The Holding Company's Articles of Incorporation also authorize the issuance of 5,000,000 shares of preferred stock as well as 15,000,000 shares of Common Stock. These shares could be issued without shareholder approval on terms or in circumstances that could deter a future takeover attempt.

Interest Rate Risk

     Like all financial institutions, the Savings Bank's financial condition and results of operations are influenced significantly by general economic conditions, the related monetary and fiscal policies of the federal government and government regulations. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market interest rates. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of housing and the availability of funds. The Savings Bank's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred from interest-bearing liabilities. The Savings Bank's results of operations would be adversely affected by a material prolonged increase in market interest rates. Changes in the level of interest rates also affect the volume of loans originated or purchased by the Savings Bank and, thus, the amount of loan and commitment fees, as well as the market value of the Savings Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Savings Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates that are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles that, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

Competition

     The Savings Bank has faced, and will continue to face, strong competition both in making loans and attracting deposits. The Savings Bank's primary market has a high concentration of financial institutions, many of which are affiliated with large bank holding companies that have greater financial resources than the Savings Bank and all of which compete with the Savings Bank in varying degrees. Competition for loans principally comes from commercial banks, thrift institutions, credit unions and mortgage banking companies. Historically, commercial banks, thrift institutions and credit unions have been the Savings Bank's most direct competition for deposits. The Savings Bank also competes with short-term money market mutual funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Savings Bank may be forced to offer lower loan interest rates periodically. Conversely, in competing for deposits, the Savings Bank may be forced to offer higher deposit interest rates periodically. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE SAVINGS BANK -- Competition."

Absence of Prior Market for the Common Stock

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Prior to the Conversion and Reorganization, the Public Savings Bank Shares have been traded on the OTC Bulletin Board under the symbol "PSBI." Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq Stock Market also under the symbol "PSBI," there can be no assurance that an active and liquid market for the Common Stock will develop or, if developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

Possible Increase in Estimated Valuation Range and Number of shares Issued

     The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Savings Bank, market conditions or general financial, economic or regulatory conditions following the commencement of the Conversion Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 1,851,500 Conversion Shares at the Purchase Price would be issued for an aggregate price of up to $18,515,000. This increase in the number of shares would decrease a subscriber's pro forma net income per share and shareholders' equity per share, increase the Holding Company's pro forma consolidated shareholders' equity and net earnings, and increase the Purchase Price as a percentage of pro forma shareholders' equity per share and net income per share. See "PRO FORMA DATA."

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

     If the Subscription Rights granted to Eligible Account Holders and Supplemental Eligible Account Holders of the Savings Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the Subscription Rights. Additionally, the Savings Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Savings Bank has been advised by RP Financial that such rights have no value; however, RP Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Tax Effects."

Risk of Delayed Offering

     The Company and the Savings Bank expect to complete the Conversion and Reorganization within the time periods indicated in this Prospectus. Specifically, the Subscription Offering will expire no more than thirty-five days after the date of mailing. Nevertheless, it is possible, although not anticipated, that adverse market, economic or regulatory conditions, or other factors would significantly delay the completion of the Conversion and result in increased costs or in changes in the Appraisal.

                               PSB BANCORP, INC.

     The Holding Company was organized on October 3, 1997 under the PBCL at the direction of the Savings Bank. The Holding Company has been formed to become the holding company for the Savings Bank upon consummation of the Conversion and Reorganization. The Holding Company has received conditional approval from the Federal Reserve to become a bank holding company and acquire 100% of the capital stock of the Savings Bank. Prior to the Conversion and Reorganization, the Holding Company will not engage in any material operations. After the Conversion and Reorganization, the Holding Company will be subject to regulation by the Federal Reserve, and its principal business will be the ownership of the Savings Bank. Immediately following the Conversion and Reorganization, the only significant assets of the Holding Company will be the capital stock of the Savings Bank, 50% of the net proceeds of the Conversion Offerings and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion and Reorganization. See "PRO FORMA DATA" and "BUSINESS -- Business of the Holding Company."

     The holding company structure will permit the Holding Company to expand the financial services currently offered through the Savings Bank. Management believes that the holding company structure and retention of a portion of the proceeds of the Conversion Offerings will facilitate the expansion and diversification of its operations. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions, including waiting periods. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. See "REGULATION -- Regulation of the Holding Company."

                           PENNSYLVANIA SAVINGS BANK

     The Savings Bank is a Pennsylvania-chartered savings bank, founded in 1923 and headquartered in Philadelphia, Pennsylvania. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the BIF. The Savings Bank has been a member of the FHLB system since 1937. The Savings Bank is regulated by the PDOB and the FDIC. At December 31, 1997, the Savings Bank had total assets of $129.34 million, total deposit accounts of $108.73 million, and total shareholders' equity of $15.00 million, on a consolidated basis.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $11.43 million to $15,63 million, or up to $18.04 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional Federal Reserve approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion and Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings. This will result in the Holding Company retaining approximately $5.72 million to $7.82 million of net proceeds, or up to $9.02 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA."

     Receipt of 50% of the net proceeds of the sale of the Conversion Shares will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations.

     In connection with the Conversion and Reorganization, the Holding Company intends to loan the ESOP the amount necessary to refinance the ESOP's existing third party loan used to purchase shares of Savings Bank Common Stock in the MHC Reorganization ($295,000 outstanding balance at December 31, 1997) and to purchase 8% of the shares of Common Stock sold in the Conversion Offerings ($6.05 million at the maximum of the Estimated Valuation Range). The Holding Company's loan to fund the ESOP's purchase of shares of Common Stock in the Conversion Offerings may range from $925,000 to $1.28 million based on the sale of 95,200 Conversion Shares to the ESOP (at the minimum of the Estimated Valuation Range) and 128,800 Conversion Shares (at the maximum of the Estimated Valuation Range), respectively, at the Purchase Price. If 15% above the maximum of the Estimated Valuation Range, or 1,851,500 Conversion Shares, are sold in the Conversion and Reorganization, the Holding Company's loan to the ESOP would be approximately $1.48 million (based on the sale of 148,120 Conversion Shares to the ESOP). The principal amount of the ESOP loan will be larger if the ESOP is unable to purchase shares in the Conversion and Reorganization and instead purchases shares in the open market at prices above the Purchase Price. It is anticipated that the ESOP loan will have a ten-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the Conversion and Reorganization. The loan will be repaid principally from the Savings Bank's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

     The net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations or in a deposit account either at the Savings Bank or another financial institution. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the shareholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Pennsylvania law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

     Following consummation of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to adopt plans for repurchases of Common Stock, subject to statutory and regulatory requirements. Facts and circumstances upon which the Holding Company's Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the Common Stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to shareholders by not issuing additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its shareholders. Any stock repurchases will be subject to a determination by the Holding Company's Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases and current Federal Reserve and FDIC policy with respect thereto, see "THE CONVERSION AND REORGANIZATION -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY
General

     The Savings Bank currently does not pay dividends. Upon completion of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. Following consummation of the Conversion and Reorganization, the Board of Directors of the Holding Company will consider adopting a policy of paying regular cash dividends on the Common Stock. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's and the Savings Bank's financial condition and results of operations, investment opportunities available to the Holding Company or the Savings Bank, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Savings Bank to the Holding Company. The primary source of dividends payable to the Holding Company will be dividends from the Savings Bank. The Savings Bank may pay dividends only out of retained earnings. As of December 31, 1997, the Savings Bank's retained earnings on a pro forma basis were $793,000. See "Capitalization." See "REGULATION -- Regulation of the Holding Company -- Restrictions on Dividends." No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "PSBI," there can be no assurance that the Holding Company will meet Nasdaq National Market listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. KB&W has agreed to make a market for the Common Stock following consummation of the Conversion and Reorganization, although it is under no obligation to do so, and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The Holding Company anticipates that prior to the completion of the Conversion and Reorganization it will be able to obtain the commitment from at least two additional broker-dealers to act as market makers for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

     Since the MHC Reorganization the Public Savings Bank Shares have been traded on the OTC Bulletin Board under the symbol "PSBI." The following table sets forth the high and low trading prices, as reported by the OTC Bulletin Board, and cash dividends paid for each quarter during the 1996 and 1997 fiscal years. However, there is no relation between the Purchase Price of the Common Stock and the trading prices of the Savings Bank Shares.

                                                                                                  Cash
                                                                                                Dividend
Year Ended December 31, 1996                                          High          Low         Declared
----------------------------                                      -----------   -----------   -----------
Quarter ended March 31, 1996 ..................................   $12.38       $ 11.50         $      0
Quarter ended June 30, 1996 ...................................    11.63         11.00           0.0375
Quarter ended September 30, 1996 ..............................    11.75         10.50                0
Quarter ended December 31, 1996 ...............................    13.75         13.00                0
Year Ended December 31, 1997
Quarter ended March 31, 1997 ..................................   $15.00       $ 14.00         $      0
Quarter ended June 30, 1997 ...................................    15.00         13.00                0
Quarter ended September 30, 1997 ..............................    25.00         14.50                0
Quarter ended December 31, 1997 ...............................    29.00         24.00                0
January 1, 1998 to Present
Quarter ended March 31, 1998 (through March 31, 1998) .........    26.25         26.25         $      0

                                CAPITALIZATION

     The following table presents the historical capitalization of the Savings Bank at December 31, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of PDOB and FDIC approval of an updated appraisal confirming such valuation. A change in the number of shares to be issued in the Conversion and Reorganization would materially affect pro forma consolidated capitalization.

                                                       Capitalization
                                                      of Savings Bank
                                                             at
                                                     December 31, 1997
                                                    -------------------
                                                      (In thousands)
Deposits(3) ......................................       $108,734
Borrowings .......................................          3,136
                                                         --------
Total deposits and borrowed funds ................       $111,870
                                                         ========
Shareholders' equity:
 Savings Bank Common Stock:
   10,000,000 shares, $1.00 par value per
    share authorized; 1,194,640 issued and
    outstanding ..................................       $  1,194
 Holding Company Common Stock:
   15,000,000 shares, no par value per share,
    authorized; specified number of shares
    assumed to be issued and outstanding .........              0
 Additional paid-in capital ......................         13,563
 Retained earnings(4) ............................            546
 Unrealized loss on securities available- for-
   sale, net of tax ..............................            (10)
Less:
   Holding Company Common Stock
    acquired by ESOP(5) ..........................           (295)
   Holding Company Common Stock to be
    acquired by 1998 MRP(6) ......................              0
                                                         --------
Total shareholders' equity .......................       $ 14,998
                                                         ========


                                                        Holding Company Pro Forma Consolidated Capitalization
                                                                       Based Upon the Sale of
                                                    -------------------------------------------------------------
                                                       1,190,000       1,400,000       1,610,000      1,851,500
                                                       shares at       shares at       shares at      shares at
                                                        $10.00          $10.00          $10.00          $10.00
                                                     Per Share(1)    Per Share(1)    Per Share(1)    Per Share(2)
                                                    --------------  --------------  --------------  -------------
                                                                           (In thousands)
Deposits(3) ......................................     $108,734        $108,734        $108,734       $108,734
Borrowings .......................................        3,136           3,136           3,136          3,136
                                                       --------        --------        --------       --------
Total deposits and borrowed funds ................     $111,870        $111,870        $111,870       $111,870
                                                       ========        ========        ========       ========
Shareholders' equity:
 Savings Bank Common Stock:
   10,000,000 shares, $1.00 par value per
    share authorized; 1,194,640 issued and
    outstanding ..................................     $      0        $      0        $      0       $      0
 Holding Company Common Stock:
   15,000,000 shares, no par value per share,
    authorized; specified number of shares
    assumed to be issued and outstanding .........            0               0               0              0
 Additional paid-in capital ......................       26,183          28,283          30,383         32,798
 Retained earnings(4) ............................          793             793             793            793
 Unrealized loss on securities available- for-
   sale, net of tax ..............................          (10)            (10)            (10)           (10)
Less:
   Holding Company Common Stock
    acquired by ESOP(5) ..........................       (1,247)         (1,415)         (1,583)        (1,776)
   Holding Company Common Stock to be
    acquired by 1998 MRP(6) ......................         (476)           (560)           (644)          (741)
                                                       --------        --------        --------       --------
Total shareholders' equity .......................     $ 25,243        $ 27,091        $ 28,939       $ 31,064
                                                       ========        ========        ========       ========


------------
(1) Does not reflect the possible increase in the Estimated Valuation Range or the issuance of additional shares under the 1998 Stock Option Plan.
(2) Represents the pro forma capitalization of the Holding Company if the aggregate number of Conversion Shares issued in the Conversion and Reorganization is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA."
(3) Withdrawals from deposit accounts for the purchase of Conversion Shares are not reflected. Such withdrawals will reduce pro forma deposits.
(4) Pro forma retained earnings include $247,000 of cash or cash equivalent assets of the MHC. The other asset of the MHC, investment in subsidiary, is eliminated upon consolidation. The MHC has no material liabilities. No consideration will be paid by the Holding Company or the Savings Bank in connection with the merger of the MHC and the Savings Bank. Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account that will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders at the consummation of the Conversion and Reorganization. See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Liquidation Account."
(5) Assumes that 8% of the Conversion Shares sold in the Conversion and Reorganization will be acquired by the ESOP with funds borrowed from the Holding Company. Under generally accepted accounting principles ("GAAP"), the amount of Conversion Shares to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participant accounts, a corresponding reduction in the charge against capital will occur. Because the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT
    -- Management of the Savings Bank -- Benefits -- Employee Stock Ownership Plan."
(6) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed 1998 MRP, of a number of shares equal to 4% of the shares of Conversion Shares issued in the Conversion and Reorganization at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of such additional Conversion Shares to the 1998 MRP from authorized but unissued shares of Common Stock would dilute the ownership interest of shareholders by 2.04%. The shares are reflected as a reduction of shareholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT -- Management of the Savings Bank -- Benefits -- Management Recognition
    Plan." The 1998 MRP is subject to shareholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     The following table presents the Savings Bank's historical and pro forma capital position relative to its capital requirements at December 31, 1997. The amount of capital infused into the Savings Bank for purposes of the following table is 50% of the net proceeds of the Conversion Offerings. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the 1998 MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the FDIC capital regulations as discussed under "REGULATION -- Regulation of the Savings Bank -- Capital Requirements."

                                         Historical as of
                                         December 31, 1997
                                      -----------------------
                                                    Percent
                                                       of
                                                    Adjusted
                                                     Total
                                        Amount     Assets(1)
                                      ----------  -----------
GAAP Capital .......................   $14,998    13.35%
Leverage capital(2) ................   $15,001    13.36%
Leverage capital requirement(2).....     6,739     6.00%
                                       -------    -----
Excess .............................   $ 8,262     7.36%
                                       =======    =====
Tier 1 risk-based capital(3) .......   $15,001    24.67%
Tier 1 capital requirement .........     2,432     4.00%
                                       -------    -----
Excess .............................   $12,569    20.67%
                                       =======    =====
Total risk-based capital(4) ........   $15,239    25.06%
Total risk-based capital
 requirement .......................     4,865     8.00%
                                       -------    -----
Excess .............................   $10,374    17.06%
                                       =======    =====
                                                                 PRO FORMA AT DECEMBER 31, 1997
                                      -------------------------------------------------------------------------------------------
                                                                                                                    15% Above
                                                                                                                    Maximum of
                                            Minimum of               Midpoint of              Maximum of             Estimated
                                             Estimated                Estimated                Estimated             Valuation
                                          Valuation Range          Valuation Range          Valuation Range            Range
                                      -----------------------  -----------------------  -----------------------  ----------------
                                                                                                                    1,851,500
                                                                                                                      shares
                                         1,900,000 shares         1,400,000 shares         1,610,000 shares         at $10.00
                                        at $10.00 Per Share      at $10.00 Per Share      at $10.00 Per Share       Per Share
                                      -----------------------  -----------------------  -----------------------  ---------------
                                                               (Dollars in thousands)
                                                    Percent                  Percent                  Percent               Percent
                                                       of                       of                       of                    of
                                                    Adjusted                 Adjusted                 Adjusted              Adjusted
                                                     Total                    Total                    Total                  Total
                                        Amount     Assets(1)     Amount     Assets(1)     Amount     Assets(1)     Amount  Assets(1)
                                      ----------  -----------  ----------  -----------  ----------  -----------  --------  ---------
GAAP Capital .......................   $19,530       16.58%     $20,328       17.12%     $21,126      17.64%      $22,043    18.24%
Leverage capital(2) ................   $19,533       16.58%     $20,331       17.12%     $21,129      17.65%      $22,046    18.24%
Leverage capital requirement(2).....     7,068        6.00%       7,126        6.00%       7,184       6.00%        7,250     6.00%
                                       -------       -----      -------       -----      -------      -----       -------    -----
Excess .............................   $12,465       10.58%     $13,205       11.12%     $13,945      11.65%      $14,796    12.24%
                                       =======       =====      =======       =====      =======      =====       =======    =====
Tier 1 risk-based capital(3) .......   $19,533       33.70%     $20,331       32.64%     $21,129      33.92%      $22,046    35.26%
Tier 1 capital requirement .........     2,476        4.00%       2,484        4.00%       2,492       4.00%        2,501     4.00%
                                       -------       -----      -------       -----      -------      -----       -------    -----
Excess .............................   $17,056       27.55%     $17,847       28.64%     $18,637      29.92%      $19,545    31.26%
                                       =======       =====      =======       =====      =======      =====       =======    =====
Total risk-based capital(4) ........   $19,770       31.93%     $20,568       33.02%     $21,366      34.30%      $22,283    34.84%
Total risk-based capital
 requirement .......................     4,953        8.00%       4,968        8.00%       4,984       8.00%        5,001     8.00%
                                       -------       -----      -------       -----      -------      -----       -------    -----
Excess .............................   $14,817       23.93%     $15,600       25.02%     $16,382      26.30%      $17,282    26.84%
                                       =======       =====      =======       =====      =======      =====       =======    =====

------------
(1) Based upon historical total adjusted assets of the Savings Bank of $112.31 million at December 31, 1997, and $117.80 million, $118.76 million, $119.73 million and $120.84 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the leverage capital requirement; and, for purposes of the risk-based capital requirements, based upon historical risk-weighted assets of $60.81 million at December 31, 1997 and $61.91 million, $62.10 million, $62.30 million and of $62.52 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively.

(2) Percentage represents leverage capital divided by total adjusted assets.

(3) Percentage represents tier 1 capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

(4) Percentage represents total capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                PRO FORMA DATA

     Under the Plan of Conversion, the Conversion Shares must be sold at an aggregate price equal to the estimated pro forma market value of the MHC and the Savings Bank as converted determined by an independent valuation and converted by multiplying the Appraisal by the MHC's percentage interest in the Savings Bank (51.5%). Based upon this calculation, the Estimated Valuation Range as of December 31, 1997 is from a minimum of $11.90 million to a maximum of $16.10 million with a midpoint of $14.0 million or, at a price per share of $10.00, a minimum number of shares of 1,190,000, a maximum number of shares of 1,610,000 and a midpoint number of shares of 1,400,000. The actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion and Reorganization is completed. However, net proceeds set forth in the following table are based upon the following assumptions: (i) Webb will receive a fee not to exceed $100,000 which consists of a $25,000 management fee and a success fee of 1.5% of the aggregate Purchase Price of the Conversion Shares sold in the Subscription and Direct Community Offerings (see "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, the Direct Community and the Syndicated Community Offerings); (ii) all of the Conversion Shares will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion and Reorganization expenses, including the fees paid to Webb, will total approximately $475,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.


     The pro forma consolidated net income of the Savings Bank for the year ended December 31, 1997 has been calculated as if the Conversion and Reorganization had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at 6.03%, at the beginning of the period, which represents the arithmetic average of the Savings Bank's yield on interest-earning assets and the rate paid on interest-bearing deposits for the year ended December 31, 1997. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Conversion Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 3.98% is used for both the Holding Company and the Savings Bank for the period, after giving effect to an incremental combined federal and state income tax rate of 34.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at December 31, 1997, as applicable, but without any adjustment of per share historical or pro forma shareholders' equity to reflect the earnings on the estimated net proceeds.


     The following tables summarize the historical net income and retained earnings of the Savings Bank and the pro forma consolidated net income and shareholders' equity of the Holding Company for the periods and at the date indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the 1998 Stock Option Plan, which is expected to be voted upon by shareholders at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization; (ii) withdrawals from deposit accounts for the purpose of purchasing Conversion Shares in the Conversion Offerings; (iii) the issuance of shares from authorized but unissued shares to the 1998 MRP, which is expected to be voted upon by shareholders at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1998 Stock Option Plan" and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares Issued." Conversion Shares may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund such purchases.


     The following pro forma information may not be representative of the financial effects of the Conversion and Reorganization at the date on which the Conversion and Reorganization actually occurs and should not be taken as indicative of future results of operations. Shareholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed according to GAAP. Shareholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Shareholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to shareholders in the event of liquidation.




                                                           At or For the Year Ended December 31, 1997
                                                  -------------------------------------------------------------
                                                                                                    15% Above
                                                    Minimum of     Midpoint of      Maximum of      Maximum of
                                                    Estimated       Estimated       Estimated       Estimated
                                                    Valuation       Valuation       Valuation       Valuation
                                                      Range           Range           Range           Range
                                                  -------------   -------------   -------------   -------------
                                                    1,190,000       1,400,000       1,610,000       1,851,500
                                                      shares          shares          shares          shares
                                                    at $10.00       at $10.00       at $10.00       at $10.00
                                                    Per Share       Per Share       Per Share      Per Share(1)
                                                  -------------   -------------   -------------   -------------
                                                            (In Thousands, Except Per Share Amounts)
Gross proceeds ................................    $   11,900      $   14,000      $   16,100      $   18,515
Less: estimated expenses ......................           475             475             475             475
                                                   ----------      ----------      ----------      ----------
Estimated net proceeds ........................        11,425          13,525          15,625          18,040
Less: Common Stock acquired by ESOP ...........          (952)         (1,120)         (1,288)         (1,481)
Less: Common Stock to be acquired by 1998
 MRP ..........................................          (476)           (560)           (644)           (741)
                                                   ----------      ----------      ----------      ----------
   Net investable proceeds ....................    $    9,997      $   11,845      $   13,693      $   15,818
                                                   ==========      ==========      ==========      ==========
Consolidated net income:
 Historical ...................................    $      708      $      708      $      708      $      708
 Pro forma income on net proceeds(2) ..........           398             471             545             630
 Pro forma ESOP adjustments(3) ................           (63)            (74)            (85)            (98)
 Pro forma 1998 MRP adjustments(4) ............           (63)            (74)            (85)            (98)
                                                   ----------      ----------      ----------      ----------
   Pro forma net income .......................    $      980      $    1,031      $    1,083      $    1,142
                                                   ==========      ==========      ==========      ==========
Consolidated net income per share(5)(6):
 Historical ...................................    $     0.33      $     0.28      $     0.24       $    0.21
 Pro forma income on net proceeds .............          0.19            0.18            0.19            0.18
 Pro forma ESOP adjustments(3) ................         (0.03)          (0.03)          (0.03)          (0.03)
 Pro forma 1998 MRP adjustments(4) ............         (0.03)          (0.03)          (0.03)          (0.03)
                                                   ----------      ----------      ----------      ----------
   Pro forma net income per share .............    $     0.46      $     0.40       $    0.37       $    0.33
                                                   ==========      ==========      ==========      ==========
Offering price as a multiple of pro forma net
 earnings per share ...........................        22.22           25.00           27.03           30.30
Number of shares used in earnings per share
 calculations .................................     2,149,320       2,528,583       2,907,868       3,344,058
Shareholders' equity:
 Historical(7) ................................    $   15,245      $   15,245      $   15,245      $   15,245
 Estimated net proceeds .......................        11,425          13,525          15,625          18,040
 Less: Common Stock acquired by ESOP ..........          (952)         (1,120)         (1,288)         (1,481)
 Less: Common Stock to be acquired by 1998
   MRP(4) .....................................          (476)           (560)           (644)           (741)
                                                   ----------      ----------      ----------      ----------
   Pro forma shareholders' equity(8) ..........    $   25,242      $   27,090      $   28,938      $   31,064
                                                   ==========      ==========      ==========      ==========
Consolidated shareholders' equity per
 share(6)(9):
 Historical(6) ................................    $     6.65      $     5.66      $     4.92      $     4.28
 Estimated net proceeds .......................          5.00            5.02            5.04            5.06
 Less: Common Stock acquired by ESOP ..........         (0.42)          (0.42)          (0.42)          (0.42)
 Less: Common Stock to be acquired by 1998
   MRP(4) .....................................         (0.21)          (0.21)          (0.21)          (0.21)
                                                   ----------      ----------      ----------      ----------
   Pro forma shareholders' equity(10) .........    $    11.02      $    10.05      $     9.33      $     8.71
                                                   ==========      ==========      ==========      ==========
Purchase Price as a percentage of pro forma
 shareholders' equity per share ...............         90.74%          99.50%         107.18%         114.81%

------------
(1) Gives effect to the sale of an additional 241,500 Conversion Shares in the Conversion and Reorganization, which may be issued to cover an increase in the pro forma market value of the MHC and the Savings Bank, as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the MHC and the Savings Bank, as converted. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."


(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Conversion Shares. Because funds on deposit at the Savings Bank may be withdrawn to purchase shares of Common Stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Savings Bank for investment following receipt of the net proceeds of the Conversion Offerings will be reduced by the amount of such withdrawals.


(3) It is assumed that 8% of the Conversion Shares issued in the Conversion and Reorganization will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Conversion and Reorganization) from the net proceeds from the Conversion Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Savings Bank intends to make contributions to the ESOP at least equal to the principal and interest requirement of the debt. As the debt is repaid, shareholders' equity will be increased. The Savings Bank's payment of the ESOP debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 34.0%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Savings Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which requires recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the Purchase Price. See
    "MANAGEMENT -- Management of the Savings Bank -- Benefits -- Employee
    Stock Ownership Plan."


(4) In calculating the pro forma effect of the 1998 MRP, it is assumed that the required shareholder approval has been received, that the shares were acquired by the 1998 MRP at the beginning of the periods presented in open market purchases at the Purchase Price, that the amount contributed was amortized during such periods at the rate of 20% per annum, that for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period, and that the combined federal and state income tax rate is 34.0%. The issuance of authorized but unissued shares of Common Stock instead of open market purchases would dilute the voting interests of existing shareholders by approximately
    2.04% and pro forma net income per share would be $.45, $.41, $.37 and $.34 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended December 31, 1997, respectively. Pro forma shareholders' equity per share would be $11.00, $10.05, $9.35 and $8.74 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at December 31, 1997, respectively. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the 1998 MRP, total 1998 MRP expense would increase. SEE "RISK FACTORS -- Expenses Associated with ESOP and 1998 MRP." No effect has been given to the shares reserved for issuance under the proposed 1998 Stock Option Plan. If shareholders approve the 1998 Stock Option Plan following the Conversion and Reorganization, the Holding Company will have reserved for issuance under the 1998 Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the Conversion Shares sold in the Conversion Offerings. If all of the options were exercised, and shares were issued from authorized but unissued shares, the voting and ownership interests of existing shareholders would be diluted by approximately 4.94%. Assuming shareholder approval of the 1998 Stock
    Option Plan and that all options were exercised at the end of the year ended December 31, 1997 at an exercise price of $10.00 per share, pro forma net earnings per share would be $.46, $.42, $.38 and $.35, respectively, for the year ended December 31, 1997, and pro forma shareholders' equity per share would be $10.97,

    $10.05, $9.37 and $8.78, respectively, at December 31, 1997 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "MANAGEMENT -- Management of the Savings Bank -- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."


(5) Per share amounts are based upon shares outstanding of 2,149,320, 2,528,583, 2,907,868 and 3,344,058 for the year ended December 31, 1997, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. Such amounts include the Conversion Shares sold in the Conversion and Reorganization, less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion and Reorganization.


(6) Historical per share amounts have been computed as if the Conversion Shares expected to be issued in the Conversion and Reorganization had been outstanding at the beginning of the period or on the dates shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion and Reorganization, the additional ESOP expense or the proposed 1998 MRP expense, as described above.

(7) Historical book value includes $247,000 of assets held by the MHC, that will be consolidated with the Savings Bank's book value upon consummation of the Conversion and Reorganization.

(8) "Shareholders equity" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account that will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion and Reorganization, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes that would be required in the unlikely event of liquidation. See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization to Stock Form on Depositors and Borrowers of the Savings Bank" and "FEDERAL TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to shareholders in the unlikely event of liquidation.

(9) Per share amounts are based upon shares outstanding of 2,291,131, 2,695,400, 3,099,728 and 3,564,698 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(10) Shareholders equity per share does not give effect to outstanding options or MRP awards that may be granted in the future. Amounts are not intended to represent possible future price appreciation or depreciation of the Common Stock.

                         COMMON STOCK TO BE PURCHASED
                           OR RECEIVED BY MANAGEMENT


     The following table sets forth, for each director and executive officer and for all of the directors and executive officers as a group, (i) Exchange Shares to be held upon consummation of the Conversion and Reorganization, based upon their beneficial ownership of Savings Bank Common Stock as of December 31, 1997, (ii) proposed purchases of Conversion Shares, assuming shares available to satisfy their subscriptions, and (iii) total shares of Common Stock to be held upon consummation of the Conversion and Reorganization, in each case assuming that 1,400,000 Conversion Shares are sold at the midpoint of the Estimated Valuation Range. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and executive officers and their associates may not purchase in excess of 33% of the shares sold in the Conversion and Reorganization. Directors, officers and employees will pay the Purchase Price for each share for which they subscribe.





                                        Number of      Proposed Purchase of          Total Common Stock
                                         Exchange        Conversion Shares                to be Held
                                        Shares to    ------------------------   ----------------------------
                                         be Held                     Number         Number        Percentage
                                          (1)(2)       Amount      of shares     of shares(2)      of Total
                                       -----------   ----------   -----------   --------------   -----------
Vincent J. Fumo (3)(4)(5) ..........     227,249      $      0            0         227,249          8.43%
 Chief Executive Officer
 and Chairman of the Board
Anthony DiSandro (3)(5) ............     102,646             0            0         102,646          3.81
 President and Director
Sylvia M. DiBona (5) ...............      51,982             0            0          51,982          1.92
 Director
P. Charles DeRita ..................      11,179      $ 28,210        2,821          14,000          0.52
 Director
James W. Eastwood ..................      13,862      $    138          138          14,000          0.52
 Director
James F. Kenney ....................         224      $ 33,000        3,300           3,524          0.13
 Director
Roseanne Pauciello .................       5,590      $ 38,500        3,850           9,440          0.35
 Director and Secretary
Thomas J. Finley ...................           0      $140,000       14,000          14,000          0.52
 Director
S. Michael Palermo .................           0      $140,000       14,000          14,000          0.52
 Director
Jane Scaccetti Fumo (4)(5) .........     227,249             0            0         227,249          8.43
 Director
Alfonso Tumini .....................           0      $ 45,370        4,537           4,537          0.17
 Director
Leonard A. Green ...................         224      $ 10,000        1,000           1,224          0.05
 Director


                                         Number of      Proposed Purchase of           Total Common Stock
                                          Exchange        Conversion Shares                to be Held
                                         Shares to    -------------------------   ----------------------------
                                          be Held                      Number         Number       Percentage
                                           (1)(2)        Amount      of shares    of shares(2)       of Total
                                        -----------   -----------   -----------   --------------   -----------
Gary Polimeno (5) ...................      19,769      $      0             0          19,769          0.73%
 Vice President
All directors and executive officers.     432,725      $435,480        43,548         471,734         17.5
 as a group (13 persons)

------------
(1) Excludes shares that may be received upon the exercise of outstanding stock options granted under the 1995 Stock Option Plan. Based upon the Exchange Ratio of 2.2358 Exchange Shares for each Public Savings Bank Share at the midpoint of the Estimated Valuation Range, the persons named in the table would have options to purchase Common Stock as follows: Mr. Fumo, 37,099 shares; Mr. DiSandro, 37,099 shares; and Mr. Polimeno, 5,976 shares.

(2) Excludes stock options that may be granted under the 1998 Stock Option Plan and awards that may be granted under 1998 MRP if such plans are approved by shareholders at an annual or special meeting held at least six months following the Conversion and Reorganization. See "MANAGEMENT OF THE
    SAVINGS BANK -- Benefits."

(3) Excludes Exchange Shares held by the ESOP as to which Messrs. Fumo and DiSandro exercise voting control.

(4) Vincent Fumo and Jane Scaccetti Fumo are husband and wife. Amount includes, based upon an Exchange Ratio of 2.2358 Exchange Shares for each Public Savings Bank Share at the midpoint of the Estimated Valuation Range,
    40,244 shares held through the 401(k) Plan, 16,109 shares held through the Profit Sharing Plan, 94,004 shares held in IRA accounts, 22,718 shares held by the 1995 MRP which have been awarded to Mr. Fumo, 447 shares held by Mrs. Fumo and 671 shares held on behalf of the daughter of Vincent and Jane Scaccetti Fumo.

(5) These individuals already own the maximum amount of Common Stock that can be acquired in the Conversion Offerings and therefore they are not permitted to purchase additional shares in the Conversion and Reorganization.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


Business Strategy of the Savings Bank

     The Savings Bank's strategy is to maximize profitability by providing quality deposit and loan products in an efficient manner as a well-capitalized and independent savings bank. Generally, the Savings Bank seeks to implement this strategy by emphasizing retail deposits as its primary source of funds and by maintaining a substantial part of its assets in locally-originated residential first mortgage loans, commercial real estate loans, commercial business loans, construction loans and consumer loans, mortgage-backed securities and other liquid investment securities. The Savings Bank started an expansion of its branch network by opening a branch in Center City Philadelphia on June 14, 1996. The Savings Bank plans further expansion of its branch network in areas contiguous to its current market and then into the suburbs of Philadelphia by opening branch offices or acquiring the branches of other institutions. The Savings Bank is also expanding the operations of TNMC, its mortgage banking subsidiary, in an effort to increase its fee income. Retail mortgage origination is being expanded by maintaining a staff of six commissioned sales people to solicit mortgage loans throughout the Philadelphia metropolitan area and surrounding counties in Pennsylvania, New Jersey and Delaware; wholesale mortgage origination is being expanded by originating, processing and servicing loans for other mortgage companies. See "SUBSIDIARIES." The Savings Bank is increasing loan originations through its existing office network and is increasing origination of other loan products separate from TNMC such as commercial real estate loans, commercial business loans, construction loans and consumer loans. During the year ended December 31, 1997, loan originations other than residential mortgage loans totalled $26.75 million or 72.42% of originations during the period. This increased origination of loans other than residential mortgage loans reflects management's effort to diversify the Savings Bank's loan portfolio, achieve a higher net interest margin through the origination of higher yielding assets. The Savings Bank expects this diversification trend to continue.

     The Savings Bank's business strategy incorporates the following elements:
(1) increasing assets by expanding its retail branch network to include other contiguous segments of the metropolitan Philadelphia market; (2) increasing fee income by expanding its mortgage banking operations through the metropolitan Philadelphia area and the adjacent counties of Pennsylvania, New Jersey and Delaware, and (3) increasing net interest income and reducing interest rate risk by emphasizing the origination for portfolio of commercial real estate, construction, commercial business and consumer loans, which generally bear higher interest rates and have shorter terms than residential mortgage loans. The Savings Bank's expansion strategy has resulted in materially increased operating expenses associated with the lease of the Center City Philadelphia office space, related equipment expense and salary and benefit expenses for personnel expansion. Also as expected, the generation of increased revenues from the new branch and the mortgage banking operation has lagged recognition of these additional expenses.

     In February 1996, the Board of Trustees of Pennsylvania Savings Bank elected to change the Savings Bank's fiscal year end from September 30th to December 31st. The Savings Bank filed a transition report pursuant to Section 13 of the Securities Exchange Act of 1934 for the transition period from October 1, 1995 to December 31, 1995. Due to this change, a portion of the following discussion compares the Savings Bank's results of operations for its fiscal year ended December 31, 1996 to its fiscal year ended September 30, 1995. Management of the Savings Bank does not believe that this timing difference is material to an understanding of the Savings Bank's comparative results of operations.


Financial Condition -- December 31, 1997 Compared to December 31, 1996

     The Savings Bank's total assets increased $10.91 million or 9.21% to $129.34 million at December 31, 1997 from $118.43 million at December 31, 1996. The increase in assets was primarily the result of higher levels of office properties and equipment, net loans, loans held for sale and investments which were partially offset by a decrease in cash and cash equivalents.

     Net loans increased by $9.33 million to $61.92 million at December 31, 1997 from $52.59 million at December 31, 1996. The increase of 17.74% was the result of modest demand for new mortgage loan origination in the Savings Bank's market area. Net loans also increased due to the Savings Bank increasing loan origination of other loan products such as commercial real estate, commercial business loans, construction loans and consumer loans.

     Total investment securities (including mortage-backed securities) increased $2.70 million, or 10.83%, to $27.62 million at December 31, 1997 from $24.92 million at December 31, 1996. The increase occurred because the Savings Bank transferred cash and cash equivalents and new deposit funds into higher yielding, one to five year maturity investment securities during the year ended December 31, 1997.

     Cash and cash equivalents, including interest-bearing deposits with banks, decreased $3.73 million to $27.89 million at December 31, 1997 from $31.62 million at December 31, 1996. This decrease was the result of cash used for the purchase of investments, capital expenditures and disbursements of loan proceeds net of cash provided from new deposits, maturities of investments and loan payments.

     Total liabilities increased to $114.34 million at December 31, 1997 from $104.27 million at December 31, 1996. This $10.07 million, or 9.66% increase reflected an increase in the Savings Bank's primary source of funds, saving deposits, which aggregated $108.73 million at December 31, 1997, an increase of $8.16 million, or 8.11% from $100.57 million at December 31, 1996.

     Shareholder's equity increased by $830,000, or 5.86%, from $14.17 million at December 31, 1996 to $15.00 million at December 31, 1997. This increase reflects the Savings Bank's earnings for the year ended December 31, 1997 and a decrease of $60,000 in unrealized losses (net of taxes) on investment and mortgage-backed securities held in the Savings Bank's available for sale portfolio as well as the payment of $60,000 on the Savings Bank's ESOP loan.

Results of Operations for the Years Ended December 31, 1997 and December 31,
   1996

     General. The Savings Bank's net income is primarily dependent on its net interest income, which is the difference between interest income earned on its interest-earning assets (such as investments and mortgage-backed securities, other investment securities and loans), and its cost of funds (consisting of interest paid on deposits). The Savings Bank's net income also is affected by its provision for loan losses, as well as by the amount of noninterest income, including income from fees and services charges, net gains and losses on sales of mortgage-backed securities and other investments, and noninterest expense such as employee compensation and benefits, deposit insurance premiums, occupancy and equipment costs, and income taxes. Earnings of the Savings Bank also are affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, which events are beyond the control of the Savings Bank. In particular, the general level of market interest rates tends to be highly cyclical. In periods of high interest rates, earnings of the Savings Bank are likely to be depressed, which in turn would be likely to have a detrimental effect on the market value of any investment in the Holding Company's Common Stock.

     Average Balance Sheet. The following table provides an analysis on a monthly basis of net interest income, setting forth for the periods (i) average assets, liabilities and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense paid on interest-bearing liabilities, (iii) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, and (iv) the Savings Bank's net interest margin (net interest income as a percentage of average total interest-earning assets).

                                                                           Year Ended December 31,
                                                   ------------------------------------------------------------------------
                                                                  1997                                 1996
                                                   -----------------------------------  -----------------------------------
                                                     Average                  Yield/      Average                  Yield/
                                                     Balance     Interest      Rate       Balance     Interest      Rate
                                                   -----------  ----------  ----------  -----------  ----------  ----------
                                                                            (Dollars in thousands)
ASSETS
Interest-earning assets:
 Interest-earning deposits(1) ...................   $ 25,648      $1,210    4.72%        $ 27,803      $1,207    4.34%
 Investment securities ..........................     23,182       1,616    6.97           18,880       1,183    6.27
 Mortgage-backed securities .....................      5,696         374    6.57            6,494         431    6.64
 Net loans(2) ...................................     62,213       5,540    8.90           56,048       5,218    9.31
                                                    --------      ------    -----        --------      ------    -----
  Total interest-earning assets .................    116,739       8,740    7.49          109,225       8,039    7.36
                                                    --------      ------    -----        --------      ------    -----
Noninterest-earning assets ......................      6,565                                6,777
                                                    --------                             --------
  Total assets ..................................   $123,304                             $116,002
                                                    ========                             ========

LIABILITIES
Interest-bearing liabilities:
 Savings deposits ...............................   $ 40,061       1,137    2.84%        $ 40,677       1,122    2.76%
 Certificates ...................................     59,178       3,397    5.74           52,253       2,960    5.66
                                                    --------      ------    -----        --------      ------    -----
  Total deposits ................................     99,239       4,534    4.57           92,930       4,082    4.39
  Borrowed money ................................        323          31    9.60              387          36    9.30
                                                    --------      ------    -----        --------      ------    -----
  Total interest-bearing liabilities ............     99,562       4,565    4.59%          93,317       4,118    4.41%
                                                    --------      ------    -----        --------      ------    -----
Noninterest-bearing liabilities .................      9,096                                8,431
                                                    --------                             --------
  Total liabilities .............................    108,658                              101,748
Retained earnings or shareholders' equity .......     14,646                               14,254
                                                    --------                             --------
 Total liabilities and retained
  earnings or shareholders' equity ..............   $123,304                             $116,002
                                                    ========                             ========
Net interest income .............................                 $4,175                               $3,921
                                                                  ======                               ======
Interest rate spread(3) .........................                           2.90%                                2.95%
Net yield on interest-earning assets(4) .........                           3.58%                                3.59%
Ratio of interest-earning assets to interest-
 bearing liabilities ............................                           1.17x                                1.17x

                                                        Year Ended September 30,
                                                   -----------------------------------
                                                                  1995
                                                   -----------------------------------
                                                     Average                  Yield/
                                                     Balance     Interest      Rate
                                                   -----------  ----------  ----------
                                                         (Dollars in thousands)
ASSETS
Interest-earning assets:
 Interest-earning deposits(1) ...................   $ 24,782      $  817    3.30%
 Investment securities ..........................     21,063       1,135    5.39
 Mortgage-backed securities .....................      6,884         493    7.16
 Net loans(2) ...................................     51,259       4,825    9.41
                                                    --------      ------    -----
  Total interest-earning assets .................    103,988       7,270    6.99%
                                                    --------      ------    -----
Noninterest-earning assets ......................      5,756
                                                    --------
  Total assets ..................................   $109,744
                                                    ========

LIABILITIES
Interest-bearing liabilities:
 Savings deposits ...............................   $ 44,277       1,200    2.71%
 Certificates ...................................     49,416       2,237    4.53
                                                    --------      ------    -----
  Total deposits ................................     93,693       3,437    3.67
  Borrowed money ................................         --           6      --
                                                    --------      ------    -----
  Total interest-bearing liabilities ............     93,693       3,443    3.67%
                                                    --------      ------    -----
Noninterest-bearing liabilities .................      6,560
                                                    --------
  Total liabilities .............................    100,253
Retained earnings or shareholders' equity .......      9,491
                                                    --------
 Total liabilities and retained
  earnings or shareholders' equity ..............   $109,744
                                                    ========
Net interest income .............................                 $3,827
                                                                  ======
Interest rate spread(3) .........................                           3.32%
Net yield on interest-earning assets(4) .........                           3.68%
Ratio of interest-earning assets to interest-
 bearing liabilities ............................                           1.11x


------------
(1) Includes interest-earning deposits with the Federal Home Loan Bank of Pittsburgh.

(2) Includes nonaccrual loans.

(3) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Represents net interest earnings divided by average interest-earning assets.

     Rate/Volume Analysis. Net interest income is affected by changes in the mix of the volume and sales of interest-earning assets and interest-earning liabilities. The following table represents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Savings Bank's interest income and interest expense during the periods indicated.





                                                                                        Years Ended December 31, and
                                                    Year Ended December 31,                    September 30,
                                             -------------------------------------   ----------------------------------
                                                1997          vs.          1996        1996          vs.         1995
                                                      Increase/(Decrease)                   Increase/(Decrease)
                                             -------------------------------------   ----------------------------------
                                               Volume         Rate         Total      Volume        Rate         Total
                                             ----------   -----------   ----------   --------   ------------   --------
                                                        (In Thousands)                         (In Thousands)
Interest-earning assets:
 Investments(1) ..........................     $198         $ 238         $436        $  (6)        $444        $ 438
 Mortgage-backed securities ..............      (52)             (5)       (57)         (26)         (36)         (62)
 Loans(2) ................................      549          (227)         322          446          (53)         393
                                               -----        -------       -----       -----         ----        -----
   Total interest-earning assets .........      695             6          701          414          355          769

Interest-bearing liabilities:
 Deposits ................................      380            72          452           61          584          645
 Borrowed Money ..........................       (6)            1           (5)          36           (6)          30
 Total interest-bearing
   liabilities. ..........................      374            73          447           97          578          675
                                               ------       -------       ------      -----         ------      -----
Net change in net interest income .            $321         $ (67)        $254        $ 317        ($223)       $  94
                                               ======       =======       ======      =====         ======      =====


------------
(1) Includes interest-earning deposits and investment securities.

(2) Includes non-accrual loans and loans held for sale.


     Net Income. The Savings Bank's net income totaled $708,000 and $139,000 for the year ended December 31, 1997 and December 31, 1996, respectively. This increase in net income was the result of an one basis point increase in the Savings Bank's net yield on interest earning assets principally caused by an increase of $6.17 million in average loans and a $4.30 million increase in investment securities and a decrease in noninterest expense associated with the FDIC's one-time special assessment in the year ended December 31, 1996. Without the SAIF special assessment, net income for 1996 would have been $513,000. Earnings per share for 1997 and 1996, were $.61 and $.12, respectively.

     Interest Income. Total interest income increased by $700,000, or 8.71%, to $8.74 million for the year ended December 31, 1997, from $8.04 million for the year ended December 31, 1996. This reflected a $7.51 million, or 6.88%, increase in average interest-earning assets, and a 13 basis point increase in average yield on interest-earning assets. The increase in average interest-earning assets was comprised of a $3.50 million increase in average investment and mortgage-backed securities and a $6.17 million increase in average net loans. The increase in interest-earning assets generally reflected management's strategy of pursuing moderate growth while maintaining adequate margins over minimum required capital levels.

     Interest Expense. Total interest expense increased to $4.56 million for the year ended December 31, 1997, from $4.12 million for the year ended December 31, 1996, representing an increase of $440,000 or 10.68%. Higher interest expense resulted from a $6.25 million increase in average-interest bearing liabilities and an 18 basis point incerase in the average yield on interest-bearing liabilities. This increase in interest-bearing liabilities was comprised of a $6.93 million increase in higher yielding average certificates of deposit that was only partially offset by a $616,000 decrease in average savings deposits. Despite the small decline in savings account deposits, the Savings Bank attracts a significant portion of its deposits from its passbook product. Management's experience is that its customer base still finds the traditional passbook savings account attractive even though higher yields may be available from alternative deposit products. Accordingly, the Savings Bank prices its passbook product above its large commercial bank competitors. As a result, the Savings Bank has been able to fund operations with a significant percentage of passbook savings accounts and thereby achieve a comparatively low cost of funds.

     Provision for Loan Losses. The Savings Bank makes a provision to its allowance for loan losses to protect the Savings Bank against possible but not yet identified losses inherent in the Savings Bank's loan portfolio. This provision is recognized for financial reporting purposes as a reduction of income. In making such provision, management of the Savings Bank considers, among other factors, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Effective January 1, 1997, interest is discontinued on all loans that are contractually past due 3 months. Prior to January 1, 1997, interest was discontinued on residential loans that were contractually past due 12 months, unless the value of the mortgaged property well exceeded the loan balance in which case interest continued to accrue until the loan balance plus accrued interest equalled the fair market value of the property securing the loan. Interest was discontinued on commercial, consumer and unsecured loans that were contractually past due 3 months. During the years ended December 31, 1997 and 1996, the Savings Bank had charge-offs against the allowance for loan losses of $29,000 and $133,000, respectively, reflecting write-offs on several different loans in both periods. During such periods, the Savings Bank provided $60,000 and $133,000, respectively, for loan losses in order to protect against future losses. The provision for loan losses was higher in both 1997 and 1996 compared to prior periods. This occurred during these years, in part, because of deterioration in certain specific credits in 1996 and because of the planning and implementation of the loan diversification strategy. Management expects the provision for loan losses to increase in future periods as the Savings Bank achieves its diversification strategy. In addition, the provision for loan losses may increase in 1998 and 1999 if management determines that losses inherent in the existing portfolio of nonaccrual loans exceeds anticipated recoveries.


     Net Interest Income After Provision for Loan Losses. Net interest income after the provision for loan losses for the year ended December 31, 1997, increased to $4.12 million from $3.79 million for the year ended December 31, 1996, an increase of $330,000, or 8.71%.

     Noninterest Income. Noninterest income consists of gain on sale of loans, loan fees, service charges, rental income, net gains and losses on sales of investment and mortgage-backed securities and other income. Noninterest income increased by $60,000, or 5.94%, to $1.07 million for the year ended December 31, 1997 from $1.01 million for the year ended December 31, 1996. The principal reasons for the increase in noninterest income was a $220,000 increase in gain on sale of loans to $556,000 in 1997 from $336,000 in 1996 and a $54,000 increase in loan fees to $81,000 in 1997 from $27,000 in 1996 due to higher loan origination volume which was offset by a $23,000 decrease in service charges attributable to a major customer of the bank discontinuing services where its daily excess cash was sent to the Savings Bank and the customer was charged a fee per $1,000. This service began in the last calendar quarter of 1995 and was discontinued in the third quarter of 1996; therefore there were no fees charged for the year ended December 31, 1997. Other income decreased $90,000 from $137,000 for the year ended December 31, 1996 to $47,000 for the year ended December 31, 1997.

     Noninterest Expense. Noninterest expense principally consists of employees' compensation and benefits, deposit insurance premiums and premises and occupancy costs. Noninterest expense decreased by $230,000, or 5.28%, to $4.13 million for the year ended December 31, 1997, from $4.36 million for the year ended December 31, 1996. The principal reasons for the decrease was a $671,000 decrease in federal insurance premiums due to the FDIC's one-time assessment to recapitalize the Savings Association Insurance Fund in the year ended December 31, 1996 and a $135,000 decrease in expenses of real estate owned due to a write down of real estate owned for the year ended December 31, 1996. This decrease was offset by an increase of $228,000 in premises and occupancy costs and a $344,000 increase in compensation and employee benefits due to the establishment of the new Center City branch, the relocation of the executive offices to Center City and related increased staffing requirements.


     Income Taxes. Income tax provisions for the year ended December 31, 1997 and 1996 of $345,000 and $201,000, respectively, generally reflect the Savings Bank's pre-tax income at rates then in effect, except that a $37,000 and $59,000 deferred tax expense as a result of timing differences in the recognition of revenue and expenses for tax and financial statement purposes were realized in the December 31, 1997 and 1996 period, respectively.

Results of Operations for the Years Ended December 31, 1996 and September 30,
   1995

Net Income

     The Savings Bank's net income totalled $139,000 and $659,000 for the years ended December 31, 1996 and September 30, 1995, respectively. The decrease in net income was the result of substantially higher non-interest expense associated with the federal deposit insurance assessment to recapitalize the SAIF, the Savings Bank's Center City branch expansion, the move of the executive offices from South Philadelphia to Center City, Philadelphia and the expansion of the mortgage banking operations and was partially offset by higher net interest income and noninterest income.


     Interest Income. Total interest income increased by $770,000, or 10.59%, to $8.04 million for the year ended December 31, 1996, from $7.27 million for the year ended September 30, 1995. This reflected a $5.24 million, or 5.04%, increase in average interest-earning assets and a 37 basis point increase in average yield on interest-earning assets. The increase in average interest-earning assets was comprised of a $3.02 million increase in average interest-earning deposits and a $4.79 million increase in average net loans. The increase in net loans resulted from modest loan demand in the Savings Bank's market area. The increase in interest-earning assets generally reflected management's strategy of pursuing moderate growth while maintaining adequate margins over minimum required capital levels.

     Interest Expense. Total interest expense increased to $4.12 million for the year ended December 31, 1996, from $3.44 million for the year ended September 30, 1995, representing an increase of $680,000, or 19.77%. Higher interest expense resulted from a $376,000 decrease in average-interest bearing liabilities but a shift in deposit composition including a $2.84 million increase in average certificates of deposit and a $3.60 million decrease in average savings deposits. Customers indicated a preference for certificates of deposit, which had an average yield increase of 113 basis points, over savings accounts, which had an average yield increase of only 5 basis points. As a result, the yield on all interest-bearing liabilities increased 74 basis points. In 1996 as market interest rates rose and alternative deposit products began to pay higher yields, the historical relative price inelasticity of the Savings Bank's passbook accounts diminished. Accordingly, the Savings Bank was forced to increase rates on passbook accounts which resulted in compression of its interest rate spread from 3.32% for the year ended September 30, 1995 to 2.95% for the year ended December 31, 1996.


     Provision for Loan Losses. For the years ended December 31, 1996 and September 30, 1995, the Savings Bank had charge-offs against the allowance for loan losses of $133,000 and $27,000, reflecting write-offs on several different loans. During such period, the Savings Bank provided $133,000 and $27,000, respectively, for loan losses in order to protect against future losses. The significant increase in the provision for loan losses for the year ended December 31, 1996 from the prior period was caused primarily by a decision on the part of management to increase the allowance for loan losses in anticipation of the implementation of the loan diversification strategy of the Savings Bank.


     Net Interest Income After Provision for Loan Losses. Net interest income after the provision for possible loan losses for the year ended December 31, 1996, decreased to $3.79 million from $3.80 million for the year ended September 30, 1995, a decrease of $70,000 or 1.88%.

     Noninterest Income. Noninterest income increased by $38,000, or 4.33%, to $915,000 for the year ended December 31, 1996 from $877,000 for the year ended September 30, 1995. The principal reasons for the increase in noninterest income were a $16,000 increase in rental income, a $150,000 increase in gain on sale of loans due to higher volume orgination volume, and a $300,000 increase in service charges attributable to a major customer of the Savings Bank requiring additional services where its daily excess cash is sent to the Savings Bank and the customer is charged a fee per $1,000. This service began in the last calendar quarter of 1995; therefore there were no fees charged prior to September 30, 1995. The increase in noninterest income was offset by a decrease in other income of $245,000 and a decrease of $182,000 in loan fees.


     Noninterest Expense. Noninterest expense principally consists of employees' compensation and benefits, deposit insurance premiums and occupancy and equipment costs. Noninterest expense increased by $820,000, or 22.90%, to $4.40 million for the year ended December 31, 1996, from $3.58 million for the year ended September 30, 1995. The principal reasons for the increase were a $534,000 increase in federal insurance premiums due to the FDIC's one-time assessment to recapitalize the SAIF, a $128,000 increase in premises and occupancy costs due to the opening of the new Center City Branch and relocation of the executive offices in June 1996 and a $107,000 increase in expenses of real estate owned and a $71,000 increase in noninterest expense.

     Income Taxes. Income tax provisions for the years ended December 31, 1996 and September 30, 1995 of $201,000 and $433,000, respectively, generally reflect the Savings Bank's pre-tax income at rates then in effect, except that a $59,000 and $33,000 deferred tax expense as a result of timing differences in the recognition of revenue and expenses for tax and financial statement purposes were realized in the December 31, 1996 and September 30, 1995 period, respectively.


Liquidity and Capital Resources

     The Savings Bank is required to maintain a sufficient level of liquid assets, as determined by management and defined and reviewed for adequacy by the FDIC during its regular examinations. The FDIC, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The FDIC allows any marketable security, whose sale would not impair the capital adequacy of the Savings Bank, to be eligible for liquidity. The Savings Bank's liquidity is quantified through the use of a standard liquidity ratio of liquid assets (cash and cash equivalents, investment securities available-for-sale, mortgage-backed securities available-for-sale and Federal Home Loan Bank stock) to short-term borrowings plus deposits. Using this formula, the Savings Bank's liquidity ratio was 42.11% as of December 31, 1997. The Savings Bank adjusts its liquidity levels in order to meet funding needs of deposit outflows and loan commitments. The Savings Bank also adjusts liquidity as appropriate to meet its asset/liability management objectives.

     The Savings Bank's primary source of funds are deposits, the amortization and prepayment of loans and mortgage-backed securities, maturities of investments securities, the sale of mortgage loans as part of TNMC's mortgage banking business and earnings provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rate levels, economic conditions and competition. The Savings Bank manages the pricing of its deposits to maintain a desired deposit balance. In addition, the Savings Bank invests excess funds in short-term, interest-earning assets and other assets that provide liquidity to meet lending requirements and interest rate risk management objectives. Short-term, interest-earning deposits with the FHLB of Pittsburgh amounted to $26.70 million at December 31, 1997. For additional information about cash flows from the Savings Bank's operating, financing and investment activities, see "CONSOLIDATED FINANCIAL STATEMENTS."

     A major portion of the Savings Bank's liquidity consists of cash and cash equivalents, which are a product of its operating investment and financing activities. The primary sources of cash were net income, principal repayments on loans and mortgage-backed securities and increases in deposit accounts. At December 31, 1997, the Savings Bank had unfunded loan commitments of $2.99 and certificates of deposit due to mature within one year of $45.64 million. The Savings Bank believes its has sufficient liquidity to meet these obligations.


Asset/Liability Management and Interest Rate Sensitivity Analysis


     Interest rate risk may be analyzed by examining the extent to which an institution's assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or re-price within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or re-pricing within a specific time period and the amount of interest-bearing liabilities maturing or re-pricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to positively affect net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to positively affect net interest income while a positive gap would tend to adversely affect net interest income.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1997, that are expected to re-price or mature, based upon certain assumptions, in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown that re-price or mature during a particular period were determined in accordance with the earlier of the term of re-pricing or the contractual term of the asset or liability. Management believes that these assumptions approximate the standards used in the savings industry and considers them appropriate and reasonable.

                                                      More than      More Than
                                                       One Year      Two Years
                                       Within One       To Two        To Three
                                          Year          Years          Years
                                      ------------  -------------  -------------
                                                (Dollars in thousands)
Interest-earning assets:
 Loans (1)(2) Mortgage loans:
   Residential .....................    $ 3,568       $    125       $     570
   Commercial. .....................      1,627            566           1,073
   Land and construction
    loans ..........................      2,597
   Consumer loans. .................        357            117             165
   Other loans .....................      2,157
                                        -------       --------       ---------
    Total loans ....................     10,306            808           1,808
                                        -------       --------       ---------
   Mortgage-backed
    securities(3) ..................        625            535             461
   Mortgage loans held for
    sale. ..........................      6,575
   Investment securities(4). .......     18,234          2,020              --
   Other interest-earning
    assets. ........................     23,778
                                        -------       --------       ---------
    Total interest-earning
      assets .......................    $ 59,518      $  3,363       $   2,269
                                        ========      ========       =========
Interest-bearing liabilities:
 Transaction accounts. .............    $ 5,374
 Money market accounts .............      7,201
Other savings accounts. ............      1,188
 Passbook accounts(5). .............      3,922          3,334           2,834
 Certificate of deposit over
   100,000. ........................      8,904          1,284             100
 Certificate of deposit under
   100,000. ........................     36,738         12,884           1,472
 Repurchase agreement. .............      1,724            945             173
                                        --------      --------       ---------
   Total interest-bearing
    liabilities ....................    $ 65,051      $ 18,447       $   4,579
                                        ========      ========       =========
Interest-bearing assets net of
 interest-bearing liabilities. .....     (5,533)       (15,084)         (2,310)
Cumulative excess (deficiency)
 interest-bearing assets over
 interest-bearing liabilities. .....     (5,533)       (20,617)        (22,927)
Cumulative excess (deficiency)
 of interest-earning assets
 over interest-bearing liabili-
 ties as a percentage of total
 assets ............................      (4.28%)       (15.94%)        (17.73%)

                                        More Than     More Than
                                          Three       Five Years
                                        Years To        To Ten       More Than
                                       Five Years       Years        Ten Years       Total
                                      ------------  -------------  -------------  -----------
                                                      (Dollars in thousands)
Interest-earning assets:
 Loans (1)(2) Mortgage loans:
   Residential .....................   $   2,147      $  4,059       $  34,471     $ 44,940
   Commercial. .....................       6,184         1,162           1,510       12,122
   Land and construction
    loans ..........................                                                  2,597
   Consumer loans. .................         264            49              --          952
   Other loans .....................                                                  2,157
                                       ---------      --------       ---------     --------
    Total loans ....................       8,595         5,270          35,981       62,768
                                       ---------      --------       ---------     --------
   Mortgage-backed
    securities(3) ..................         927         2,453              --        5,001
   Mortgage loans held for
    sale. ..........................                                                  6,575
   Investment securities(4). .......          --            --              --       20,254
   Other interest-earning
    assets. ........................                                                 23,778
                                       ---------      --------       ---------     --------
    Total interest-earning
      assets .......................   $   9,522      $  7,723       $  35,981     $118,376
                                       =========      ========       =========     ========
Interest-bearing liabilities:
 Transaction accounts. .............                                               $  5,374
 Money market accounts .............                                                  7,201
Other savings accounts. ............                                                  1,188
 Passbook accounts(5). .............       4,817        11,240              --       26,147
 Certificate of deposit over
   100,000. ........................         503            --              --       10,791
 Certificate of deposit under
   100,000. ........................       1,205           405              --       52,704
 Repurchase agreement. .............          --            --              --        2,842
                                       ---------      --------       ---------     --------
   Total interest-bearing
    liabilities ....................   $   6,525      $ 11,645       $      --     $106,247
                                       =========      ========       =========     ========
Interest-bearing assets net of
 interest-bearing liabilities. .....       2,997        (3,922)         35,981       12,129
Cumulative excess (deficiency)
 interest-bearing assets over
 interest-bearing liabilities. .....     (19,930)      (23,852)         12,129
Cumulative excess (deficiency)
 of interest-earning assets
 over interest-bearing liabili-
 ties as a percentage of total
 assets ............................      (15.41%)      (18.44%)          9.38%

------------
(1) Net of deferred loan fees and the allowance for loan losses.
(2) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are contractually due to mature. Fixed-rate loans are included in the period in which they are contractually due to mature.
(3) Reflects the repricing of the underlying loans and/or the expected average life of the mortgage-backed security.
(4) Reflects repricing or contractual maturity.
(5) For passbook accounts, which totalled $26.15 million, or 24.05% of total deposits at December 31, 1997, assumes an annual decay rate of 15% through the fifth year, based upon historical trends.

     Significant shortcomings are inherent in the analysis presented by the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to re-pricing, they may react in different degrees to changes in market interest rates. Also, interest rates on certain types of assets and liabilities may fluctuate in advance of or lag behind changes in market interest rates. Additionally, certain assets, such as some adjustable rate loans, have features that restrict changes in interest rates on a short term basis and over the life of the asset. Moreover, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table.



     The Savings Bank's portfolio of adjustable rate loans constituted only 11.92% of the total loan portfolio at December 31, 1997. Accordingly, the Savings Bank's policy in recent years has been to reduce its exposure to interest rate risk by maintaining high asset liquidity through the purchase of short-term or adjustable-rate investment securities and mortgage-backed securities. See "RISK FACTORS -- Interest Rate Risk." Although this requires the Savings Bank to accept lower yields on these assets, it permits the Savings Bank to frequently reinvest proceeds of repayments and maturing securities to take advantage of changing interest rates. As part of its strategy to expand commercial, commercial real estate and consumer lending, the Savings Bank has also experienced growth in short-term loans that re-price more frequently and therefore more closely match the market interest rates.



     Of the Savings Bank's $108.73 million in deposits at December 31, 1997, $45.43 million consisted of deposit accounts that are immediately withdrawable. The Savings Bank nevertheless believes that, based upon historical experience, a substantial portion of these deposits represent inelastic deposits and are not likely to be withdrawn because of changes in interest rates, nor are they likely to re-price as rapidly as changes in market interest rates. Therefore, although the foregoing table indicates that interest-earning liabilities significantly exceed interest-earning assets for maturity or repricing periods of two years or less, the Savings Bank believes that because of its stable core deposit base and its relatively high balance of cash and short term investments that the Savings Bank is not exposed to material interest rate risk.



Impact of Accounting Pronouncements and Regulatory Policies


     Accounting for Employee Stock Ownership Plans. In November 1993 the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released. See "PRO FORMA DATA."


     Accounting for Stock-Based Compensation. In October 1995, FASB issued SFAS No. 123. This statement encourages all entities to adopt a fair value-based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting had been applied.


     Generally, stock options issued under the 1995 Stock Option Plan have no intrinsic value at the grant date, and under APB Opinion No. 25, no compensation cost is recognized for them. The accounting requirements of this statement are generally effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements of this statement are generally effective for financial statements for fiscal years beginning after December 15, 1995. The Savings Bank has continued accounting for stock options under APB Opinion No. 25 and has made the pro forma disclosures prescribed by this Statement. See "PRO FORMA DATA."

     Earnings Per Share. SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. SFAS No. 128 is effective for the financial statements for the periods ending after December 15, 1997. SFAS No. 128 requires restatement of all prior period EPS data presented. The impact of its adoption has not been material to the Savings Bank.

     Disclosure of Information About Capital Structure. SFAS No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure and applies to all entities. SFAS No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, "Omnibus Opinion - 1966," and No. 15, "Earnings Per Share," and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to those standards. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 contains no change in disclosure requirements for entities that were previously subject to the requirements of APB Opinions Nos. 10 and 15 and SFAS No. 47. The adoption of the provisions of SFAS No. 129 is not expected to have a material impact on the Savings Bank.

     Disclosure About Comprehensive Income. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.


Effect of Inflation and Changing Prices

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Savings Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.


Disclosure Regarding Year 2000 Compliance

     The Holding Company and the Savings Bank are taking measures to address the impact of the "Year 2000" issue on its information systems. The Year 2000 issue, which is common to most businesses, concerns the inability of certain information systems, primarily certain computer software programs, to properly recognize and process date sensitive information beyond the year 1999. The Holding Company and the Savings Bank outsource all data processing applications to Intrieve, Incorporated ("Intrieve"). Under the agreement with Intrieve, Intrieve is obligated to incur all software related costs to make its system Year 2000 compliant. Intrieve has prepared a detailed schedule of functions to be performed in its compliance project. The expected completion of the project is scheduled for December 1998. The Holding Company and the Savings Bank are obligated to incur only the hardware cost associated with implementing the changes required by Intrieve, however the hardware costs are not expected to be material. Other computer programs utilized by the Company and the Savings Bank, such as accounting packages and investment packages, are either Year 2000 compliant or will be Year 2000 compliant in the near future at no significant cost to the Holding Company and the Savings Bank.

                                   BUSINESS


Business of the Holding Company


     General. The Holding Company was organized as a Pennsylvania business corporation at the direction of the Savings Bank on October 3, 1997 for the purpose of becoming a holding company for the Savings Bank upon completion of the Conversion and Reorganization. As a result of the Conversion and Reorganization, the Savings Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Savings Bank will be owned by the Holding Company.


     Business. Prior to the Conversion and Reorganization, the Holding Company has not and will not engage in any significant activities other than that of an organizational nature. Upon completion of the Conversion and Reorganization, the Holding Company's primary business activity will be the ownership of the outstanding capital stock of the Savings Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.


     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank.


     Because the Holding Company will hold only the outstanding capital stock of the Savings Bank upon consummation of the Conversion and Reorganization, the competitive conditions applicable to the Holding Company will be the same as those confronting the Savings Bank. See "BUSINESS -- Business of the Savings Bank -- Competition."


Business of the Savings Bank


     General. The Savings Bank is a Pennsylvania-chartered stock savings bank headquartered in Philadelphia, Pennsylvania. The Savings Bank is a community-oriented institution offering traditional deposit and loan products. The Savings Bank operates five full-service offices in Philadelphia, Pennsylvania and one full-service office in Glenside, Montgomery County, Pennsylvania.


     In February 1996, the Board of Trustees of Pennsylvania Savings Bank elected to change the Savings Bank's fiscal year end from September 30th to December 31st. The Savings Bank filed a Transition Report pursuant to Section 13 of the Securities Exchange Act of 1934 for the transition period from October 1, 1995 to December 31, 1995.


     At December 31, 1997, the Savings Bank had total assets of $129.34 million, total deposits of $108.73 million and shareholders' equity of $15.00 million.


     The Savings Bank is primarily engaged in the business of attracting deposits from the general public in the Savings Bank's market area and investing such deposits in loans secured by one- to four-family residential real estate, commercial real estate loans, commercial business loans, construction loans and investment and mortgage-backed securities. The Savings Bank's deposits are insured by the SAIF of the FDIC to the extent that such deposits were assumed from the mutual savings bank in the MHC Reorganization. Deposits accepted by the Savings Bank after the MHC Reorganization are insured by the FDIC's BIF, up to applicable limits.


Lending Activities


     General. The Savings Bank historically focused its lending activities primarily on the origination of loans secured by first mortgages on owner-occupied, one-to four-family residences for retention in the Savings Bank's portfolio. The Savings Bank has expanded origination of one-to four-family residential mortgage loans for resale in the secondary market through expansion of its mortgage banking operations. As part of a strategy to diversify its loan portfolio, achieve a higher net interest margin and reduce interest rate risk, the Savings Bank has increased its origination of construction loans, commercial real estate loans, commercial business loans, and multifamily real estate loans which together totalled 26.50% of the Savings Bank's total loans at December 31, 1997. To a lesser extent, the Savings Bank and its subsidiaries also originate consumer loans, including home equity, second mortgage, and other consumer loans. The Savings Bank expects this diversification trend to continue.


     One- to-four-family residential mortgage loans originated for resale in the secondary market are underwritten according to standards that conform to FNMA and/or FHLMC guidelines. One- to-four-family residential mortgage loans originated and held in portfolio are generally underwritten to conform to secondary market standards but from time to time the Savings Bank originates non-conforming loans if, in the Savings Bank's judgment, the borrower does not present an unreasonable risk of default. The Savings Bank and TNMC, its mortgage banking subsidiary, have sold residential mortgage loans in the secondary market. The Savings Bank has begun to expand its mortgage banking capabilities through TNMC and anticipates that its origination of loans for sale in the secondary market in Southeastern Pennsylvania, Southern New Jersey and Northern Delaware will increase significantly.


     Analysis of Loan Portfolio. Set forth below is selected data relating to the composition of the Savings Bank's loan portfolio by type of loan as of the dates indicated, including data regarding the portion of the Savings Bank's loans that bear fixed and adjustable interest rates, respectively. TNMC has originated and sold mortgage loans to third party investors within the Savings Bank's financial reporting periods. Such mortgage loans are not reflected in the financial tables and financial statements pertaining to a particular period to the extent that such loans were sold prior to any period end.



                                                      At December 31,
                                      ------------------------------------------------
                                               1997                     1996
                                      -----------------------  -----------------------
                                        Amount      Percent      Amount      Percent
                                      ----------  -----------  ----------  -----------
                                                   (Dollars in thousands)
Real Estate Loans:
 One-to-four-family ................   $44,940        71.59%    $45,018        84.47%
 Construction loans ................     2,597         4.14         661         1.24
 Five or more family residence .....       702         1.12         654         1.23
 Nonresidential ....................    11,421        18.20       5,575        10.46
Commercial loans ...................     1,908         3.04         369         0.69
Consumer loans(1) ..................     1,201         1.91       1,016         1.91
                                       -------       ------     -------       ------
  Total loans(2) ...................   $62,769       100.00%    $53,293       100.00%
                                       =======       ======     =======       ======
Less:
 Unearned fees and discounts .......   $   478                  $   495
 Undisbursed loan proceeds .........       138                        5
 Allowance for loan losses .........       238                      207
                                       -------                  -------
 Net Loans .........................   $61,915                  $52,586
                                       =======                  =======
Total loans with:
 Fixed rates .......................   $55,289        88.08%    $48,701        91.38%
 Adjustable rate ...................     7,480        11.92       4,592         8.62
                                       -------       ------     -------       ------
  Total loans(2) ...................   $62,769       100.00%    $53,293       100.00%
                                       =======       ======     =======       ======


                                                                  At September 30,
                                      -------------------------------------------------------------------------
                                               1995                     1994                     1993
                                      -----------------------  -----------------------  -----------------------
                                        Amount      Percent      Amount      Percent      Amount      Percent
                                      ----------  -----------  ----------  -----------  ----------  -----------
                                                               (Dollars in thousands)
Real Estate Loans:
 One-to-four-family ................   $43,033        82.93%    $43,105        84.28%    $44,258        85.99%
 Construction loans ................       829         1.60         339        0.66          651         1.26
 Five or more family residence .....       508         0.98         405        0.79          412         0.80
 Nonresidential ....................     5,940        11.45       5,819       11.38        5,192        10.09
Commercial loans ...................       602         1.16         780        1.53          236         0.46
Consumer loans(1) ..................       977         1.88         696        1.36          720         1.40
                                       -------       ------     -------     --------     -------       ------
  Total loans(2) ...................   $51,889       100.00%    $51,144    $  100.00%    $51,469       100.00%
                                       =======       ======     =======    =========     =======       ======
Less:
 Unearned fees and discounts .......   $   464                  $    --                  $    --
 Undisbursed loan proceeds .........         5                       24                       10
 Allowance for loan losses .........       208                      208                      187
                                       -------                  -------                  -------
 Net Loans .........................   $51,212                  $50,912                  $51,272
                                       =======                  =======                  =======
Total loans with:
 Fixed rates .......................   $47,632        91.80%    $46,740        91.39%    $47,129        91.57%
 Adjustable rate ...................     4,257         8.20       4,404        8.61        4,340         8.43
                                       -------       ------     -------    ---------     -------       ------
  Total loans(2) ...................   $51,889       100.00%    $51,144       100.00%    $51,469       100.00%
                                       =======       ======     =======    =========     =======       ======


------------
(1) Consists of both secured and unsecured personal loans.


(2) Does not include loans originated and held for sale by TNMC, the Savings Bank's subsidiary, which amounted to $6.6 million and $4.6 million, at December 31, 1997 and 1996, respectively and $1.04 million, $185,000 and $1.5 million at September 30, 1995, 1994 and 1993, respectively.


     One-to Four-Family Residential Real Estate Loans. The primary lending activity of the Savings Bank historically consisted of the origination for retention in the Savings Bank's portfolio of owner-occupied one-to four-family residential mortgage loans secured by properties located in the Savings Bank's market area. In 1997, consistent with the Savings Bank's strategy regarding diversification of its loan portfolio, origination of loans other than residential mortgages loans totalled $26.75 million, or 72.42%, of originations in 1997. However, at December 31, 1997, $44.94 million, or 71.59%, of the Savings Bank's total loan portfolio still consisted of one-to four-family residential mortgage loans.


     The Savings Bank currently offers one- to four-family residential mortgage loans with terms typically ranging from 10 to 30 years, with either adjustable or fixed interest rates. Originations of fixed-rate mortgage loans versus adjustable-rate mortgage loans are affected by such things as interest rate risk policies, customer preferences and competition. In the Savings Bank's market area borrowers strongly prefer fixed-rate mortgage loans as opposed to adjustable-rate mortgage loans.


     The Savings Bank's fixed-rate loans are generally originated and underwritten according to standards that permit sale in the secondary mortgage market. Secondary mortgage market loans typically conform to FNMA and/or FHLMC guidelines. The Savings Bank has, from time to time, originated loans that do not conform to such secondary market standards. Such nonconforming loans include loans exceeding the maximum loan amounts acceptable to FNMA and FHLMC and loans as to which the Savings Bank's underwriting indicates that the particular borrower does not present an unreasonable risk of default in view of underwriting criteria that differ from secondary mortgage market standards. Whether the Savings Bank can or will sell fixed-rate loans in the secondary market, however, depends on a number of factors including the yield and the term of the loan, market conditions, and the Savings Bank's current interest rate risk position. The Savings Bank has primarily been a portfolio lender, and at any one time the Savings Bank holds only a nominal amount of loans for immediate sale.


     The Savings Bank's one-to four-family mortgage loans are amortized on a monthly basis with principal and interest due each month. One- to four-family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option.


     The Savings Bank currently offers adjustable-rate mortgage loans with initial interest rate adjustment periods of one and three years, based on changes in a designated market index. After the initial interest rate adjustment, each adjustable-rate mortgage loan adjusts either annually or every third year within a periodic interest rate adjustment limit of 200 basis points and within a maximum interest rate adjustment limit of 600 basis points above the initial rate. Adjustable-rate mortgage loans are currently priced at a fixed margin above the weekly average yield on United States Treasury securities adjusted to a constant term to maturity of one year (or three years in the case of loans with three year interest rate adjustment periods), as published by the Federal Reserve. The Savings Bank originates adjustable-rate mortgage loans with initially discounted rates, which vary depending upon market conditions and whether the initial rate adjustment period is one or three years. Adjustable-rate loans represented 11.92% of the Savings Bank's total loan portfolio at December 31, 1997 due to the difficulty of originating adjustable-rate mortgage loans in the Savings Bank's primary market. Traditionally, the Savings Bank's older, low to moderate income residential customer base has not been receptive to adjustable rate mortgage loans and this tendency was exacerbated in recent years because of the comparatively low interest rate environment for fixed rate mortgate loans.


     The Savings Bank's one- to four-family residential first mortgage loans customarily include due-on-sale clauses, which are provisions giving the Savings Bank the right to declare a loan immediately due and payable in the event, among other things, that the Borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on the Savings Bank's fixed-rate mortgage loan portfolio, and the Savings Bank has usually exercised its rights under these clauses.


     Regulations limit the amount that a savings bank may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Appraisals are performed by appraisers approved by the Savings Bank's Board of Trustees. Such regulations permit a maximum loan-to-value ratio of 95% for residential property and 80% for all other real estate loans. The Savings Bank's lending policies limit the maximum loan-to-value ratio on both fixed-rate and adjustable-rate mortgage loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the real estate that serves as collateral for the loan. For one- to four-family real estate loans with loan-to-value ratios in excess of 80%, the Savings Bank requires the borrower to obtain private mortgage insurance. The Savings Bank requires fire and casualty insurance, as well as title insurance on all properties securing real estate loans made by the Savings Bank.


     Construction Loans. The Savings Bank's loan portfolio included $2.60 million of construction loans at December 31, 1997, which amounted to 4.14% of the Savings Bank's total loan portfolio. The Savings Bank offers fixed and adjustable rate residential construction loans primarily for the construction of owner-occupied one-to four-family residences in the Savings Bank's market area to builders or to owners who have a contract for construction. The Savings Bank generally does not make a construction loan to a builder unless the housing unit is under an agreement of sale. Construction loans to owners are generally structured to become permanent loans, and are originated with terms up to 30 years with an allowance of up to one year for construction. The Savings Bank's largest construction loan at December 31, 1997 had a principal balance of approximately $989,000. Construction loans at December 31, 1997 were located in Philadelphia County, Montgomery County and Bucks County, Pennsylvania.


     Construction lending generally involves a greater degree of credit risk than other one- to four-family residential mortgage lending. The repayment of the construction loan is often dependent upon the successful completion of the construction project. Construction delays or the inability of the borrower to sell the property once construction is completed may impair the borrower's ability to repay the loan.


     Five or More Family Residential Real Estate Loans. Loans secured by five or more family residential real estate constituted approximately $702,000, or 1.12%, of the Savings Bank's total loan portfolio at December 31, 1997. The Savings Bank's five or more family residential real estate loans are secured by residence buildings with over 4 family units, which are generally rental properties. At December 31, 1997, all of the Savings Bank's five or more family residential real estate loans were secured by properties located within the Savings Bank's market area. The Savings Bank's largest five or more family residential real estate loan at December 31, 1997, had a principal balance of approximately $196,000.


     Five or more family residential real estate loans are offered with both adjustable interest rates and fixed interest rates. The terms of each five or more family residential real estate loan are negotiated on a case-by-case basis. The Savings Bank generally makes five or more family residential real estate loans up to 80% of the lesser of property cost or the appraised value of the mortgaged property. Loans secured by five or more family residential real estate generally involve a greater degree of credit risk than one-to four-family residential mortgage loans. This increased credit risk is a result of several factors, including the concentration of larger balances in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by five or more family residential real estate is typically dependent upon the successful operation of related real estate property. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.


     Nonresidential Real Estate Loans. Loans secured by nonresidential real estate constituted approximately $11.42 million, or 18.20%, of the Savings Bank's total loan portfolio at December 31, 1997. The Savings Bank's nonresidential real estate loans are secured by nonresidential properties such as retail establishments, office buildings, and industrial buildings. The Savings Bank also originates nonresidential real estate loans through its subsidiary, PSA Financial Corp. See "SUBSIDIARIES." A significant portion of the Savings Bank's nonresidential real estate loans are secured by properties located within the Savings Bank's market area. The Savings Bank's largest nonresidential real estate loan, which is secured by a business property in the Savings Bank's market area, had a principal balance of approximately $1.16 million at December 31, 1997, and was performing in accordance with its terms.


     Nonresidential real estate loans are offered with both adjustable interest rates and fixed interest rates. The terms of each nonresidential real estate loan are negotiated on a case-by-case basis. The Savings Bank generally makes nonresidential real estate loans up to 75% of the lesser of property cost or the appraised value of the mortgaged property. As in the case of five or more family loans, nonresidential real estate loans generally involve a greater degree of credit risk than one-to four-family residential mortgage loans and carry larger loan balances.

This increased credit risk results from the concentration of principal in a more limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring nonresidential loans. The repayment of loans secured by nonresidential real estate is typically dependent upon the success of the related business operation. If the cash flow from the business is impaired, the borrower's ability to repay the loan may also be impaired.


     Commercial Loans. The Savings Bank currently offers commercial loans to finance various activities in the Philadelphia metropolitan area, some of which are secured in part by additional real estate collateral, such as business property and/or personal residences. The Savings Bank originates commercial loans through its subsidiary, PSA Financial Corp. See "SUBSIDIARIES." At December 31, 1997, commercial loans totalled approximately $1.91 million or 3.04% of the total loan portfolio. Commercial loans are offered with either adjustable or fixed interest rates. Adjustable rates are tied to the Savings Bank's prime rate plus a margin.


     Underwriting standards employed by the Savings Bank for commercial loans include a determination of the applicant's ability to met existing obligations and payments on the proposed loan from normal cash flows generated by the applicant's business. The financial strength of each applicant also is assessed through a review of financial statements provided by the applicant. Commercial loans generally bear higher interest rates than residential loans, but they also may involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower's business. The Savings Bank generally obtains personal guarantees from the borrower or a third party as a condition to originating its commercial loans.


     Consumer Loans. As of December 31, 1997, consumer loans totalled $1.20 million, or 1.91%, of the Savings Bank's total loan portfolio. The principal types of consumer loans offered by the Savings Bank are home equity loans and lines of credit, unsecured personal loans, and loans secured by deposit accounts. The Savings Bank's subsidiary, PSA Consumer Discount Company, offers secured and unsecured personal loans. See "SUBSIDIARIES." Consumer loans are offered with maturities generally of less than ten years. The Savings Bank's home equity loans and lines of credit are secured by the borrower's principal residence with a maximum loan-to-value ratio, including the principal balances of both the first and second mortgage loans, of 80% in the case of home equity loans and 70% in the case of lines of credit. Such loans are offered on both a fixed-rate and an adjustable-rate basis with terms of up to fifteen years.


     The underwriting standards employed by the Savings Bank for consumer loans include a determination of the applicant's credit history and an assessment of ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount, and in the case of home equity loans or lines of credit, the Savings Bank either obtains title insurance or obtains a title search report, depending on the particular loan.


     Consumer loans entail greater credit risk than do residential first mortgage loans, particularly in the case of consumer loan that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. See "-- Delinquencies and Classified Assets -- Nonperforming Assets," "-- Loans Past Due and Nonperforming Assets," and "-- Classification of Assets" for information regarding the Savings Bank's loan loss experience and reserve policy.


Mortgage Banking Operations


     Through its subsidiary, TNMC, the Savings Bank has conducted a mortgage banking operation since 1989. Mortgage banking consists primarily of the origination, purchase, sale and servicing of first mortgage loans secured by one-to-four family homes. Such loans are sold either as individual loans, as mortgage-backed secur-ities, or as participation certificates issued or guaranteed by FNMA or FHLMC. Loans may be sold either on a servicing retained or servicing released basis.

     As of December 31, 1997, the Savings Bank's equity investment in TNMC totaled ($60,000). For the year ended December 31, 1997, TNMC's loan originations totaled $18.13 million and net loss totaled ($37,000). For the year ended December 31, 1996, TNMC sold 81.79% of the loans originated in that year and at December 31, 1997 TNMC had sold 89.10% of the loans originated in that year.

     The Savings Bank plans to expand into the Philadelphia metropolitan market, including counties of New Jersey and Delaware, because management believes this market is more accustomed to obtaining mortgages from mortgage brokers as well as directly from banks and thrifts. The Savings Bank has implemented a strategy in this area to expand TNMC's operations in order to increase the origination of loans for sale in the secondary market and for its own portfolio and the expansion of its servicing portfolio.

     The Savings Bank expects that it will serve as the principal funding source for TNMC pursuant to a credit arrangement between the parties. TNMC originates loans in accordance with FNMA and FHLMC underwriting criteria or the criteria of private investors.


     In the past, TNMC has sold loans on a servicing released basis, but, as origination volume increases, the Savings Bank is establishing loan servicing capabilities and TNMC expects to sell servicing to the Savings Bank. Loan servicing income provides a predictable source of fee income and servicing values are generally countercyclical to the origination side of the mortgage banking business. At December 31, 1997, the Savings Bank was not servicing any loans for others.


     Because mortgage originations fluctuate significantly with economic conditions, mortgage banking revenues are very cyclical. To the extent TNMC revenues and profits become, as expected, a significant component of the Savings Bank's consolidated revenues and net income, earnings of the Savings Bank could fluctuate materially.

     Loan Maturity and Re-pricing Schedule. The following table set forth the maturity or period of re-pricing of the Savings Bank's loan portfolio at December 31, 1997. Demand loans and loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Adjustable and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than the period in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due.

                                                         Amounts at December 31, 1997
                                      ------------------------------------------------------------------
                                                       Multi-                      Consumer
                                        One to       Family and                       and
                                         Four      Nonresidential    Construc-    Commercial     Total
                                        Family       Real Estate        tion       Business      Loans
                                      ----------  ----------------  -----------  ------------  ---------
                                                                (In thousands)
Amounts due:
 Non-accrual .......................   $ 1,497         $   397         $   --       $   --      $ 1,894
 Within one year ...................     2,071           1,230          2,597        2,514        8,412
                                       -------         -------         ------       ------      -------
After one year:
 1 to 3 years ......................       695           1,640             --          282        2,617
 3 to 5 years ......................     2,147           6,184             --          264        8,595
 5 to 10 years .....................     4,059           1,162             --           49        5,270
 Over 10 years .....................    34,471           1,510             --           --       35,981
                                       -------         -------         ------       ------      -------
  Total due after one year .........    41,372          10,496             --          595       52,463
                                       -------         -------         ------       ------      -------
  Total amounts due ................   $44,940         $12,123         $2,597       $3,109      $62,769
                                       =======         =======         ======       ======      =======

     Loan Origination, Purchase and Sale Schedule. The following table shows total loans originated, purchased, sold and repaid during the periods indicated for the Savings Bank and its subsidiaries.



                                                   For the year ended                  For the year ended
                                                      December 31,                       September 30,
                                                -------------------------   ----------------------------------------
                                                    1997          1996         1995          1994           1993
                                                ------------   ----------   ----------   ------------   ------------
                                                                           (In thousands)
Loans receivable, net and loans held for
 sale at beginning of period ................    $  57,183      $ 54,790     $ 51,097     $  52,816      $  48,863
                                                 ---------      --------     --------     ---------      ---------
Originations:
One-to-four family residential real estate.         28,318        20,038        4,447        14,041         24,820
Other real estate ...........................        5,377            24        4,214             0             70
Consumer and commercial
 business loans .............................        3,248         1,033          961           398            292
                                                 ---------      --------     --------     ---------      ---------
Total loan originations .....................       36,943        21,095        9,622        14,439         25,182
                                                 ---------      --------     --------     ---------      ---------
Loans purchased .............................            0             0            0             0              0
                                                 ---------      --------     --------     ---------      ---------
Transfer to REO .............................           --            --           --            --           (463)
Principal repayments ........................       (9,648)       (9,378)      (2,451)       (4,595)       (16,454)
Sales of loans ..............................      (16,152)       (9,293)      (5,996)      (11,598)        (4,319)
                                                 ---------      --------     --------     ---------      ---------
Increase (decrease) in loans in process .....          133           (31)         (19)           14              7
                                                 ---------      --------     --------     ---------      ---------
Increase (decrease) in allowance for loan
 losses .....................................           31             0            0            21              0
                                                 ---------      --------     --------     ---------      ---------
Net increase (decrease) in loans ............       11,307         2,393        1,156        (1,719)         3,953
Loans receivable, net and loans held for
 sale at end of period ......................    $  68,490      $ 57,183     $ 52,253     $  51,097      $  52,816
                                                 =========      ========     ========     =========      =========

     Loans-to-One Borrower. Savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). As of December 31, 1997, the Savings Bank's largest loan to one borrower consisted of six loans to one borrower. Of the six loans, three loans were commercial loans which had an aggregate outstanding balance of $489,000, one loan was a consumer loan with an outstanding balance of $26,000 and two loans were construction loans with an aggregate outstanding balance of $1.56 million at December 31, 1997 and each of these loans is performing according to its terms.


Delinquencies and Classified Assets

     Collection Procedures. The Savings Bank's collection procedures provide that when a mortgage loan is unpaid within its grace period (either ten or fifteen days depending on the loan), a late notice will be sent to the borrower requesting payment. If delinquency continues for approximately fifteen days, then a second notice may be sent and contact efforts are attempted to strengthen the collection process and obtain reasons for the delinquency. Plans to arrange a repayment plan may be made. If a loan becomes two months delinquent, the property is inspected in anticipation of foreclosure, a collection letter is sent, personal contact may be attempted, and the loan becomes subject to possible legal action if suitable arrangements to repay have not been made. In addition, the borrower is given information regarding consumer counseling services, to the extent required by regulations of the PDOB, or the Pennsylvania Department of Housing and Urban Development. When a loan continues in a delinquent status for 60 to 90 days and a repayment schedule has not been made or kept by the borrower, generally a notice of intent to foreclose is sent to the borrower, giving 30 days to cure the delinquency. If the default is not cured, foreclosure proceedings are initiated.

     Nonperforming Assets. All loans, including residential mortgage loans, are placed on nonaccrual status when past due 90 days or more unless the loan is in the process of collection and the value of the collateral well exceeds the loan balance. Prior to 1997, residential mortgage loans were not placed on nonaccrual status unless the loan was delinquent for 12 months and the value of the mortgaged property did not exceed the loan balance. Consumer and unsecured loans are placed on nonaccrual upon becoming three months delinquent. Although the Savings Bank viewed its nonaccrual policy as justified based on historical experience, in 1997 it adopted a more conserative nonaccrual policy that it believes is more consistent with peer bank practice. No adjustment is made for interest accrued and unpaid at the time a loan is placed on nonaccrual status. Interest is discontinued and income is subsequently recognized only to the extent that cash payments are received, or until in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

     Real estate acquired by the Savings Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as REO until such time as it is sold. When real estate is acquired through foreclosure, by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss provisions, the difference is charged against the allowance for loan losses. Any subsequent write-down of REO is charged against earnings. At December 31, 1997, the Savings Bank had approximately $457,000 of property acquired as a result of foreclosure.

     At December 31, 1997, the Savings Bank had nonperforming loans of $2.09 million, and a ratio of nonperforming loans to total loans of 3.34%. Of the total nonperforming loans, $1.7 million are single-family residential mortgage loans. At December 31, 1997, the Savings Bank had nonperforming assets of $2.55 million and a ratio of nonperforming assets to total assets of 1.97%. From 1994 to 1996 the Savings Bank's ratio of nonperforming loans to total loans exceeded 4%. This was due in large part to ineffective implementation of the Savings Bank's stated collection practices by Savings Bank personnel and outside counsel. New collection personnel were hired in 1997, resulting in the decline in the ratios of nonperforming loans to total loans and nonperforming assets to total assets.

     Loans Past Due and Nonperforming Assets. The following table sets forth information regarding the Savings Bank's loans 90 days or more past due, loans 90 days or more past due and accruing interest, and real estate acquired or deemed acquired by foreclosure at the dates indicated. For all the dates indicated, the Savings Bank did not have any material restructured loans within the meaning of SFAS No. 15.



                                                                  At December 31,                   At September 30,
                                                             -------------------------   ---------------------------------------
                                                                 1997          1996          1995          1994          1993
                                                             -----------   -----------   -----------   -----------   -----------
                                                                                   (Dollars in thousands)
Loans past due 90 days or more as to interest or principal
 and accruing interest ...................................     $   200       $ 2,009       $ 1,565       $ 1,417       $ 1,167
Nonaccrual loans(1) ......................................       1,894           770           770           738           344
Total nonperforming loans ................................       2,094         2,779         2,335         2,155         1,511
Real estate owned (REO) ..................................         457           465           482           330           486
                                                               -------       -------       -------       -------       -------
Total nonperforming assets ...............................     $ 2,551       $ 3,244       $ 2,817       $ 2,486       $ 1,997
                                                               =======       =======       =======       =======       =======
Nonperforming loans to total loans .......................        3.34%         5.21%         4.41%         4.20%         2.85%
Nonperforming assets to total assets .....................        1.97          2.74          2.47          2.49          2.07
Allowance for loan losses to total loans .................        0.38          0.39          0.39          0.41          0.35
Allowance for loan losses to
 nonperforming loans .....................................       11.37          7.45          8.91          9.65         12.38
Allowance for loan losses to
 nonperforming assets ....................................        9.33          6.38          7.38          8.37          9.36
Net charge-offs as a percentage of total loans ...........        0.05          0.25          0.05            --            --

(1) The Savings Bank classifies as nonaccrual all loans three months or more delinquent. Prior to 1997, residential mortgage loans were classified as nonaccrual when the loan was delinquent 12 months and the value of the mortgaged property did not well exceed the loan balance.


     For the years ended December 31, 1997 and 1996 and September 30, 1995, gross interest income of approximately $353,000, $175,000, and $157,000, respectively, would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the related periods. No interest income on nonaccrual loans was included in income during such periods.


     In May 1993, the FASB issued SFAS No. 114 "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. In October 1994, the FASB issued SFAS No. 118 "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure," that amends SFAS No. 114 and eliminates its provision regarding how a creditor should report income on an impaired loan. Originally, SFAS No. 114 would have required creditors to apply one of two allowable methods. As a result of the amendment, creditors may now continue to use existing methods for recognizing income on impaired loans, including methods that are required by certain industry regulators. SFAS No. 114 and SFAS No. 118 were adopted by Savings Bank beginning January 1, 1996. At December 31, 1997, the Savings Bank's impaired loans consisted of two commercial real estate loans with a total balance of $321,052 for which specific allowances of $16,048 has been established. At December 31, 1996, the Savings Bank's impaired loans consisted of smaller balance residential mortgage loans.


     Classification of Assets. The Savings Bank's policies, consistent with regulatory guidelines, provide for the classification of loans and other assets such as debt and equity securities, considered to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. At December 31, 1997, the Savings Bank had $1.4 million of substandard loans and $989,000 of "special mention" loans.

     When a savings bank classifies problem assets as either substandard or doubtful, it is required to establish general valuation allowances or "loss reserves" in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings bank classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge off such amount. A savings bank's determination as to the classification of its assets and the amount of its valuation allowance is subject to review by its regulatory agencies, which can order the establishment of additional general or specific loss allowances. The Savings Bank regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

     At December 31, 1997, the Savings Bank had no foreign loans and no loan concentrations exceeding 10% of total loans in the table "Analysis of Loan Portfolio." Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions.

     Potential problem loans consist of loans that are included in performing loans, but for which potential credit problems of the borrowers have caused management to have serious doubts as to the ability of such borrowers to continue to comply with present repayment terms. At December 31, 1997, loans past due between 30 and 89 days that are not included in the preceding table totalled $232,000.

     Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the known and inherent risks in its loan portfolio and current economic conditions. Accordingly, the Savings Bank consistently applies a methodology to determine both the adequacy of the allowance for loan losses and the necessary provision for loan losses to be charged against earnings. This methodology includes:

   -- a detailed review of all classified assets to determine if any specific reserve allocations (which includes impaired loans) are required on an individual loan basis.

   -- the application of reserve allocations to all criticized and classified assets, based upon allocation percentages, with an "olem" (other loans especially mentioned), substandard or doubtful rating.

   -- the application of reserve allocations to installment and mortgage loans based upon historical charge-off experience for those loan types. the application of reserve allocations to all performing loans based upon historical actual losses incurred from all loan review categories.

     The Savings Bank provided $60,000, $132,000 and $27,000 to its allowance for loan losses for the years ended December 31, 1997 and 1996 and September 30, 1995, respectively. At December 31, 1997, the total allowance for loan losses was $238,000, which amounted to 9.33% of nonperforming assets. The Savings Bank will continue to monitor and modify the level of its allowance for loan losses in order to maintain it at a level that management considers adequate to provide for potential loan losses. As the Savings Bank continues to diversify its loan portfolio into commercial, commercial real estate and construction lending, the Savings Bank expects to increase its provisions for loan losses in future periods in order to increase the allowance for loan losses. For the years ended December 31, 1997 and 1996 and September 30, 1995, respectively, the Savings Bank had $29,000, $133,000 and $27,000 in charge-offs against this allowance.

     Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.




                                                        Years Ended                     Years Ended
                                                       December 31,                    September 30,
                                                  -----------------------   ------------------------------------
                                                     1997         1996         1995         1994         1993
                                                  ----------   ----------   ----------   ----------   ----------
                                                                      (Dollars in thousands)
Allowance, beginning of period ................    $   207      $   208      $   208      $   187      $   187
Charge-offs:
 Real Estate: One-to-four-family ..............         28          125           27           --           --
 Consumer .....................................         --            8           --           --           --
                                                   -------      -------      -------      -------      -------
Total charge-offs .............................         28          133           27           --           --
                                                   -------      -------      -------      -------      -------
Total recoveries ..............................         --           --           --           --           --
                                                   -------      -------      -------      -------      -------
 Net charge-offs (recoveries) .................         29          133           27           --           --
Provision charged to operations ...............         60          132           27           21           --
                                                   -------      -------      -------      -------      -------
Allowance, end of period ......................    $   238      $   207      $   208      $   208      $   187
                                                   =======      =======      =======      =======      =======
Charge-offs (recoveries) to average loans .....       0.05%        0.25%        0.05%          --           --
Allowance for loan losses as a percentage
 of period-end loans ..........................       0.38%        0.38%        0.39%        0.41%        0.35%


     Allocation of Allowance for Loan Losses. The following table sets forth the allocation of allowance for loan losses by loan category for the periods indicated.



                                                         At December 31,
                                         -----------------------------------------------
                                                  1997                     1996
                                         ----------------------   ----------------------
                                          Amount      Percent      Amount      Percent
                                         --------   -----------   --------   -----------
                                                     (Dollars in thousands)
Residential including multifamily real
 estate ..............................     $166         72.71%      $150         85.70%
Commercial real estate and
 commercial business .................       67         25.38         44         12.39
Consumer .............................        5          1.91         13          1.91
Unallocated ..........................                                --            --
                                           ----        ------       ----        ------
  Total .............................      $238        100.00%      $207        100.00%
                                           ====        ======       ====        ======

                                                                     At September 30,
                                         ------------------------------------------------------------------------
                                                  1995                     1994                     1993
                                         ----------------------   ----------------------   ----------------------
                                          Amount      Percent      Amount      Percent      Amount      Percent
                                         --------   -----------   --------   -----------   --------   -----------
                                                                  (Dollars in thousands)
Residential including multifamily real
 estate ..............................     $150         83.91%      $149         85.07%      $ 97         86.79%
Commercial real estate and
 commercial business .................       39         14.21         46         13.57         56         11.81
Consumer .............................       16          1.88          3          1.36          5          1.40
Unallocated ..........................        3            --          9            --         29            --
                                           ----        ------       ----        ------       ----        ------
  Total .............................      $208        100.00%      $207        100.00%      $187        100.00%
                                           ====        ======       ====        ======       ====        ======

------------
(1) Represents percentage in each category to total loans.


Investment Activities


     The Savings Bank's investment portfolio is comprised of mortgage-backed securities, investment securities, and cash and cash equivalents. The carrying value of the Savings Bank's investment securities and mortgage-backed securities portfolio totalled $27.62 million at December 31, 1997 compared to $24.92 million at December 31, 1996. The Savings Bank's cash and cash equivalents, consisting of cash and due from banks, and interest-earning deposits with other financial institutions, totalled $27.89 million at December 31, 1997 compared to $31.62 million at December 31, 1996, a decrease of $3.73 million or 11.80%. The majority of the Savings Bank's mortgage-backed securities are issued or guaranteed by the United States Government or agencies thereof. At December 31, 1997, mortgage-backed securities totalled $5.00 million. The majority of this amount represents securities that were issued or guaranteed by either FNMA, FHLMC or the Government National Mortgage Association ("GNMA"). The Savings Bank historically maintains high levels of interest-earning deposits as part of its strategy for meeting liquidity requirements and improving interest sensitivity.

     The Savings Bank is required under federal regulations to maintain a minimum amount of liquid assets that may be invested in specified short term securities and certain other investments. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources." The Savings Bank generally has maintained a portfolio of liquid assets that exceeds regulatory requirements. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short-term demand for funds to be used in the Savings Bank's loan origination and other activities.

     Pursuant to SFAS No. 115, which the Savings Bank adopted in 1994, the Savings Bank classifies its investment securities and mortgage-backed securities as either held-to-maturity, available for sale or trading. Available for sale and trading securities are carried at market value, while held-to-maturity securities are carried at amortized cost. At December 31, 1997, $10.29 million of the Savings Bank's investment securities and mortgaged-backed securities were classified held-to-maturity and $17.33 million of the Savings Bank's investment securities and mortgage-backed securities were classified available for sale. The Savings Bank did not carry any trading securities at December 31, 1997.

     The Savings Bank's Board of Trustees has also adopted an investment policy which identifies acceptable types of investments for the Savings Bank and establishes criteria to guide management in classifying investments as prescribed by SFAS No. 115. The policy also authorizes the Savings Bank's investment officer to make single investments of up to $1 million. Under the investment policy the Savings Bank may invest in certain AAA rated derivative securities. As of December 31, 1997, the Savings Bank had no collateralized mortgage obligations. The Savings Bank may not invest in high-risk collateralized mortgage obligations ("CMOs") and the Savings Bank's investment officer must periodically analyze the risk of any CMO held by the Savings Bank to determine that such securities are not within the high-risk category.

     Carrying and Market Value of Investment and Mortgage-Backed
Securities. The following table sets forth certain information regarding the carrying and market values of the Savings Bank's investment securities and mortgage-backed securities in the Savings Bank's held-to-maturity portfolio for the periods indicated.

                                                                    Held to Maturity
                                                                    At December 31,
                                                      --------------------------------------------
                                                                          1997
                                                      --------------------------------------------
                                                                    Gross       Gross
                                                        Amor-      Unreal-     Unreal-
                                                        tized        ized       ized        Fair
                                                         Cost       Gains      Losses      Value
                                                      ---------   ---------   --------   ---------
                                                                     (In thousands)
Investment Securities:
Debt:
 FHLB .............................................    $ 7,219       $  8        $--      $ 7,227
 FNMA .............................................      1,000          8         --        1,008
 FHLMC ............................................         --         --         --           --
                                                       -------       ----        ---      -------
   Total debt securities held to maturity .........      8,219         16         --        8,235
Mortgage-backed securities:
 GNMA .............................................      1,980        105         --        2,085
 CMO ..............................................         --         --         --           --
 FHLMC ............................................         88          9                      97
                                                       -------       ----                 -------
    Total mortgage-backed securities held to
      maturity ....................................      2,068        114         --        2,182
                                                       -------       ----        ---      -------
    Total securities held to maturity .............    $10,287       $130        $--      $10,417
                                                       =======       ====        ===      =======

                                                                         Held to Maturity
                                                                         At December 31,
                                                          ----------------------------------------------
                                                                               1996
                                                          ----------------------------------------------
                                                                          Gross       Gross
                                                                         Unreal-     Unreal-
                                                           Amortized       ized       ized        Fair
                                                              Cost        Gains      Losses      Value
                                                          -----------   ---------   --------   ---------
                                                                          (In thousands)
Investment Securities:
Debt:
 FHLB Notes ...........................................     $ 8,000        $ --        $32      $ 7,968
 FNMA .................................................       3,000           3         --        3,003
 FHLMC ................................................       1,000          --         --        1,000
 Federal Farm Credit ..................................         657          --         --          657
                                                            -------        ----        ---      -------
 Total debt securities held to maturity ...............      12,657           3         32       12,628
Mortgage-backed securities:
 GNMA .................................................       2,355          90         --        2,445
 CMO ..................................................         227          --          2          225
 FHLMC ................................................         166          16         --          182
                                                            -------        ----        ---      -------
 Total mortgage-backed securities held to maturity.....       2,748         106          2        2,852
                                                            -------        ----        ---      -------
 Total securities held to maturity. ...................     $15,405        $109        $34      $15,480
                                                            =======        ====        ===      =======


     The following table presents the estimated fair value of investment securities and mortgage-backed securities available for sale and the net unrealized gain or loss at the periods indicated:



                                                                        Available for Sale at
                                                                            December 31,
                                                        -----------------------------------------------------
                                                                                1997
                                                        -----------------------------------------------------
                                                                          Gross          Gross
                                                         Amortized     Unrealized     Unrealized       Fair
                                                            Cost          Gains         Losses        Value
                                                        -----------   ------------   ------------   ---------
                                                                           (In thousands)
Investment Securities:
 Equity:
  Investment in mutual funds ................... ....     $ 2,354          $12           $ --        $ 2,366
                                                          -------          ---           ----        -------
 Debt:
   FHLB Notes .......................................       7,995           23             --          8,018
   Federal Farm Credit ..............................       2,000           12                         2,012
   FNMA .............................................         998           13                         1,011
   SLMA .............................................       1,000           --              6            994
                                                          -------          ---           ----        -------
   Total debt securities available for sale .........      11,993           48              6         12,035
Mortgage-backed Securities
   FNMA .............................................       2,227           --             65          2,162
   FHLMC ............................................         778           --              6            772
                                                          -------          ---           ----        -------
   Total mortgage-backed securities available for
    sale ............................................       3,005           --             71          2,934
                                                          -------          ---           ----        -------
   Total available-for-sale securities ..............     $17,352          $60           $ 77        $17,335
                                                          =======          ===           ====        =======

                                                                           Available for Sale
                                                                            December 31, 1996
                                                          -----------------------------------------------------
                                                                            Gross          Gross
                                                           Amortized     Unrealized     Unrealized       Fair
                                                              Cost          Gains         Losses        Value
                                                          -----------   ------------   ------------   ---------
                                                                             (In thousands)
Investment Securities:
 Equity:
  Investment in mutual funds ................... ......      $2,305         $ 47           $ --        $2,352
                                                             ------         ----           ----        ------
 Debt:
   FNMA Notes .........................................       3,000           --             15         2,985
   SLMA ...............................................       1,000           --             21           979
                                                             ------         ----           ----        ------
    Total debt securities available for sale ... ......       4,000           --             36         3,964
                                                             ------         ----           ----        ------
Mortgage-backed Securities:
   FNMA ...............................................       2,530           --            110         2,420
   FHLMC ..............................................         792           --             18           774
                                                             ------         ----           ----        ------
   Total mortgage-backed securities available for
    sale ..............................................       3,322           --            128         3,194
                                                             ------         ----           ----        ------
   Total available-for-sale securities ................      $9,627         $ 47           $164        $9,510
                                                             ======         ====           ====        ======


     Investment Portfolio Maturities. The following table sets forth the scheduled maturities, carrying values, and weighted average yields for the Savings Bank's investment securities and mortgage-backed securities portfolios classified as being held to maturity and available for sale at December 31, 1997. Adjustable-rate, mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust.





                                              At December 31, 1997
                                  --------------------------------------------
                                       In one year          After one year
                                         or less             to five years
                                  ---------------------  ---------------------
                                             (Dollars in thousands)
                                   Carrying    Average    Carrying    Average
                                     Value      Yield       Value      Yield
                                  ----------  ---------  ----------  ---------
Held to maturity:
 Investment securities .........   $ 8,219       7.13%     $   --         --
 Mortgage-backed
  securities ...................        --                     --         --
                                   -------      -----      ------         --
  Total held to maturity .......   $ 8,219       7.13%     $   --         --
                                   =======      =====      ======         ==
Available for sale:
 Investment securities .........   $ 9,995       6.94%     $1,998       7.22%
 Mortgage-backed
  securities ...................       778       5.00%      2,227       5.50%
                                   -------      -----      ------      -----
  Total available for sale .....   $10,773      11.94%     $4,225      12.72%
                                   =======      =====      ======      =====


                                                          At December 31, 1997
                                  --------------------------------------------------------------------
                                    After five years
                                      to ten years           Over ten years
                                  ---------------------  ----------------------
                                                         (Dollars in thousands)
                                                                                  No stated
                                   Carrying    Average    Carrying     Average    Maturity
                                     Value      Yield       Value       Yield      or Rate     Total
                                  ----------  ---------  ----------  ----------  ----------  ---------
Held to maturity:
 Investment securities .........     $ --        --        $   --           --     $   --     $ 8,219
 Mortgage-backed
  securities ...................       --        --         2,068         8.35%        --       2,068
                                     ----        --        ------         ----     ------     -------
  Total held to maturity .......     $ --        --        $2,068         8.35%    $   --     $10,287
                                     ====        ==        ======         ====     ======     =======
Available for sale:
 Investment securities .........     $ --        --        $   --           --     $2,354     $14,347
 Mortgage-backed
  securities ...................       --        --            --           --         --       3,005
                                     ----        --        ------         ----     ------     -------
  Total available for sale .....     $ --        --            --     $     --     $2,354     $17,352
                                     ====        ==        ======     ========     ======     =======

Sources of Funds

     General. Deposits are the major source of the Savings Bank's funds for lending and other investment purposes. In addition to deposits, the Savings Bank derives funds from the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, operations and, if needed, advances from the FHLB. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.

     Deposits. Consumer and commercial deposits are attracted principally from within the Savings Bank's market area through the offering of a broad selection of deposit instruments including checking accounts, passbook savings accounts, statement savings accounts, money market deposit accounts, term certificate accounts and individual retirement accounts. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. The Savings Bank regularly evaluates its internal cost of funds, surveys rates offered by competing institutions, reviews the Savings Bank's cash flow requirements for lending and liquidity, and executes rate changes when deemed appropriate. The Savings Bank does not obtain deposits through brokers, nor does it solicit funds outside its market area.

     The Savings Bank's deposit pricing strategy seeks to retain passbook savings deposit accounts as an important funding source. Management's experience is that its customer base finds the traditional passbook savings account attractive even though higher yields may be available from alternative deposit products. Accordingly, the Savings Bank typically prices its passbook product above its large commercial bank competitors whose pricing strategy is designed for a larger and more diverse market.

     The following table sets forth the savings account activities for the Savings Bank for the periods indicated.





                                Year Ended December 31,     Year Ended September 30,
                                ----------------------   -------------------------------
                                    1997       1996        1995       1994       1993
                                 ---------   --------   ---------   --------   --------
                                                     (In thousands)
Increase before interest
 credited ....................    $4,249      $  527     $3,187      $  587     $  794
Interest credited ............     3,911       3,571      3,437       3,038      3,152
                                  ------      ------     ------      ------     ------
Net deposit increase .........    $8,160      $4,098     $6,624      $3,625     $3,946
                                  ======      ======     ======      ======     ======

     The following tables set forth the composition of savings deposits in the various types of savings accounts offered by the Savings Bank between the dates indicated.

                                                       At December 31,
                                             ------------------------------------
                                                             1997
                                             ------------------------------------
                                                                         Weighted
                                                                         Average
                                                              % of       Nominal
                                               Balance      Deposits       Rate
                                             -----------   ----------   ---------
Savings deposit accounts .................    $ 29,694      27.31%      2.50%
NOW accounts .............................       8,535       7.85       0.90
Money market accounts ....................       7,201       6.62       3.57
Retail certificates of deposit ...........      57,536      52.91       5.57
Jumbo certificates of deposit(1) .........       5,768       5.31       5.81%
                                              --------     ------
 Total deposits ..........................    $108,734     100.00%
                                              ========     ======


                                                        At December 31,                       At September 30,
                                             -------------------------------------   ----------------------------------
                                                             1996                                   1995
                                             -------------------------------------   ----------------------------------
                                                                         Weighted                              Weighted
                                                                          Average                              Average
                                                              % of        Nominal                   % of       Nominal
                                               Balance      Deposits       Rate       Balance     Deposits       Rate
                                             -----------   ----------   ----------   ---------   ----------   ---------
                                                                       (Dollars in thousands)
Savings deposit accounts .................    $ 28,992      28.83%      2.49%         $33,263     34.63%      3.00%
NOW accounts .............................       9,105       9.05       1.09            3,845      4.00       1.04
Money market accounts ....................       6,266       6.23       3.63            4,884      5.08       3.61
Retail certificates of deposit ...........      50,175      49.89       5.41           49,243     51.27       5.55
Jumbo certificates of deposit(1) .........       6,036       6.00       5.72%           4,818      5.02       5.62%
                                              --------     ------                     -------    ------
 Total deposits ..........................    $100,574     100.00%                    $96,053    100.00%
                                              ========     ======                     =======    ======

------------
(1) Includes only certificates of deposit of $100,000 or more bearing negotiated rates.

     Time Deposit Maturities. The following table sets forth the amount and maturities of time deposits at December 31, 1997.


                                             Period to Maturity from
                             -------------------------------------------------------
                                                December 31, 1997
                             -------------------------------------------------------
                              Within One        One to
                                 Year        Three Years     Thereafter      Total
                             ------------   -------------   ------------   ---------
                                               (Dollars in thousands)
Less than 4.00% ..........      $   327        $    27         $  254       $   608
4.001% - 6.000% ..........       42,248         14,044          1,433        57,725
6.001% - 8.000% ..........        2,569          1,655            681         4,905
8.001% - 10.000% .........           24             42             --            66
over 10.000% .............           --             --             --            --
                                -------        -------         ------       -------
 Total ...................      $45,168        $15,768         $2,368       $63,304
                                =======        =======         ======       =======

     Large Certificates of Deposit Maturities. The following table indicates the amount of the Savings Bank's certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1997.

                                                         Certificates
                   Maturity Period                        of Deposit
                   ---------------                     ---------------
                                                        (In thousands)
       One year or less ............................       $ 8,904
       Over one year though two years ..............         1,284
       Over two years through three years ..........           100
       Over three years through five years .........           503
       Over five years through ten years ...........            --
       Over ten years ..............................            --
                                                           -------
                                                           $10,791
                                                           =======

Borrowings

     Savings deposits are the primary source of funds for the Savings Bank's lending and investment activities and for its general business purposes. If the need arises, the Savings Bank may rely upon advances from the FHLB to supplement its supply of lendable funds and to meet deposit withdrawal requirements. At December 31, 1997, the Savings Bank had no FHLB advances outstanding.


Market Area and Competition

     The Savings Bank's market area includes the Philadelphia and metropolitan area and all counties contiguous thereto as well as counties of New Jersey and Delaware. This area has a large concentration of financial institutions, many of which are significantly larger and have greater financial resources than the Savings Bank, and all of which are competitors of the Savings Bank to varying degrees. As a result, the Savings Bank encounters strong competition both in attracting deposits and in originating real estate and other loans. Its most direct competition for deposits has come historically from commercial banks, brokerage houses, other savings associations and credit unions in its market area, and the Savings Bank expects continued strong competition from such financial institutions in the foreseeable future. The Savings Bank's market area includes branches of several commercial banks that are substantially larger than the Savings Bank. The Savings Bank competes for savings deposits by offering depositors a high level of personal service.

     The competition for real estate and other loans comes principally from commercial banks, mortgage banking companies and other savings institutions. This competition for loans has increased substantially in recent years as a result of the large number of institutions competing in the Savings Bank's market area, as well as the increased efforts by commercial banks to expand mortgage loan originations.

     The Savings Bank competes for loans primarily through the interest rates and loan fees it charges and the efficiency and quality of services it provides borrowers, real estate brokers and builders. Factors that affect competition include general and local economic conditions, interest rate levels and volatility of the mortgage markets.

Subsidiaries

     The Savings Bank owns three direct subsidiaries and one indirect subsidiary. See "Business of the Savings Bank -- Mortgage Banking Activities." TNMC is engaged in a mortgage banking business. See "Business of the Savings Bank -- Mortgage Banking Operations" and "RISK FACTORS -- Interest Rate Risk." PSA Service Corp. conducts real estate appraisals, processes credit applications and provides other services in connection with the origination of loans. PSA Financial Corp. primarily originates business loans and commercial real estate loans. Its subsidiary, PSA Consumer Discount Company, primarily originates consumer loans.

Personnel

     As of December 31, 1997, the Savings Bank had 47 full-time and no part-time employees. None of the Savings Bank's employees are represented by a collective bargaining group. The Savings Bank believes its relationship with its employees to be good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving the Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. The Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

Properties

     As of December 31, 1997, the Savings Bank conducted operations through an executive/administrative office, six full-service offices and a branch administrative office. The Savings Bank owns five of the six full-service offices and the branch administrative office. The Savings Bank is leasing its Center City Philadelphia full-service office and executive office for a term of eleven years.

Environmental Matters

     Environmental hazards have become a source of substantial risk and potential liability in the loan portfolios of financial institutions. If a property securing one or more of an institutions loans is environmentally contaminated, the institution may be adversely affected in several different ways. The value of the collateral could be impaired, environmental clean-up costs may impair the borrower's repayment ability, liens held by the institution against the contaminated property may be subordinated to state and/or federal liens securing clean-up costs, and the institution against the contaminated property may be subordinated to state and/or federal liens securing clean-up costs if it has foreclosed on the property or if it is deemed to have become involved in management of the borrower. To minimize these risks, the Savings Bank may require an environmental examination of the property of any borrower or prospective borrower if consideration of the potential loss to the Savings Bank in relation to the burdens to the borrower. The costs of such examinations and reports are generally the responsibility of the borrower. These costs may be substantial and may deter a prospective borrower from entering into a loan transaction with the Savings Bank. The Savings Bank is not aware of any borrower who is currently subject to any environmental investigation or clean-up proceeding which is likely to have a material adverse impact on the financial condition or results of operations of the Savings Bank.

                                  REGULATION

General

     The Savings Bank is a Pennsylvania-chartered stock savings bank and its deposit accounts are insured up to applicable limits by the FDIC under the SAIF (to the extent such deposits were assumed from the Savings Bank's mutual savings bank predecessor) or the BIF (in the case of other insured deposits). The Savings Bank is subject to extensive regulation by the PDOB, as its chartering agency, and by the FDIC, as its primary federal regulator and deposit insurer. The Savings Bank must file reports with the PDOB and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to engaging in certain activities and transactions including, but not limited to, mergers and acquisitions. The PDOB and the FDIC periodically examine the Savings Bank to assess its compliance with various regulatory requirements. State and federal regulation and supervision create a framework within which the Savings Bank must operate and are intended primarily for the protection of the FDIC insurance funds and depositors rather than shareholders.

     The MHC, as a mutual holding company, is also required to file certain reports with the FRB and to comply with other rules and regulations of the FRB. Regulatory authorities possess extensive discretion in connection with their supervisory and enforcement activities and in connection with their examination policies, including policies regarding the classification of assets and the adequacy of loan loss reserves. Any change in regulatory policy by the PDOB, the FRB, or the FDIC could have a material adverse impact on the MHC, the Savings Bank and their operations. Certain of the regulatory requirements applicable to the Savings Bank and to the MHC are referred to below or elsewhere herein.

Regulation of the Holding Company

     General. The MHC is, and the Holding Company will be, a bank holding company subject to supervision and regulation by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. As a bank holding company, the Holding Company's activities and those of its subsidiary are limited to the business of banking and activities closely related or incidental to banking, and the Holding Company may not directly or indirectly acquire the ownership or control or more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve.

     The Savings Bank is subject to supervision and examination by applicable federal and state banking agencies. The Savings Bank is a member of the Federal Reserve System, and therefore, subject to the regulations of the Federal Reserve. The Savings Bank is also a Pennsylvania-chartered bank subject to supervision and regulation by the PDOB.

     In addition, because the deposits of the Savings Bank are insured by the FDIC, the Savings Bank is subject to regulation by the FDIC. The Savings Bank is also subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and imitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Savings Bank. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve in attempting to control the money supply and credit availability in order to influence the economy.

     Holding Company Structure. The Savings Bank is subject to restrictions under federal law which limit its ability to transfer funds to the Holding Company, whether in the form of loans, other extensions of credit, investments or asset purchases. Such transfers by the Savings Bank to the Holding Company are generally limited in amount to 10% of the Savings Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specific amounts, and all transactions are required to be on an arm's length basis. The Savings Bank has never made any loan or extension of credit to the Holding Company nor has it purchased any assets from the Holding Company.

     Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to the Savings Bank and to commit resources to support the Savings Bank, i.e., to downstream funds to the Savings Bank. This support may be required at times when, absent such policy, the bank holding company might not otherwise provide such support. Any capital loans by a bank holding company to the Savings Bank are subordinate in right of payment to deposits and to certain other indebtedness of the Savings Bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of the Savings Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Regulation of the Savings Bank

     Pennsylvania Savings Bank Law. The Savings Bank is incorporated under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"). The Banking Code contains detailed provisions governing the Bank's organization, the location of its offices, the rights and responsibilities of its trustees, officers, employees, depositors and shareholders, and its savings, investment and other operations. The Banking Code delegates extensive rulemaking power and administrative discretion to the PDOB.

     The PDOB generally examines each savings bank not less frequently than once every two years. Although the PDOB may accept the examinations and reports of the FDIC in lieu of the PDOB's examination, the current practice is for the PDOB to conduct individual examinations. The PDOB may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, employee or attorney of a savings bank engaged in an objectionable activity, after the PDOB has ordered the activity to be terminated, to show cause at a hearing before the PDOB why such person should not be removed.

     Interstate Acquisitions. The Commonwealth of Pennsylvania has enacted legislation regarding the acquisition of commercial banks, bank holding companies, savings banks and savings and loan associations located in Pennsylvania by institutions located outside of Pennsylvania. The statute dealing with savings institutions authorizes (i) a savings bank, savings and loan association or holding company thereof located in another state (a "foreign institution") to acquire the voting stock of, merge or consolidate with, or purchase assets and assume liabilities of, a Pennsylvania-chartered savings bank and (ii) the establishment of branches in Pennsylvania by foreign institutions, in each case subject to certain conditions including (A) reciprocal legislation in the state in which the foreign institution seeking entry into Pennsylvania is located permitting comparable entry by Pennsylvania savings institutions and (B) approval by the PDOB. Pennsylvania law also provides for nationwide branching by Pennsylvania-chartered savings banks and savings and loan associations, subject to the PDOB's approval and certain other conditions.

     On September 29, 1994, the United States Congress enacted the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Law"), which amended various federal banking laws to provide for nationwide interstate banking, interstate bank mergers and interstate branching. The Interstate Banking Law currently allows the acquisition by a bank holding company of a bank located in another state, interstate bank mergers and branch purchase and assumption transactions. Only a few states have "opted-out" of the merger and purchase and assumption provisions by enacting laws that specifically prohibit such interstate transactions.

     Pursuant to the Interstate Banking Law, states may also enact legislation to allow for de novo interstate branching by out of state banks.

     Capital Maintenance. FDIC regulations require FDIC-insured state-chartered savings banks, such as the Savings Bank, to maintain minimum levels of capital. The regulations establish a minimum leverage capital requirement of not less than 3% Tier 1 capital to total assets for institutions in the strongest financial and managerial condition, with a CAMEL rating of "1" (the highest rating of the FDIC for banks). For all other banks, the minimum leverage ratio is at least 4% to 5%. Tier I capital consists principally of common shareholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain supervisory goodwill, purchased mortgage servicing rights and purchased credit card relationships.

     The FDIC also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier 1 capital plus supplementary (Tier 2) capital) to risk- weighted assets of 8%. In determining the amount of risk- weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item.

     Tier 2 capital includes certain perpetual preferred stock, hybrid capital instruments, including certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and a limited amount of the general allowance for loan and lease losses. The amount of the allowance for loan and lease losses includable in Tier 2 capital is limited to a maximum of 1.25% of risk-weighted assets and 100% of Tier 1 capital. Overall, the amount of capital counted toward Tier 2 capital cannot exceed 100% of Tier 1 capital. At December 31, 1997, the Savings Bank met its capital requirements.

     FDICIA requires the Federal banking agencies to revise their risk-based capital guidelines to, among other things, take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities. The agencies have adopted a specific rule applicable to institutions whose investment portfolio trading activity exceeds 10% of total assets or $1 billion. The Savings Bank is not subject to this rule. The agencies have stated that they will also consider the effects of market and credit risk and nontraditional activities on a case-by-case basis, and could impose higher capital requirements on any institution.

     Virtually identical capital requirements are imposed on the Holding Company and enforced by the FRB. The Savings Bank is also subject to PDOB capital guidelines. Although not adopted in regulation form, the PDOB utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the FDIC.

     Insurance of Deposit Accounts. The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each institution to one of three capital groups (well-capitalized, adequately capitalized or undercapitalized) and further assigns such institution to one of three subgroups within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10.00% or greater, a Tier 1 capital to risk-based assets ratio of 6% or greater, and a Tier 1 leverage ratio of 5.0% or greater, are assigned to the well-capitalized group. As of December 31, 1996, the Savings Bank was well capitalized for purposes of calculating insurance assessments.

     On September 30, 1996, the President signed into law the Omnibus Appropriations' Act that included legislation to capitalize the Savings Association Insurance Fund with a one-time special assessment. The special assessment was paid on the amount of SAIF-assessable deposits held by the institution as of March 31, 1995 and the amount of any SAIF assessable deposits acquired by the institution after that date. The Savings Bank recognized an expense of $567,000 in the third quarter of 1996. Since the SAIF was deemed recapitalized as of October 1, 1996, the FDIC also set a new premium range for the fourth quarter of 1996. Consequently, the Savings Bank received a refund of $58,000 for the fourth quarter of 1996. The FDIC approved a final rule establishing a new range of premiums for SAIF and BIF insured deposits effective January 1, 1997. The FDIC calculated deposit insurance assessments at the rate of $0.00 for every $100 of deposits for banks in the lowest risk-based premium category and $0.27 for every $100 of insured deposits for banks in the highest risk-based category. The Savings Bank is presently in the lowest premium category.

     While the Savings Bank presently pays no premium for deposit insurance, it is subject to assessments to pay the interest on Financing Corporation ("FICO") bonds. FICO was created by Congress in 1989 to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds. The Omnibus Budget Act also provided that the BIF deposits would be subject to 1/5 of the assessment to which SAIF deposits are subject for FICO bond payments through 1999. Beginning in 2000, BIF and SAIF deposits will be subject to the same assessment for FICO bonds. The FICO assessment for the Savings Bank for 1997 is $.013 for each $100 of BIF deposits and $.0648 for each $100 of SAIF deposits.

     The Savings Bank was chartered as a BIF-insured institution; however, it will continue to pay premiums to the SAIF at SAIF rates with respect to the deposits that it assumed in the MHC Reorganization. Therefore, substantially all of the Savings Bank's deposits are assessed at SAIF rates.

     Restrictions on Dividends. Dividend payments by the Savings Bank are subject to the Banking Code. Under the Banking Code, no dividends may be paid except from "accumulated net earnings" (generally, undivided profits). Under the FDI Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the FDIC.

     State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of the Savings Bank to pay dividends.

     Restrictions on Investment Authority of State-Chartered Banks. Section 24 of the FDI Act, and the FDIC regulations promulgated thereunder, generally limit the activities and equity investments of FDIC insured savings banks and their subsidiaries to those permissible for national banks and their subsidiaries, unless such activities and investments are specifically exempted or consented to by the FDIC. FDIC regulations governing the equity investments of FDIC insured savings banks generally prohibit equity investments by such banks and required the divestiture of such investments by December 19, 1996, unless certain conditions are met. The Savings Bank has no impermissible investments and does not conduct impermissible activities. Savings banks not engaging in such activities but that desire to engage in other impermissible activates may apply for approval from the FDIC to do so.

     Transactions with Affiliates. Extensions of credit by the Savings Bank to executive officers, trustees, and principal shareholders and related interests of such persons are subject to Sections 22(g) and 22(h) of the FRA and the Federal Reserve's Regulation O. These rules limit the aggregate amount of loans to any such individual and their related interests, and require that all such loans be pre-approved by the full Board of the Holding Company voting without such person being present. These rules also provide that no institution shall make any loan or extension of credit in any manner to any of such persons, unless such loan or extension of credit is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, does not involve more than the normal risk of repayment or present other unfavorable features, and the institution follows underwriting procedures that are not less stringent than those applicable to comparable transactions by the institution with persons who are not executive officers, trustees, principal shareholders, or employees of the institution. Loans can be made to employees, including executives and trustees, on more favorable terms than to the general public, if all employees are eligible for such preferential terms. Regulation O also sets forth additional limitations on extensions of credit by an institution to its executive officers. Management believes that the Savings Bank is in compliance with Sections 22(g) and 22(h) of the FRA and the Federal Reserve's Regulation O.

     Federal Reserve System. Under Federal Reserve regulations, the Savings Bank is required to maintain noninterest-earning reserves against its transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% must be maintained against net transaction accounts of $47.8 million or less (subject to adjustment by the Federal Reserve) and $1.43 million plus 10% of net transaction accounts in excess of $47.8 million. The Savings Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, the effect of this reserve requirement is to reduce the Savings Bank's interest-earning assets.

     Federal Home Loan Bank System. As a condition of approval to the Savings Bank's conversion from a state-chartered savings association to a state-chartered savings bank in 1990, the Savings Bank is required to retain its membership in the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Savings Bank, as a member of the FHLB of Pittsburgh, is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB of Pittsburgh, whichever is greater. The Savings Bank is in compliance with this requirement, with an investment in FHLB of Pittsburgh stock at December 31, 1997 of $559,900. FHLB advances must be secured by specified types of collateral and may only be obtained for the purpose of providing funds for residential housing finance.

     The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future FHLB advances increased, the Savings Bank's net interest income would likely also be reduced.

                               FEDERAL TAXATION

     General. Upon consummation of the Conversion and Reorganization, the Holding Company and the Savings Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Savings Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Savings Bank or the Holding Company.

     Bad Debt Reserve. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience, the Savings Bank generally recognized a bad debt deduction equal to 8% of taxable income.

     The provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996, as amended by the Taxpayer Relief Act of 1997 (for qualifying thrifts which are S corporations)." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Savings Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Savings Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

     Distributions. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Savings Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Savings Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     Corporate Alternative Minimum Tax. The Code imposes a tax on the alternative minimum taxable income ("AMTI") of certain corporations at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its OMIT (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environment tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax is paid.

     Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations which elect to file a consolidated return. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted assuming the applicable holding period has been satisfied.

                                  MANAGEMENT

Management of the Holding Company

     Directors will be elected by the shareholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified, at the first annual meeting of shareholders following the consummation of the Conversion and Reorganization. The Holding Company's Board of Directors consists of six persons divided into three classes, each of which contains one third of the Board. One class, consisting of Mr. DiSandro and Ms. Pauciello has a term of office expiring at the first annual meeting of shareholders after their election; a second class, consisting of Mrs. Fumo and Ms. Pauciello, has a term of office expiring at the second annual meeting of shareholders after her election; and a third class, consisting of Mr. Fumo and Mr. Finley, has a term of office expiring at the third annual meeting of shareholders after his election.

     The executive officers of the Holding Company will be elected annually by the Board of Directors and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

Name                                Position
----                                --------
     Vincent J. Fumo .............  Chairman of the Board and Chief Executive Officer
     Anthony DiSandro ............  President and Director
     Gary Polimeno ...............  Treasurer and Vice President
     Roseanne Pauciello ..........  Corporate Secretary and Director


     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."

Management of the Savings Bank

     Directors and Executive Officers. The Savings Bank's Bylaws require that the Board of Trustees of the Savings Bank consist of between seven and twenty members, and that the Board of Trustees shall set the exact number from time to time. The Savings Bank's Board of Trustees has fixed the number of trustees at twelve members. Such Bylaws establish three classes of Trustees of equal size. Trustees are elected for three year terms, with one class to be elected each year.

     The following table sets forth information, as of December 31, 1997, with respect to the trustees and executive officers of the Savings Bank.

Class I Trustee (Term expiring 2000)

                                                   Year
                                                   First
                                                  Elected      Principal Occupation
Name/Position                           Age     Trustee(1)    During Past Five Years
-------------                          -----   ------------   ----------------------
Class I Trustees:
Sylvia M. DiBona, Trustee ..........    43        1997        Chairman and Chief Executive Officer of the
                                                              William Penn Agency
                                                              (insurance agency)
James W. Eastwood, Trustee .........    52        1995        President of Granary Associates, Inc. (hospital
                                                              development and consulting firm)
P. Charles DeRita, Trustee .........    86        1995        Vice President and Manager of Hallmark
                                                              Abstract Co.

                                                           Year
                                                           First
                                                          Elected      Principal Occupation
Name/Position                                  Age      Trustee(1)     During Past Five Years
-------------                                  -----    ----------     ----------------------
Vincent J. Fumo, Chairman and Chief
 Executive Officer(2) ......................    54        1995        Chairman and Chief Executive Officer of Penn-
                                                                      sylvania Savings Bank and Pennsylvania State
                                                                      Senator
Class II Trustees (Term expiring 1998):
James F. Kenney, Trustee ...................    39        1995        City of Philadelphia Councilman since 1992
Roseanne Pauciello, Trustee and
 Corporate Secretary .......................    53        1995        Corporate Secretary of Pennsylvania Savings
                                                                      Bank; School District of Philadelphia Home
                                                                      and School Visitor

Thomas J. Finley, Jr., Trustee .............    76        1995        Retired
S. Michael Palermo, ........................    56        1995        Assistant Executive Trustee of Pennsylvania
                                                                      Turnpike Commission
Class III Trustees (Term expiring 1999):
Jane Scaccetti Fumo, Trustee(2)(3) .........    42        1995        Certified Public Accountant, Drucker &
                                                                      Scaccetti, P.C.
Alfonso Tumini, Trustee ....................    47        1995        Attorney
Leonard A. Green, Trustee ..................    78        1995        Attorney
Anthony DiSandro, Trustee, President
 and Chief Operating Officer ...............    50        1995        President and Chief Operating Officer of
                                                                      Pennsylvania Savings Bank

------------
(1) Period indicated excludes service as a trustee of the Savings Bank's predecessors; each Trustee was selected as an initial trustee of the Savings Bank in connection with its incorporation on October 20, 1995.

(2) Vincent J. Fumo and Jane Scaccetti Fumo are husband and wife.

(3) Jane Scaccetti Fumo also serves as a director of Nutrition Management Corp., which has a class of securities registered or subject to the Securities Exchange Act of 1934, as amended ("Exchange Act").

Executive Officers Who Are Not Trustees

                                                Principal Occupation
Name/Position                           Age    During Past Five Years
-------------                          -----   ----------------------
   Gary Polimeno, Vice President and
     Treasurer .....................    45     Vice President of Pennsylvania
                                               Savings Bank. Treasurer of Pennsylvania
                                               Savings Bank since 1994.

Stock Ownership of Management as of December 31, 1997

                                        Amount and        Percent of
                                         Nature of       Outstanding
  Name of                               Beneficial        Shares of
Beneficial Owner                         Ownership       Common Stock
----------------                     ----------------   -------------
   P. Charles DeRita .............          5,000            0.42%
   Sylvia M. DiBona ..............         23,250            1.95%
   Anthony DiSandro ..............        104,783(1)         8.77%
   James W. Eastwood .............          6,200            0.52%
   Thomas J. Finley, Jr. .........              0               0%

                                                 Amount and        Percent of
                                                  Nature of       Outstanding
  Name of                                        Beneficial        Shares of
Beneficial Owner                                  Ownership      Common Stock
----------------                                --------------   -------------
   Jane Scaccetti Fumo ....................        160,514(2)         13.25%
   Vincent J. Fumo ........................        160,514(2)         13.25%
   Leonard A. Green .......................            100               (3)
   James F. Kenney ........................            100               (3)
   S. Michael Palermo .....................              0                0%
   Gary Polimeno ..........................         11,515(4)          0.96%
   Roseanne Pauciello .....................          2,500             0.21%
   Alfonso Tumini .........................              0                0%
   All executive officers and trustees as a
     group (13 persons) ...................        272,182            22.21%

------------
(1) Amount includes 19,636 shares held indirectly through the 401(k) Plan, 10,000 shares held through the Profit Sharing Plan, 10,160 shares held by the 1995 MRP that have been awarded to Mr. DiSandro, 6,114 shares held by Mr. DiSandro directly and 16,593 shares subject to immediately exercisable options. Also includes 42,280 shares held by the ESOP of which Mr. DiSandro is a trustee.

(2) Vincent Fumo and Jane Scaccetti Fumo are husband and wife. Amount includes 18,000 shares held through the 401(k) Plan, 7,205 shares held through the Profit Sharing Plan, 42,045 held in IRA accounts, 10,161 shares held by the 1995 MRP that have been awarded to Mr. Fumo, 200 shares held by Jane Scaccetti Fumo, 300 shares held on behalf of the daughter of Vincent and Jane Scaccetti Fumo and 16,593 shares subject to immediately exercisable options. Also includes 42,280 shares held by the ESOP of which Mr. Fumo is a trustee.

(3) Represents less than 1/2 of one percent of total shares outstanding.

(4) Includes 7,773 shares held indirectly through the 401(k) Plan, 1,069 shares by the 1995 MRP, and 2,673 shares subject to immediately exercisable options.

Meetings and Committees of the Board of Trustees

     The business of the Savings Bank is conducted at regular and special meetings of the full Board of Trustees and its standing committees. The standing committees consist of the Executive, Asset/Liability Management, Budget, Compensation, Loan, Investment, Strategic Planning, Audit and Nominating Committees. During 1997, the Board of Trustees met at twelve regular meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

     The Executive Committee of the Board of Trustees consists of Trustee DiSandro, who serves as Chairman, and Trustees Pauciello and Palermo. The Executive Committee meets immediately prior to meetings of the full Board. All significant actions of the Executive Committee are reviewed by the entire Board; however, the Executive Committee has decision-making authority as assigned by the Board, such as loan approval authority up to $350,000. The Executive Committee met twelve times during 1997.

     The Asset/Liability Committee consists of Vincent J. Fumo, who serves as Chairman, Trustees DiSandro, Eastwood, Jane Scaccetti Fumo and Gary Polimeno, the Savings Bank's Treasurer. This committee meets to review the maturity and repricing of the Savings Bank's assets and liabilities in an effort to manage the Savings Bank's interest rate risk in accordance with the Savings Bank's interest rate risk policy and otherwise reviews the Bank's strategies for interest rate risk management. This committee met four times during 1997.

     The Audit Committee of the Savings Bank consists of Trustee James W. Eastwood, who serves as Chairman, and Trustees Kenney and DiBona. The Audit Committee reviews the Savings Bank's general financial condition and the results of the annual audit. The Audit Committee is authorized to retain the services of outside independent auditors of the Savings Bank. The Audit Committee met twelve times in 1997.

     The Nominating Committee consists of Trustee Vincent J. Fumo, who serves as Chairman, and Trustees Anthony DiSandro, Roseanne Pauciello and Jane Scaccetti Fumo. The Nominating Committee, which met once in 1997, is responsible for selecting and submitting nominees for trustees to the Board at its meeting for the purpose of appointing trustees. Shareholder nominations for trustee must be made in accordance with the Savings Bank's Bylaws.

     The Budget Committee of the Savings Bank consists of Trustee Tumini, who serves as Chairman, and Trustees Kenney and Jane Scaccetti Fumo. The Budget Committee participates in the formulation of the Savings Bank's budget and supervises the Savings Bank's adherence to its budget. The Budget Committee met twelve times in 1997.

     The Savings Bank's Strategic Planning Committee consists of Trustee Jane Scaccetti Fumo, who serves as Chairperson, and Trustees DiBona, Green and Pauciello. The Savings Bank's Strategic Planning Committee conducts analyses of the Savings Bank's status and performance to produce recommendations to the Board for strategies for growth and profitability. The Strategic Planning Committee met three times in 1997.

     The Savings Bank's Loan Committee consists of Trustee DiSandro, who serves as Chairman, together with officers Gary Polimeno and Renee D'Orazio. The Loan Committee approves loans of up to $200,000. It submits larger loans to the Executive Committee or the Board of Trustees for approval. The Loan Committee met at least once each month in 1997.

     Trustee Eastwood serves as Chairman of the Savings Bank's Compensation Committee, which is responsible for establishing and monitoring compensation levels in view of management's performance and coordinating and instituting special compensation plans. Trustees DeRita and Pauciello also serve on the Compensation Committee, which met four times in 1997.

     The Savings Bank's investment portfolio is managed by the Investment Committee. The Investment Committee makes and monitors investments in accordance with the Savings Bank's Investment Policy. Trustee Vincent J. Fumo serves as Investment Committee Chairman, and Trustee DiSandro and officer Gary Polimeno are members. The committee met four times in 1997.


Trustee Compensation

     For the year ended December 31, 1997, trustees were paid $700 per Board meeting attended. In addition, trustees were paid $350 per committee meeting attended. Directors of the Savings Bank's subsidiaries and affiliates, PSA Financial Corp., PSA Service Corp., PSA Consumer Discount Company, Transnational Mortgage Corp. and PSB Mutual Holding Company, were paid $250, $150, $150, $250 and $200, respectively, per board meeting attended.

Executive Compensation

     The following table sets forth, for the years ended December 31, 1997, December 31, 1996 and September 30, 1995 certain information as to the total remuneration paid by the Savings Bank to executive officers who received salary and bonuses in excess of $100,000 during such fiscal year.





                                                                                        Long Term Compensation
                                                   Annual Compensation                          Awards
                                           -----------------------------------  --------------------------------------
                                                                       Other                                    All
                                                                       Annual                                  Other
                                                                      Compen-    Restricted    Securities     Compen-
                                  Fiscal                               sation       Stock      Underlying     sation
Name and Principal Position        Year     Salary(1)     Bonuses       (2)       Awards(3)      Options      (4)(5)
-------------------------------  --------  -----------  -----------  ---------  ------------  ------------  ----------
Vincent J. Fumo                  1997       $139,987     $117,500     $60,671                                $23,800
Chairman and Chief Executive     1996       $130,478     $117,500     $40,758      10,161        16,593      $19,174
Officer                          1995       $142,170     $108,500     $44,171                                $25,414
Anthony DiSandro                 1997       $147,456     $125,000     $27,650                                $56,540
President and Chief Operating    1996       $145,782     $125,000     $47,250      10,160        16,593      $18,263
Officer                          1995       $158,935     $113,500     $49,143                                $16,788
Gary Polimeno                    1997       $ 87,282     $ 35,000     $ 8,400                                $ 2,996
Vice President and Treasurer     1996       $ 87,282     $ 45,000     $17,660       1,069         2,673      $    --
                                 1995       $ 95,874     $ 45,000     $27,199                                $    --


------------
(1) Includes the portion of salary deferred by the executive pursuant to the 401(k) Plan.

(2) Consists of lease payments paid by the Savings Bank with respect to vehicle provided by the Savings Bank for the executive's use and compensation expense related to restricted Stock awards.

(3) Mr. Fumo, Mr. DiSandro and Mr. Polimeno each hold 10,161 shares of restricted stock, 10,160 shares of restricted stock and 1,069 shares of restricted stock, respectively, which, as of December 31, 1997, had a fair market value of $294,669, $294,640 and $31,001, respectively. Of such shares, 5,347, 5,347 and 1,069 shares of each of Messrs. Fumo, DiSandro and Polimeno were awarded at April 30, 1996 and vest at a rate of 20% per year over a five (5) year period and 4,814 and 4,813 shares of each of Messrs. Fumo and DiSandro were granted on December 31, 1996 and vest at a rate of 20% per year over a five (5) year period. For the year ended December 31, 1997, Mr. Fumo, Mr. DiSandro and Mr. Polimeno recognized compensation expense of $40,004, $40,004 and $2,996 for those shares which were vested as of December 31, 1997. This compensation expense is included in the above table under "All Other Compensation".

(4) Includes trustees fees of $15,400 and $19,250 paid to Mr. Fumo and Mr. DiSandro, respectively, for the year ended December 31, 1997, and directors fees paid by the Savings Bank's subsidiaries to Mr. Fumo, Mr. DiSandro and Mr. Polimeno of $8,400, $8,400 and $8,400, respectively, for the year ended December 31, 1997. Includes trustees fees of $12,200 and $17,100 paid to Mr. Fumo and Mr. DiSandro, respectively, for the year ended December 31, 1996, and directors fees paid by the Bank's subsidiaries to Mr. Fumo, Mr. DiSandro and Mr. Polimeno of $11,200, $11,200 and $8,400, respectively, for the year ended December 31, 1996. Includes trustee fees of $7,200 and $11,400 paid to Mr. Fumo and Mr. DiSandro, respectively, in fiscal year 1995, and trustee fees paid by the Bank's subsidiaries and affiliates to Mr. Fumo, Mr. DiSandro and Mr. Polimeno of $8,400 each in fiscal year 1995.

(5) Includes contributions of $17,358, $18,950 and $9,260 made by the Savings Bank to the accounts of Mr. Fumo, Mr. DiSandro and Mr. Polimeno, respectively, pursuant to the Profit Sharing Plan for the year ended December 31, 1996 and contributions of $25,713, $28,028 and $15,131 to the accounts of Mr. Fumo, Mr. DiSandro and Mr. Polimeno, respectively, for fiscal year 1995. Also includes $2,858, $1,315 and $3,668 in contributions to the accounts of Mr. Fumo, Mr. DiSandro and Mr. Polimeno, respectively, pursuant to the 401(k) Plan for the year ended December 31, 1995. During the year ended December 31, 1996, the Savings Bank made no profit sharing or matching contributions to the accounts of Mr. Fumo, Mr. DiSandro, and Mr. Polimeno, respectively. For the year ended December 31, 1997, no contributions were made to either the Profit Sharing or the 401K Plan.

     Employment Agreements. In connection with the MHC Reorganization, the Savings Bank entered into employment agreements (the "Employment Agreements") with Vincent J. Fumo, Chairman and Chief Executive Officer and Anthony DiSandro, President and Chief Operating Officer. Under the terms of his Employment

Agreement, Mr. Fumo serves as Chairman and Chief Executive Officer of the MHC and the Savings Bank at a base salary of $130,500. Under the terms of his Employment Agreement, Mr. DiSandro serves as President and Chief Operating Officer of the MHC and the Savings Bank at a base salary of $145,800. Each Employment Agreement provides for an initial term of three years, which will thereafter be automatically renewed for an additional three years on each anniversary date unless terminated pursuant to its terms by the respective parties.

     Each Employment Agreement provides for the payment of certain severance benefits in the event of the executive's resignation for specified reasons or as a result of his termination by the MHC or the Savings Bank without "Cause" (as defined in each Employment Agreement). The executive would be entitled to severance payments if: (1) he terminates employment during the term of such agreement following any breach of the Employment Agreement by the Savings Bank or MHC, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of the executive's principal place of employment by more than 30 miles, or (2) if the Savings Bank or the MHC terminates his employment, other than for Cause.

     If either executive becomes entitled to receive severance payments under his Employment Agreement, he would receive, over a period of 36 months, a cash payment equal to three times his average annual compensation during the five-year period preceding termination of employment. Payments would be made in equal monthly installments. In addition to the severance payments, the executive would be entitled to continue to receive life, medical, dental and other insurance coverages (or a dollar amount equal to the cost of obtaining each such coverage) for a period of up to 36 months from the date of termination. Payments under the Employment Agreements are limited, however, to the extent (i) that they will constitute excess parachute payments under
Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), or (ii) not permitted under the Federal Deposit Insurance Act.

Significant Owners of Savings Bank Common Stock

     The following table sets forth, as of December 31, 1997, certain information as to the beneficial ownership of Savings Bank Common Stock by persons known by the Savings Bank who beneficially own more than 5% of the outstanding shares of the Savings Bank Common Stock (the "Significant Owners"). For purposes of this table, an individual is considered to beneficially own shares of Savings Bank Common Stock if he or she has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose of or direct the disposition of the shares). Unless otherwise indicated, all shares are owned directly by the Significant Owners through a trust, corporation or association, or by the Significant Owners or their spouses as custodians or trustee for the shares of minor children. The Significant Owners effectively exercise sole voting and investment power over such shares. Shares that are subject to options that are exercisable within 60 days of December 31, 1997 are deemed to be beneficially owned. For information regarding proposed purchases of Conversion Shares by the Significant Owners and their anticipated ownership of Common Stock upon consummation of the Conversion and Reorganization, see "COMMON STOCK TO BE PURCHASED OR RECEIVED BY MANAGEMENT."


                                                         Amount and     Percent of
                                                          Nature of    Outstanding
                  Name and Address of                    Beneficial     Shares of
 Title of Class    Beneficial Ownership                   Ownership    Common Stock
----------------  ------------------------------------  ------------  -------------
Common Stock      PSB Mutual Holding Company              615,250     51.50%
par value         Eleven Penn Center, Suite 2601
$1.00 per         1835 Market Street
                  Philadelphia, Pennsylvania 19103

                  Vincent J. Fumo and                     160,514     13.44%
                  Jane Scaccetti Fumo
                  1818 South 13th Street
                  Philadelphia, Pennsylvania 19148(1)

                  Anthony DiSandro                        104,783      8.77%
                  1071 Welsh Road
                  Philadelphia, Pennsylvania 19115(2)

                  MHC and all officers                    880,547     73.71%
                  and trustees of
                  the MHC(3)

------------
(1) Vincent Fumo and Jane Scaccetti Fumo are husband and wife. Amount includes 18,000 shares held through the Savings Bank's Cash or Deferred Profit Sharing Plan (the "401(k) Plan"), 7,205 shares held through the Savings Bank's Profit Sharing Plan (the "Profit Sharing Plan"), 42,045 held in IRA accounts, 10,161 shares held by the Pennsylvania Savings Bank Management Recognition Plan (the "MRP") that 105 have been awarded to Mr. Fumo, 200 shares held by Jane Scaccetti Fumo, 300 shares held on behalf of the daughter of Vincent and Jane Scaccetti Fumo and 16,593 shares subject to immediately exercisable options. Also includes 42,280 shares held by the Pennsylvania Savings Bank Employee Stock Ownership Plan (the "ESOP") of which Mr. Fumo is a trustee.

(2) Amount includes 19,636 shares held indirectly through the 401(k) Plan, 10,000 shares held through the Profit Sharing Plan, 10,160 shares held by the MRP that have been awarded to Mr. DiSandro, 6,114 shares held by Mr. DiSandro directly and 16,593 shares subject to immediately exercisable options. Also includes 42,280 shares held by the ESOP of which Mr. DiSandro is a trustee.

(3) The Trustees of the MHC intend to vote their shares, and to cause the MHC to vote its shares in favor of the Conversion.

Compensation of Officers and Directors Through Benefit Plans

     Defined Benefit Retirement Plan. The Savings Bank has maintained a noncontributory defined benefit retirement plan ("Retirement Plan"). Under the terms of the Retirement Plan, all employees age 21 or older who have worked at the Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with the Savings Bank during the year are eligible to accrue benefits under the Retirement Plan. The Savings Bank would annually contribute an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). At December 31, 1997, the Retirement Plan fully met its funding requirements under
Section 412 of the Code. Employee contributions are not permitted under the Retirement Plan. The Retirement Plan was "frozen" as of September 30, 1994 and benefits no longer accrue thereunder. Since the Retirement Plan is fully funded, the Savings Bank will generally not be required to make any additional contributions unless asset depreciation from investment occurs. Participants will continue to vest in accordance with the provisions of the Retirement Plan. No new employees will be eligible for participation. The Plan, however, remains subject to all other requirements of the Code.

     Benefits under the Retirement Plan begin to vest after three years in accordance with the following schedule:

                  Years of Service       Percentage Vested
                  -------------------   ------------------
                    3 years or less               0%
                    After 3 years                20%
                    After 4 years                40%
                    After 5 years                60%
                    After 6 years                80%
                    After 7 years               100%

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.



                                    Years of Service and Benefits Payable at Retirement
    Final Average       ---------------------------------------------------------------------------
     Compensation           15           20           25           30           35           40
---------------------   ----------   ----------   ----------   ----------   ----------   ----------
      $ 50,000           $13,804      $18,405      $23,006      $27,608      $27,608      $27,608
      $ 75,000           $21,950      $29,267      $36,583      $43,900      $43,900      $43,900
      $100,000           $30,096      $40,128      $50,160      $60,192      $60,192      $60,192
      $125,000           $38,242      $50,990      $63,827      $65,827      $65,827      $65,827
      $150,000*          $46,388      $61,851      $65,827      $65,827      $65,827      $65,827

------------
* Represents the limit on plan compensation imposed by the Code effective January 1, 1994.

     As of December 31, 1997, Mr. Fumo, Mr. DiSandro, and Mr. Polimeno had 18, 17 and 19 years of credited service (i.e. benefit service), respectively.

     Pennsylvania Savings Bank Cash or Deferred Profit Sharing Plan
(401(k)). The Savings Bank also maintains the Pennsylvania Savings Cash or Deferred Profit Sharing Plan, which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have completed two years of employment during which they worked at least 1,000 hours are eligible to participate. Assets of the 401(k) Plan are managed by the 401(k) Plan's trustees. Mr. Fumo and Mr. DiSandro presently serve as trustees to the 401(k) Plan.

     Under the 401(k) Plan, participants are permitted to make pre-tax salary reduction contributions to the plan equal to a percentage of up to 15% of compensation. Additional after-tax contributions of up to 10% of compensation may be made to the Plan. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan sponsored by the Savings Bank), but does not include compensation in excess of the Code Section 401(a)(17) limits (presently $160,000). The Savings Bank may also annually make a discretionary profit sharing contribution to the 401(k) Plan. A participant must complete 1,000 hours of service during the plan year and be employed on the last day of the plan year to receive an allocation of the profit sharing contribution. For the 1997 and 1996 plan years, the Savings Bank made profit sharing contributions of $0 and $40,568.

     All employee contributions and profit sharing contributions to the 401(k) plan and earnings thereon are fully and immediately vested.

     Plan benefits will be paid to each participant as a joint and survivor or single life annuity. In addition, a participant may, under certain circumstances, elect a lump sum or period certain payment upon normal retirement, death or disability, or after termination of employment.

     Pennsylvania Savings Bank Profit Sharing Plan. The Savings Bank also maintains the Pennsylvania Savings Bank Profit Sharing Plan, which is a qualified plan pursuant to Section 401(a) of the Code. Employees who have completed at least two years of service during which they have worked 1,000 hours or more and who have attained age 21 are eligible to participate in the Profit Sharing Plan. Pursuant to the Profit Sharing Plan the Savings Bank, in its discretion, makes contributions to the accounts of eligible employees. Employee contributions are neither permitted nor required. Benefits under the Profit Sharing Plan become 100% vested upon entry to the Plan.

     Employee Stock Ownership Plan. The Savings Bank ESOP acquired 42,780 shares of the Savings Bank Common Stock with the proceeds of a $427,800 loan from an unaffiliated financial institution ("1995 Loan"). Upon consummation of the Conversion and Reorganization, the Savings Bank Common Stock held by the ESOP will be converted into Exchange Shares based upon the Exchange Ratio.

     In order to fund the purchase of up to 8% of the Conversion Shares to be issued in the Conversion and Reorganization, it is anticipated that the ESOP will borrow funds from the Holding Company equal to 100% of the aggregate-purchase price of the Conversion Shares. In addition, the Holding Company will lend sufficient funds to the ESOP to enable the ESOP to repay the 1995 Loan which had an outstanding principal balance of

$295,000 at December 31, 1997. The loan to the ESOP will be repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated 10- year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Conversion and Reorganization. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion and Reorganization, it is anticipated that the additional shares will be acquired following the Conversion and Reorganization through open market purchases.

     Shares purchased by the ESOP with the proceeds of the loan (including shares originally acquired by the ESOP with the proceeds of the 1995 Loan) will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     In any plan year, the Savings Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Employees of the Savings Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the ESOP.

     Benefits under the ESOP generally become 100% vested after the third year of service or upon normal retirement (as defined in the ESOP), disability or death of the participant. If a participant terminates employment for any other reason prior to fully vesting, his nonvested account balance will be forfeited. Forfeitures will be reallocated among remaining participating employees in the same proportion as contribution. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Savings Bank's contribution to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of New Accounting Standards."

     A committee consisting of the Savings Bank's Chairman and Chief Executive Officer, President and Vice President and Treasurer, will administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the completion of the Offering. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee must vote all allocated shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants.

     Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995."

     If the ESOP purchases newly issued shares from the Holding Company, total shareholders' equity would neither increase nor decrease. However, on a per share basis, shareholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

     The ESOP is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Savings Bank has received a favorable determination letter from the IRS regarding the tax-qualified status of the ESOP.

     1995 Stock Option and Incentive Plan. In connection with the MHC Reorganization, the Savings Bank adopted the 1995 Stock Option Plan. The plan was approved by the Public Shareholders at the Savings Bank's 1996 annual meeting of shareholders. Options for all shares reserved for issuance under the 1995 Stock Option

Plan have been granted to officers and employees of the Savings Bank. In connection with the Conversion and Reorganization, the 1995 Stock Option Plan will be assumed by the Holding Company and appropriate adjustments will be made to the exercise price and the number of shares underlying each option to reflect the applicable Exchange Ratio.

     The following options were granted to Messrs. Fumo, DiSandro and Polimeno under the 1995 Stock Option Plan during the fiscal year ended December 31, 1997.

                                Number            % of
                               of Shares      Total Options
                              Underlying         Granted        Exercise        Expiration
           Name                 Options       to Employees        Price            Date
--------------------------   ------------   ----------------   ----------   ------------------
Vincent J. Fumo ..........      13,368        46.27%(1)        $ 11.88      May 29, 2006
                                 3,225                           13.25      December 18, 2006
Anthony DiSandro .........      13,368        46.27%(1)        $ 11.88      May 29, 2006
                                 3,225                           13.25      December 18, 2006
Gary Polimeno ............       2,673         7.46%           $ 11.88      April 30, 2006

------------
(1) Percentage based on aggregate number of options held by each holder of options.

     There was no exercise of options by any of Messrs. Fumo, DiSandro and Polimeno under the 1995 Stock Option Plan at and for the fiscal year ended December 31, 1997.

                                                                              Value of
                                                                             Unexercised
                                                                            In-the Money
                                                            Number of          Options
                                                            Securities     at Fiscal Year-
                                 Shares                     Underlying       End ($)(2)
                                Acquired        Value      Unexercised      Exercisable/
           Name               on Exercise     Realized       Options        Unexercisable
--------------------------   -------------   ----------   -------------   ----------------
Vincent J. Fumo ..........        0              0           16,593          $238,171/$0
Anthony DiSandro .........        0              0           16,593           238,171/ 0
Gary Polimeno ............        0              0           16,593            39,079/ 0

     1995 Management Development and Recognition Plans. In connection with the MHC Reorganization, the Savings Bank adopted Management Development and Recognition Plans (collectively, the "1995 MRPs") for officers, employees and nonemployee directors of the Savings Bank. The 1995 MRPs were approved by the Public Shareholders at the Savings Bank's 1996 annual meeting of shareholders. All shares under the 1995 MRP have been awarded. For purposes of the Conversion and Reorganization, the shares awarded under the 1995 MRP participants will be treated in the same manner as shares held by other minority shareholders.

     1998 Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the 1998 Stock Option Plan and to submit it to the shareholders for approval at a meeting held no earlier than six months following consummation of the Conversion and Reorganization. Under current FDIC regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the 1998 Stock Option Plan within one year of the consummation of the Conversion and Reorganization. The Stock Option Plan will comply with all applicable regulatory requirements. However, the 1998 Stock Option Plan will not be approved or endorsed by the FDIC.

     The 1998 Stock Option Plan will be designed to attract and retain qualified management personnel, to provide such officers, and key employees with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. The 1998 Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of shareholder approval of the 1998 Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Savings Bank. Unless sooner terminated, the 1997 Stock Option Plan will continue in effect for a period of ten years from the date the 1998 Stock Option Plan is approved by shareholders.

     A number of authorized shares of Common Stock equal to 10% of the number of Conversion Shares of issued in connection with the Conversion and Reorganization will be reserved for future issuance under the 1998

Stock Option Plan (161,100 shares based on the issuance of 1,610,000 Conversion Shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the 1998 Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

     The 1998 Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable FDIC regulations, the Committee will determine which officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOS, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

     Under current FDIC regulations, if the 1998 Stock Option Plan is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the 1998 Stock Option Plan.

     Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if shareholder approval is obtained it would provide awards to its officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the 1998 Stock Option Plan for shareholder approval and disclosure of anticipated awards will be included in the proxy materials for such meeting.

     1998 Management Recognition Plan. Following the Conversion and Reorganization, the Board of Directors of the Holding Company intends to adopt the 1998 MRP for officers and employees of the Holding Company and the Savings Bank, subject to shareholder approval. The 1998 MRP will enable the Holding Company and the Savings Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank. The 1998 MRP will comply with all applicable regulatory requirements. However, the 1998 MRP will not be approved or endorsed by the FDIC. Under current FDIC regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the 1998 MRP within one year of the consummation of the Conversion and Reorganization.

     The 1998 MRP expects to acquire a number of shares of Common Stock equal to 4% of the Conversion Shares issued in connection with the Conversion and Reorganization (64,440 shares based on the issuance of 1,610,000 Conversion Shares at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Savings Bank to a trust which the Holding Company may establish in conjunction with the 1998 MRP ("1998 MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     A committee of the Board of Directors of the Holding Company will administer the 1998 MRP, the members of which will also serve as trustees of the 1998 MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Savings Bank to the 1998 MRP Trust. The Board of Directors of the Holding Company may terminate the 1998 MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

     Shares of Common Stock granted pursuant to the 1998 MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the 1998 MRP Trust. All unvested 1998 MRP awards will vest in the event of the recipient's death or disability. Unvested 1997 MRP awards will also vest following a change in control (as defined in the 1998 MRP) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations.

     A recipient of a 1998 MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if shareholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current FDIC regulations, if the 1998 MRP is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the 1998 MRP. The size of individual awards will be determined prior to submitting the 1998 MRP for shareholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.


Transactions with the Savings Bank

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to the above regulations, the Savings Bank adopted an Insiders' Loan Policy in December 1996 pursuant to which trustees/directors, officers and employees of the Savings Bank or any of its subsidiaries are eligible to receive a 1% reduction of the interest rate of mortgage loans. Federal regulations also require that loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Banks -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors was $1.18 million at December 31, 1997, which is less than .01% of pro forma shareholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).


Certain Relationships and Related Transactions

     The Savings Bank's Insiders' Loan Policy applies to the following loans:
(1) a first mortgage on an employee's residence, (2) a first mortgage on the employee's secondary home when it is used by the employee as a vacation home and not as an investment property, and (3) a second mortgage home equity loan on the employee's personal residence. The interest rate discount is subject to increase by 1% if the employee does not complete five years of continuous service with the Savings Bank or its subsidiaries. In December 1996, mortgage loans were extended to Mr. Fumo and Mr. DiSandro on the following terms: (1) principal amount of $750,000 at an interest rate of 6.5% for a term of 360 months to Mr. Fumo; and (2) principal amount of $250,000 at an interest rate of 6.5% for a term of 360 months to Mr. DiSandro. As of December 31, 1997, Mr. Fumo's mortgage loan balance was $744,472 and Mr. DiSandro's mortgage loan balance was $247,921. No additional similar loans were extended through the year ended December 31, 1997.

                       THE CONVERSION AND REORGANIZATION


     The PDOB has approved and the FDIC has issued its letter of nonobjection with respect to, the Plan of Conversion subject to its approval by the members of the Savings Bank and the shareholders of the Savings Bank entitled to vote thereon and to the satisfaction of certain other conditions imposed by the PDOB and the FDIC. Regulatory approval does not constitute a recommendation or endorsement of the Plan of Conversion.


General


     The Boards of Trustees of the Savings Bank and the MHC adopted, on July 17, 1997 and amended on September 25, 1997 and the Board of Directors of the Holding Company adopted, on _______________, 1998 the Plan of Conversion which describes and controls the Conversion and Reorganization. pursuant to which the MHC will convert from a mutual holding company to a stock holding company and the Savings Bank simultaneously will reorganize as a wholly-owned subsidiary of the Holding Company, a newly-formed Pennsylvania corporation. The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to both the MHC's Proxy Statement and the Savings Bank's Proxy Statement, and is available to both members of the MHC and shareholders of the Savings Bank upon request. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The FDIC has approved the Plan of Conversion subject to (i) its approval by the members of the MHC entitled to vote on the matter at the Special Meeting of Members called for that purpose to be held on __________, 1998, (ii) its approval by the shareholders of the Savings Bank entitled to vote on the matter at a special meeting of shareholders (including the MHC) called for that purpose to be held on ____________, 1998, (iii) approval by two-thirds of the votes of holders of Public Savings Bank Shares voting at the Special Meeting of Shareholders, and (iv) subject to the satisfaction of certain other conditions imposed by the PDOB and the FDIC. Shareholders of the Savings Bank are entitled to dissent with respect to the Plan of Conversion and to obtain "fair value" of their Savings Bank Common Stock if the Plan of Conversion is consummated. See "Dissenders' Rights" in the Savings Bank's Proxy Statement.


     Pursuant to the Plan of Conversion, (i) the MHC will convert from a state-chartered mutual holding company to a state-chartered interim stock savings bank ("Interim A") and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the shares of Savings Bank Common Stock held by the MHC will be canceled, and (ii) an interim state stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will then merge with and into the Savings Bank. As a result of the merger of Interim B with and into the Savings Bank, the Savings Bank will become a wholly-owned subsidiary of the Holding Company and the Public Savings Bank shares will be converted into the Exchange Shares pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e. the Conversion Shares and the Exchange shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization without regard to (a) the payment of cash in lieu of issuing fractional Exchange Shares and (b) any shares of Conversion Stock purchased by the Savings Bank's shareholders in the Conversion Offerings or the ESOP thereafter.


     As part of the Conversion and Reorganization, the Holding Company is offering Conversion Shares in the Subscription Offering to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of June 30, 1996); (ii) the ESOP; and (iii) Supplemental Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of __________, 1997).


     Concurrently with the Subscription Offering, any Conversion Shares not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to Public Shareholders (who are not Eligible Account Holders or Supplemental Eligible Account Holders) and then to natural persons and trusts of natural persons residing in the Local Community.

Conversion Shares not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed Conversion Shares. The Plan of Conversion provides that the Conversion and Reorganization must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

     No sales of Common Stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offerings unless the Plan of Conversion is approved by the members of the MHC and the shareholders of the Savings Bank.

     The completion of the Conversion Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Members Meeting and the Shareholders Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Conversion Shares. If delays are experienced, significant changes may occur in the estimated pro forma market value of the MHC and the Savings Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Conversion Shares. If the Conversion and Reorganization is terminated, the Savings Bank would be required to charge all Conversion and Reorganization expenses against current income.


     Orders for Conversion Shares will not be filled until at least 1,190,000 Conversion Shares have been subscribed for or sold and the PDOB and the FDIC approve the final valuation and the Conversion and Reorganization closes. If the Conversion and Reorganization is not completed within 45 days after the last day of the fully extended Subscription Offering and the PDOB and the FDIC consents to an extension of time to complete the Conversion and Reorganization, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion and Reorganization is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion and Reorganization is terminated.


Purposes of Conversion and Reorganization


     The MHC, as a state-chartered mutual holding company, does not have shareholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the Holding Company will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. The holding company form of organization will provide the Holding Company with the ability to diversify the Holding Company's and the Savings Bank's business activities through acquisition of, or mergers with, both stock savings institutions and commercial banks, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Holding Company will be in a position after the Conversion and Reorganization, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such opportunities that may arise.


     The Conversion and Reorganization will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Savings Bank and Holding Company and by enhancing their future access to capital markets, their ability to diversify into other financial services related activities, and their ability to provide services to the public. Although the Savings Bank currently has the ability to raise additional capital through the sale of additional shares of Savings Bank Common Stock, that ability is limited by the mutual holding company structure which, among other things, requires that the MHC hold a majority of the outstanding shares of Savings Bank Common Stock.


     The Conversion and Reorganization also will result in an increase in the number of shares of Common Stock to be outstanding as compared to the number of outstanding shares of Public Savings Bank Shares, which will increase the likelihood of the development of an active and liquid trading market for the Common Stock. See "MARKET FOR COMMON STOCK." In addition, the Conversion and Reorganization permit the Holding Company to engage in stock repurchases without adverse federal income tax consequences, unlike the Savings Bank. Currently, the Holding Company has no plans or intentions to engage in any stock repurchases, other than repurchases to acquire shares for the ESOP (to the extent the ESOP is unable to purchase shares in the Conversion and Reorganization) and repurchases to fund the 1998 MRP (assuming it is adopted by shareholders of the Holding Company).

     An additional benefit of the Conversion and Reorganization will be an increase in the accumulated earnings and profits of the Savings Bank for federal income tax purposes. When the Savings Bank (as a mutual institution) transferred substantially all of its assets and liabilities to its stock savings bank successor in the MHC Reorganization, its accumulated earnings and profits tax attribute was not able to be transferred to the Savings Bank because no tax-free reorganization was involved. Accordingly, this tax attribute was retained by the Savings Bank when it converted its charter to that of the MHC, even though the underlying retained earnings were transferred to the Savings Bank. The Conversion and Reorganization has been structured to re-unite the accumulated earnings and profits tax attribute retained by the MHC in the MHC Reorganization with the retained earnings of the Savings Bank by merging the MHC with and into the Savings Bank in a tax-free reorganization. This transaction will increase the Savings Bank's ability to pay dividends to the Holding Company in the future. See "DIVIDEND POLICY."

     If the Savings Bank had undertaken a standard conversion involving the formation of a stock holding company in 1995, applicable Pennsylvania law and FDIC regulations would have required a greater amount of common stock to be sold than the amount of net proceeds raised in the MHC Reorganization. Management believed that it was advisable to profitably invest only the $5.58 million of net proceeds raised in the MHC Reorganization rather than the larger amount of capital that would have been raised in a standard conversion. A standard conversion in 1995 also would have immediately eliminated all aspects of the mutual form of organization.

     In light of the foregoing, the Boards of Directors of the Primary Parties believe that the Conversion and Reorganization is in the best interests of the MHC and the Savings Bank, their respective members and shareholders, and the communities served by the Savings Bank.


Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank

     General. Prior to the Conversion and Reorganization, each depositor in the Savings Bank has both a deposit account in the institution and a pro rata interest in the net worth of the MHC based upon the balance in his or her account. This interest may only be realized in the event of a liquidation of the MHC. Furthermore, this interest is dependent upon the existence of the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his interest in the net worth of the MHC, which is lost to the extent that the balance in the account is reduced.

     Consequently, the depositors of the Savings Bank have only an inchoate ownership interest in the MHC, which has realizable value only in the unlikely event that the MHC is liquidated. In such event, the depositors of record at that time would share pro rata in any residual surplus and reserves of the MHC after other claims are paid.

     Upon consummation of the Conversion and Reorganization, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Holding Company. The Common Stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The share certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit and/or loan account(s) the seller may hold in the Savings Bank.

     Continuity. The Conversion and Reorganization will not interrupt the Savings Bank's normal business of accepting deposits and making loans. The Savings Bank will continue to be subject to regulation by the FDIC and the PDOB. After the Conversion and Reorganization, the Savings Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors and officers of the Savings Bank at the time of the Conversion and Reorganization will continue to serve as directors and officers of the Savings Bank after the Conversion and Reorganization. The directors and officers of the Holding Company consist of individuals currently serving as directors and officers of the MHC and the Savings Bank, and they generally will retain their positions in the Holding Company after the Conversion and Reorganization.

     Effect on Public Savings Bank shares. Under the Plan of Conversion, upon consummation of the Conversion and Reorganization, the Public Savings Bank Shares shall be converted into Exchange Shares based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of the Public Savings Bank Shares, Common Stock will be issued in exchange for such shares and the Public Shareholders will become shareholders of the Holding Company. See "-- Delivery and Exchange of Stock Certificates."

     Voting Rights. Presently, depositors of the Savings Bank are members of, and have very limited voting rights in, the MHC. Upon completion of the Conversion and Reorganization, the MHC will cease to exist and all voting rights in the Savings Bank will be vested in the Holding Company as the sole shareholder of the Savings Bank. Exclusive voting rights with respect to the Holding Company will be vested in the holders of Common Stock. Depositors of the Savings Bank will not have voting rights in the Holding Company after the Conversion and Reorganization, except to the extent that they become shareholders of the Holding Company.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion and Reorganization. Furthermore, the Conversion and Reorganization will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.


     Tax Effects. The Savings Bank has received an opinion from Stevens & Lee that the Conversion and Reorganization will constitute one or more reorganizations under Section 368(a) of the Code. Based on certain facts and assumptions contained in such opinion, such opinion provides, among other things, that: (i) the conversion of the MHC from a mutual holding company to a state-chartered interim stock savings bank (i.e., Interim A) and its simultaneous merger with and into the Savings Bank, with the Savings Bank as the surviving entity, will qualify as one or more reorganizations within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the Savings Bank upon the receipt of the assets of the MHC in such merger,
(iii) the merger of Interim B with and into the Savings Bank, with the Savings Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code, (iv) no gain or loss will be recognized by Interim B upon the transfer of its assets to the Savings Bank, (v) no gain or loss will be recognized by the Savings Bank upon the receipt of the assets of Interim B, (vi) no gain or loss will be recognized by the Holding Company upon the receipt of Savings Bank Common Stock from the Public Shareholders solely in exchange for Common Stock, (vii) no gain or loss will be recognized by the Public Shareholders upon the receipt of Exchange Shares in exchange for their Public Savings Bank Shares, (viii) the basis of the Exchange Shares to be received by the Public Shareholders will be the same as the basis of the Public Savings Bank Shares surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional Exchange Shares, (ix) the holding period of the Exchange Shares to be received by the Public Shareholders will include the holding period of the Public Savings Bank Shares, provided that the Public Savings Bank Shares were held as a capital asset on the date of the exchange, (x) no gain or loss will be recognized by the Holding Company upon the sale of shares of Conversion Shares in the Conversion Offerings, (xi) the Eligible Account Holders and Supplemental Eligible Account Holders will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Savings Bank following the Conversion and Reorganization, interests in the liquidation account and nontransferable Subscription Rights to purchase Conversion Stock, but only to the extent of the value, if any, of the subscription rights, and (xii) the tax basis to the holders of Conversion Shares purchased in the Conversion Offerings will be the amount paid therefor, plus, in the case of shares purchased in the Subscription Offering, the basis, if any, of the Subscription Rights exercised by the holder to acquire such shares and the holding period for the Conversion Shares will begin on the date of consummation of the Conversion Offerings, if purchased through the exercise of Subscription Rights, and on the day after the date of purchase, if purchased in the Community Offering or the Syndicated Community Offering. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders and Supplemental Eligible Account Holders under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have ascertainable value. RP Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has issued a letter indicating that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have ascertainable value.

     The Savings Bank has also received an opinion from Stevens & Lee, concerning certain Pennsylvania tax matters. Based on certain facts and assumptions contained in such opinion, such opinion provides, among other things that: (a) the Savings Bank will not recognize any net income or net loss for purposes of the Mutual Thrift Institutions Tax solely as a result of the Conversion and the Reorganization, provided the Savings Bank does not recognize any net income or net loss under generally accepted accounting principles, applied as required by the law imposing such tax; and (b) the account holders of the Savings Bank and the Holding Company will not recognize any gain or loss for Pennsylvania income tax purposes solely as a result of the Conversion and the Reorganization, provided they do not recognize any gain or loss for federal income tax purposes solely as a result of such transactions.


     The opinion of Stevens & Lee and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION AND REORGANIZATION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the MHC, each depositor of the Savings Bank would receive his or her pro rata share of any assets of the MHC remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Savings Bank at the time of liquidation. After the Conversion and Reorganization, each depositor, in the event of a complete liquidation of the Savings Bank, would have a claim as a creditor of the same general priority as the claim of all other general creditors of the Savings Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. Each shareholder would not have an interest in the value or assets of the Savings Bank or the Holding Company above that amount.


     The Plan of Conversion provides for the establishment upon the completion of the Conversion and Reorganization, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the amount of the greater of (1) the Savings Bank's retained earnings of $8.74 million at March 31, 1995, the date of the latest statement of financial condition contained in the final offering circular utilized in the MHC Reorganization, or (2) 51.5% of the Savings Bank's total shareholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion Offerings. As of the date of this Prospectus, the initial balance of the liquidation account would be $8.74 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he or she were to continue to maintain his deposit account at the Savings Bank, would be entitled, upon a complete liquidation of the Savings Bank after the Conversion and Reorganization to an interest in the liquidation account prior to any payment to the Holding Company as the sole shareholder of the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Savings Bank at the close of business on _____________________ or March 31, 1998, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, bore to the balance of all deposit accounts in the Savings Bank on such date.

     If, however, on any December 31 annual closing date of the Savings Bank, commencing December 31, 1997, the amount in any deposit account is less than the amount in such deposit account on ____________________ or _____________, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole shareholder of the Savings Bank.


The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Conversion Shares have been issued to persons and entities entitled to purchase the Conversion Shares in the Subscription Offering. The amount of Conversion Shares that these parties may purchase will be subject to the availability of the Conversion Shares for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Conversion Shares are available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Savings Bank as of June 30, 1996 will receive nontransferable Subscription Rights to subscribe for up to the greater of 1% of the shares of Conversion Stock issued in the Conversion and Reorganization, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Savings Bank in the one year period preceding June 30, 1996 are subordinated to the Subscription Rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 8% of the shares of Common Stock issued in the Conversion and Reorganization. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion and Reorganization.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of December 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of 1% of the shares of Conversion Stock issued in the Conversion and Reorganization, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

     Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the FDIC or another agency of the U.S. Government. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

     The Holding Company and the Savings Bank will make reasonable attempts to provide a Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at __________, Eastern Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. Orders for Common Stock in the Subscription Offering physically received by the Savings Bank after the Expiration Date will not be accepted. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to __________, 1998 without regulatory approval. FDIC regulations require that the Holding Company complete the sale of Conversion Shares within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by __________, 1998 (or __________, 1998, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Savings Bank's passbook rate and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be notified of such extension and its duration and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Direct Community Offering. Any shares of Common Stock that remain unsubscribed for in the Subscription Offering will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given first to Public Shareholders (who are not eligible to subscribe for Conversion Shares in the Subscription Offering) and then to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to 1% of the shares of Conversion Stock issued in the Conversion and Reorganization. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering is expected to commence concurrently with the commencement of the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the PDOB and the FDIC. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Savings Bank to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Conversion and Reorganization.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan of Conversion provides that, if necessary, all shares of Common Stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Webb acting as agent of the Holding Company. The Holding Company and the Savings Bank have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Conversion Shares sold in the Syndicated Community Offering also will be sold at the Purchase Price. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Offering for Conversion Shares that exceeds 1% of the Conversion Shares issued in the Conversion and Reorganization. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Webb.

     Webb may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock. When and if Webb and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion and Reorganization, Webb will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Savings Bank's passbook rate until the completion of the Conversion Offerings. At the completion of the Conversion and Reorganization, the funds received in the Conversion Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion and Reorganization cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion and Reorganization is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the PDOB and the FDIC.

     In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the PDOB and the FDIC. The PDOB and the FDIC may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the Conversion and Reorganization is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the PDOB and the FDIC has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     Persons in Non-Qualified States. The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.


The Exchange

     General. The regulations and policies governing mutual holding companies provide that in a conversion of a mutual holding company to the stock holding company form of organization, the Public Shareholders will be entitled to exchange their Public Savings Bank Shares for Exchange Shares, provided the Savings Bank and the MHC demonstrate to the satisfaction of the Department and the FDIC that the basis for the exchange is fair and reasonable. The Boards of Directors of the Savings Bank and the Holding Company have determined that each Public Savings Bank Share will, at the Effective Time of the Conversion and Reorganization, be converted into and become the right to receive a number of Exchange Shares determined pursuant to the Exchange Ratio that ensures that after the Conversion and Reorganization and before giving effect to purchases of Conversion Shares by Public Shareholders in the Conversion Offerings, and receipt by Public Shareholders of cash in lieu of fractional shares, Public Shareholders will own approximately the same aggregate percentage of the Holding Company Common Stock as they own of the Savings Bank Common Stock immediately prior to the Effective Time adjusted downward to reflect the aggregate amount of Savings Bank Common Stock dividends waived by the MHC and the amount of assets, other than Savings Bank Common Stock, held by the MHC. The MHC had assets of $247,000. No Savings Bank Common Stock dividends were waived.

     The adjustments described above decrease the Public Shareholders' ownership interest to 48.06% from 48.5% based on the following calculation:

Savings Bank Shareholders' Equity at 12/31/97 X Public Shareholders' 48.5%
                               Ownership = 48.5%
                 Savings Bank Shareholders' Equity at 12/31/97

     The adjustments described above would further adjust the Public Shareholders' ownership interest as follows:

48.5% x Pro Forma Market Value of the Holding Company-Market Value of Assets of
               MHC Other than Savings Bank Common Stock = 48.06%
                 Pro Forma Market Value of the Holding Company

     To determine the Exchange Ratio, the adjusted Public Shareholders' ownership interest was multiplied by the number of shares to be issued in the Conversion and Reorganization, and the result was divided by the number of Savings Bank Public Shares outstanding (579,390) shares as of December 31, 1997. Immediately prior to consummation of the Conversion and Reorganization, the Savings Bank will recalculate the Public Shareholders' ownership interest pursuant to the above formula, which will take into account changes in shareholders' equity and percentage ownership at such date.

     The following table sets forth, based upon the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, the following: (i) the total number of Conversion Shares and Exchange Shares to be issued in the Conversion and Reorganization, (ii) the percentage of the total Common Stock represented by the Conversion Shares and the Exchange Shares, and (iii) the Exchange Ratio. The table assumes that there is no cash paid in lieu of issuing fractional Exchange Shares.



                             Conversion Shares to be    Exchange Shares to be     Total Shares of
                                    Issued (1)                Issued (1)          Common Stock to     Exchange
                                Amount      Percent       Amount      Percent      be Outstanding      Ratio
                             -----------  -----------  -----------  -----------  -----------------  -----------
Minimum ...................  1,190,000    51.94%       1,101,131       48.06%       2,291,131          1.9005
Midpoint ..................  1,400,000    51.94        1,295,417       48.06        2,695,417          2.2358
Maximum ...................  1,610,000    51.94        1,489,728       48.06        3,099,728          2.5712
15% above maximum .........  1,851,500    51.94        1,713,198       48.06        3,564,698          2.9569

(1) Assumes that outstanding options to purchase 35,859 shares of Savings Bank Common Stock at December 31, 1997 are not exercised prior to consummation of the Conversion and Reorganization.

     The actual Exchange Ratio is not dependent on the market value of the Public Savings Bank Shares. It will be determined based upon the number of Conversion Shares issued in the Conversion Offerings and the Public Shareholders' percentage ownership in the Savings Bank prior to consummation of the Conversion and Reorganization adjusted downward to take into account the effect of the aggregate amount of assets of the MHC other than Savings Bank Common Stock. At the minimum, midpoint and maximum of the Valuation Price Range, one Public Savings Bank Share will be exchanged for 1.9005, 2.2358 and
2.5712 shares of Holding Company Common Stock, respectively (which have calculated equivalent estimated value of $19.05, $22.36 and $25.71 based on the Purchase Price of Conversion Shares in the Conversion Offerings and the aforementioned Exchange Ratios). However, there can be no assurance as to the actual market value of a share of Holding Company Common Stock after the Conversion and Reorganization or that such shares can be sold at or above the $10.00 per share Purchase Price. Any increase or decrease in the number of Conversion Shares will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 51.94% and 48.06%, respectively, of the Holding Company's total outstanding shares of Common Stock. Each holder of a certificate or certificates evidencing issued and outstanding Public Savings Bank Shares will be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Common Stock for which the Public Savings Bank Shares will have been converted based on the Exchange Ratio. To effect the Exchange, a duly appointed agent of the Savings Bank will promptly mail to each such holder of record of an outstanding certificate which immediately prior to the consummation of the Conversion and Reorganization evidenced Public Savings Bank Shares, a letter of transmittal (which will specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the Exchange effected by the Conversion and Reorganization and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Common Stock. Public Shareholders should not forward to the Savings Bank or the Exchange Agent certificates until they have received the transmittal letter.


Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     The Primary Parties have retained Webb to consult with and to advise the Savings Bank and the Holding Company, and to assist the Holding Company on a best efforts basis, in the distribution of the Conversion Shares in the Subscription Offering and Direct Community Offering. The services that Webb will provide include, but are not limited to (i) training the employees of the Savings Bank who will perform certain ministerial functions in the Subscription Offering and the Direct Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the MHC's members and the shareholders of the Savings Bank for use at the Special Members' Meeting and the Shareholders' Meeting, respectively. For its services, Webb will receive a management fee of $25,000 and a success fee of 1.5% of the aggregate Purchase Price of the Conversion Shares sold in the Subscription Offering and the Direct Community Offering, excluding shares purchased by the ESOP and officers, directors and employees of the Savings Bank, or members of their immediate families. The management fee shall be applied to the success fee and the success fee shall not exceed $100,000. The Primary Parties have agreed to reimburse Webb for its out-of-pocket expenses up to $7,500 and its legal fees up to $30,000. The Primary Parties have also agreed to indemnify Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.


Description of Sales Activities

     The Common Stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Savings Bank's Stock Information Center at its main office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Webb employees will be working at the Stock Information Center. Stock Information Center personnel will be responsible for mailing materials relating to the Conversion Offerings, responding to questions regarding the Conversion and Reorganization and the Conversion Offerings and processing stock orders.

     Sales of Common Stock will be made by registered representatives affiliated with Webb. The management and employees of the Savings Bank may participate in the Conversion Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Savings Bank may answer questions regarding the business of the Savings Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Savings Bank have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.


     No officer, director or employee of the Savings Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Conversion and Reorganization.


     None of the Savings Bank's personnel participating in the Conversion Offerings is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Savings Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.



Procedure for Purchasing shares in the Subscription and Direct Community
Offerings

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on original Order Forms. The Savings Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. Orders cannot and will not be accepted without the execution of the Certification appearing on the reverse side of the Order Form.


     To purchase shares in the Subscription Offering, an executed Order Form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in


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the Order Form), must be received by the Savings Bank by __________, Eastern
Time, on the Expiration Date. Order Forms that are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. In order to purchase shares in the Direct Community Offering, the Order Form, accompanied by the required payment for each share subscribed for, must be received by the Savings Bank prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Savings Bank unless the Conversion and Reorganization has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (June 30, 1996) and/or the Supplemental Eligibility Record Date (_____________________, 1997) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Stock Information Center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate from the date payment is received until the completion or termination of the Conversion and Reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion and Reorganization (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion and Reorganization), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion and Reorganization. At the completion of the Conversion and Reorganization, the funds received in the Conversion Offerings will be used to purchase the shares of Common Stock ordered. The shares of Common Stock issued in the Conversion and Reorganization cannot and will not be insured by the FDIC or any other government agency. If the Conversion and Reorganization is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Savings Bank to withdraw the amount of the aggregate Purchase Price from his or her deposit account, the Savings Bank will do so as of the effective date of Conversion and Reorganization, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion and Reorganization, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     IRAs maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self- directed IRA program with the agreement that such funds will be used to purchase the Common Stock in the Conversion Offerings. There will be no early withdrawal or IRS


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interest penalties for such transfers. The new trustee would hold the Common
Stock in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Savings Bank IRA to purchase Common Stock should contact the Stock Information Center so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.


Stock Pricing, Exchange Ratio and Number of Shares to be Issued


     The Plan of Conversion requires that the purchase price of the Conversion Shares must be based on the appraised pro forma market value of the Conversion Shares, as determined on the basis of an independent valuation. The Primary Parties have retained RP Financial to make such valuation. For its services in making the Appraisal and any expenses incurred in connection therewith, RP Financial will receive a maximum fee of $20,000 plus out of pocket expenses, together with a fee of no greater that $7,500 plus out of pocket expenses for the preparation of a business plan and other services performed in connection with the Holding Company's application to the FDIC. The Primary Parties have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.


     The Appraisal has been prepared by RP Financial in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Primary Parties and the economic and demographic conditions in the Savings Bank's existing market area; certain historical, financial and other information relating to the Savings Bank; a comparative evaluation of the operating and financial statistics of the Savings Bank with those of other similarly situated publicly-traded companies located in Pennsylvania and other regions of the United States; the aggregate size of the offering of the Conversion Shares; the impact of the Conversion and Reorganization on the Savings Bank's capital and earnings potential; the proposed dividend policy of the Holding Company and the Savings Bank; and the trading market for the Savings Bank Common Stock and securities of comparable companies and general conditions in the market for such securities.


     On the basis of the foregoing, RP Financial has advised the Primary Parties in its opinion that the estimated pro forma market value of the MHC and the Savings Bank, as converted, was $26,954,178 as of February 13, 1998. Because the holders of the Public Savings Bank Shares will continue to hold the same aggregate percentage ownership interest in the Holding Company as they currently hold in the Savings Bank (before giving effect to the payment of cash in lieu of issuing fractional Exchange Shares and any Conversion Shares purchased by the Public Shareholders in the Conversion Offerings), the Appraisal was multiplied by 51.94% which represents, the MHC's 51.5% interest in the Savings Bank, adjusted for assets held by the MHC. The resulting amount represents the midpoint of the valuation ($14.00 million), and the minimum and maximum of the valuation were set at 15% below and above the midpoint, respectively, resulting in a range of $11.9 million to $16.10 million. The Boards of Directors of the Primary Parties determined that the Conversion Shares would be sold at $10.00 per share, resulting in a range of 1,190,000 to 1,610,000 Conversion Shares being offered. Upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 51.94% and 48.06%, respectively, of the Holding Company's total outstanding shares. The Boards of Directors of the Primary Parties reviewed RP Financial's appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the Estimated Valuation Range was reasonable and adequate. The Boards of Directors of the Primary Parties also established the formula for determining the Exchange Ratio. Based upon such formula and the Estimated Valuation Range, the Exchange Ratio ranged from a minimum of 1.9005 to a maximum of 2.5712 Exchange Shares for each Public Savings Bank Share, with a midpoint of 2.2358. Based upon these Exchange Ratios, the Holding Company expects to issue between 1,101,131 and 1,489,728 shares of Exchange Shares to the holders of Public Savings Bank Shares outstanding immediately prior to the consummation of the Conversion and Reorganization. The Estimated Valuation Range


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and the Exchange Ratio may be amended with the approval of the PDOB and the
FDIC, if required, or if necessitated by subsequent developments in the financial condition of any of the Primary Parties or market conditions generally. If the Appraisal is updated to below $11.90 million or above $18.51 million (the maximum of the Estimated Valuation Range, as adjusted by 15%), such Appraisal will be filed with the SEC by post-effective amendment.

     Based upon current market and financial conditions and recent practices and policies of the PDOB and the FDIC, in the event the Holding Company receives orders for Conversion Shares in excess of $16.10 million (the maximum of the Estimated Valuation Range) and up to $18.51 million (the maximum of the Estimated Valuation Range, as adjusted by 15%), the Holding Company may be required by the PDOB and the FDIC to accept all such orders. No assurances, however, can be made that the Holding Company will receive orders for Conversion Shares in excess of the maximum of the Estimated Valuation Range or that, if such orders are received, that all such orders will be accepted because the Holding Company's first valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial that reflects such an increase in the valuation and the approval of such increase by the PDOB and the FDIC. There is no obligation or understanding on the part of management to take and/or pay for any shares of Conversion Shares to complete the Conversion Offerings.

     RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Conversion Shares. RP Financial did not independently verify the Savings Bank's Consolidated Financial Statements and other information provided by the Savings Bank and the MHC, nor did RP Financial value independently the assets or liabilities of the Savings Bank. The valuation considers the Savings Bank and the MHC as going concerns and should not be considered as an indication of the liquidation value of the Savings Bank and the MHC. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Conversion Shares or receiving Exchange Shares in the Conversion and Reorganization will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

     No sale of Conversion Shares or issuance of Exchange Shares may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred that, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of a share of Common Stock upon consummation of the Conversion and Reorganization. If such is not the case, a new Estimated Valuation Range may be set, a new Exchange Ratio may be determined based upon the new Estimated Valuation Range, a new Subscription, Direct Community Offering and/or Syndicated Community Offering may be held or such other action may be taken as the Primary Parties shall determine and the PDOB and the FDIC may permit or require.

     Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of Conversion Shares to be issued in the Conversion Offerings may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Estimated Valuation Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of the Estimated Valuation Range, purchasers will be resolicited (i.e. permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any increase or decrease in the number of Conversion Shares will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 51.94% and 48.06%, respectively, of the Holding Company's total outstanding shares of Common Stock (exclusive of the effects of the exercise of outstanding stock options).

     An increase in the number of Conversion Shares as a result of an increase in the appraisal of the estimated pro forma market value would decrease both a subscriber's ownership interest and the Holding Company's pro forma net earnings and shareholders' equity on a per share basis while increasing pro forma net earnings and shareholders' equity on an aggregate basis. A decrease in the number of Conversion Shares would increase both


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a subscriber's ownership interest and the Holding Company's pro forma net earnings and shareholders' equity on a per share basis while decreasing pro forma net earnings and shareholders' equity on an aggregate basis. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Plans" and "PRO FORMA DATA."


     The Appraisal of RP Financial has been filed as an exhibit to this Registration Statement and Application for Conversion of which this Prospectus is a part and is available for inspection in the manner set forth under "ADDITIONAL INFORMATION."


Limitations on Purchases of Conversion Shares


     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Conversion Shares by eligible subscribers and others in the Conversion and Reorganization. Each subscriber must subscribe for a minimum of 25 Conversion Shares. Except for the ESOP, which is expected to subscribe for 8% of the Conversion Shares issued in the Conversion and Reorganization, the Plan of Conversion provides for the following purchase limitations: (i) the maximum number of shares of Conversion Shares that may be subscribed for or purchased in all categories in the Conversion and Reorganization by any person, when combined with any Exchange Shares received, shall not exceed 1% of the Conversion Shares issued in the Conversion and Reorganization, and (ii) the maximum number of shares of Conversion Shares that may be subscribed for or purchased in all categories in the Conversion and Reorganization by any person, together with all associates or any group of persons acting in concert when combined with any Exchange Shares received, shall not exceed 2% of the Conversion Shares issued in the Conversion and Reorganization. For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.


     The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above up to 5% of the Conversion Shares sold in the Conversion and Reorganization, provided that orders for shares exceed 5% of the Conversion Shares sold in the Conversion and Reorganization may not exceed, in the aggregate, 10% of the shares sold in the Conversion and Reorganization. If the minimum or maximum purchase limitations are changed, subscribers will be provided with notice in writing. Factors considered in determining whether to change such limitations will be: (1) whether there is significant demand in which case the limitations could be increased and thereby provide broader distribution, and (2) whether there is not a significant demand, in which case the limitations could thereby be increased to encourage large purchases to ensure the purchase of the number of shares necessary to consummate the transaction. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors of the Primary Parties decide to increase the purchase limitation, persons who subscribed for the maximum number of Conversion Shares will be, and other large subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.


     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party also shall be deemed to be acting in concert with any person who also is acting in concert with that other party.


     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such


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person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares that such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Savings Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common stock purchased or exchanged pursuant to the Conversion and Reorganization will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."


Delivery and Exchange of Stock Certificates


     Conversion Shares. Certificates representing Conversion Shares will be mailed by the Holding Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the Stock Order Form as soon as practicable following the consummation of the Conversion and Reorganization. Any undeliverable certificates will be held by the Holding Company until claimed by persons legally entitled thereto or otherwise disposed according to applicable law. Purchasers of Conversion Shares may be unable to sell such shares until certificates are available and delivered to them.


     Exchange Shares. After the consummation of the Conversion and Reorganization, each holder of a certificate(s) theretofore evidencing issued and outstanding shares of Savings Bank Common Stock (other than the MHC), upon surrender of the same to an agent, duly appointed by the Holding Company, which is anticipated to be the transfer agent for the Common Stock ("Exchange Agent"), shall be entitled to receive in exchange therefor certificates representing the number of full Exchange Shares based on the Exchange Ratio. The Exchange Agent shall mail a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the Exchange Offering and the procedure for surrendering to the Exchange Agent such certificates in exchange for a certificate(s) evidencing Common Stock. The Public Shareholders should not forward Savings Bank Common Stock certificates to the Savings Bank or the Exchange Agent until they have received the letter of transmittal.


     No holder of a certificate theretofore representing shares of Savings Bank Common Stock shall be entitled to receive any dividends on the Common Stock until the certificate representing such shares is surrendered in exchange for certificates representing shares of Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Common Stock after the consummation of the Conversion and Reorganization, but before surrender of certificates representing shares of Savings Bank Common Stock, dividends payable in respect of shares of Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Savings Bank Common Stock. After the consummation of the Conversion and Reorganization, the Holding Company shall be entitled to treat certificates representing shares of Savings Bank Common Stock as evidencing ownership of the number of full shares of Common Stock into which the shares of Savings Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.


     The Holding Company shall not be obligated to deliver a certificate(s) representing shares of Common Stock to which a holder of Savings Bank Common Stock would otherwise be entitled as a result of the Conversion and Reorganization until such holder surrenders the certificate(s) representing the shares of Savings Bank Common Stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Common Stock is to be issued in a name other than that in which the certificate evidencing Savings Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for


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transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


Restrictions on Repurchase of Stock

     Pursuant to FDIC regulations, FDIC-regulated savings banks (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its shareholders to repurchase the common stock on a pro rata basis, approved by the FDIC; or (ii) the repurchase of qualifying shares of a director, or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the savings bank's regulatory capital to be reduced below
(a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the FDIC. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the FDIC, and if the FDIC does not object, an institution may make open market repurchases of its outstanding common stock during years two and the following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the savings bank. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the FDIC would provide otherwise.


Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of Common Stock purchased in the Conversion Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion and Reorganization, except in the event of the death of the shareholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the 1998 MRP or upon exercise of options issued pursuant to the 1998 Stock Option Plan or purchased subsequent to the Conversion and Reorganization are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock by directors, executive officers (or any person who was an executive officer or trustee of the Savings Bank after adoption of the Plan of Conversion and Reorganization) and their associates during the three-year period following Conversion and Reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the FDIC. This restriction does not apply, however, to negotiated transactions involving more than 1% of the outstanding Common Stock or to the purchase of Common Stock pursuant to either the 1995 or 1998 Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion and Reorganization. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion and Reorganization does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of Common Stock or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.


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     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.


                      CERTAIN RESTRICTIONS ON ACQUISITION
                            OF THE HOLDING COMPANY


Pennsylvania Law

     The Pennsylvania BCL contains certain provisions applicable to the Company that may have the effect of impeding a change in control of the Company. These provisions, among other things, (a) require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of their shares, including an increment representing a proportion of any value payable for acquisition of control of the corporation; and (b) prohibit, for five years after an interested shareholder's acquisition date, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets having a minimum specified aggregate value or representing a minimum specified percentage earning power or net income of the corporation) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

     In 1990, the Pennsylvania legislature further amended the Pennsylvania BCL to expand the antitakeover protections afforded by Pennsylvania law by redefining the fiduciary duty of directors and adopting disgorgement and control-share acquisition statutes. To the extent applicable to the Holding Company at the present time, this legislation generally (a) expands the factors and groups (including shareholders) that the Board of Directors can consider in determining whether a certain action is in the best interests of the corporation; (b) provides that the Board of Directors need not consider the interests of any particular group as dominant or controlling; (c) provides that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; (d) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and (e) provides that the fiduciary duty of directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly. The 1990 amendments to the BCL explicitly provide that the fiduciary duty of directors shall not be deemed to require directors (a) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; (b) to render inapplicable, or make determinations under, provisions of the BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or (c) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of these fiduciary duty provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the Holding Company's Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendment to the BCL grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

     Under the Pennsylvania control-share acquisition statute, a person or group is entitled to voting rights with respect to "control shares" only after shareholders (both disinterested shareholders and all shareholders) have approved the granting of such voting rights at a meeting of shareholders. "Control shares" are shares acquired since January 1, 1988, that upon acquisition of voting power by an "acquiring person," would result in a "control-share acquisition." ("Control shares" also include voting shares where beneficial ownership was acquired by the "acquiring person" within 180 days of the control-share acquisition or with the intention of making a control-share acquisition.) An "acquiring person" is a person or group who makes or proposes to make a "control-share acquisition." A "control-share acquisition" is an acquisition, directly or indirectly, of voting power over voting shares that would, when added to all voting power of the person over other voting shares,


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

entitle the person to cast or direct the casting of such percentage of votes for the first time with respect to any of the following ranges that all shareholders would be entitled to cast in an election of directors: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3 but less than 50%; or (c) 50% or more. The effect of these provisions is to require a new shareholder vote when each threshold is exceeded. In the event shareholders do not approve the granting of voting rights, voting rights are lost only with respect to "control shares."


     A special meeting of shareholders is required to be called to establish voting rights of control shares if an acquiring person (a) files with the corporation an information statement containing specified information, (b) makes a written request for a special meeting at the time of delivery of the information statement, (c) makes a control-share acquisition or a bona fide written offer to make a control-share acquisition, and (d) provides a written undertaking at the time of delivery of the information statement to pay or reimburse the corporation for meeting expenses. If the information statement is filed and a control-share acquisition is made or proposed to be made, but no request for a special meeting is made or no written undertaking to pay expenses is provided, the issue of voting rights will be submitted to shareholders at the next annual or special meeting of shareholders of the corporation.


     A corporation may redeem all "control shares" at the average of the high and low sales price, as reported on a national securities exchange or national quotation system or similar quotation system, on the date the corporation provides notice of redemption (a) at any time within 24 months after the date on which the control-share acquisition occurs if the acquiring person does not, within 30 days after the completion of the control-share acquisition, properly request that shareholders consider the issue of voting rights to be accorded to control shares and (b) at any time within 24 months after the issue of voting rights is submitted to shareholders and such voting rights either are not accorded or are accorded and subsequently lapse. Voting rights accorded to control shares by a vote of shareholders lapse and are lost if any proposed control-share acquisition is not consummated within 90 days after shareholder approval is obtained.


     A person will not be considered an "acquiring person" if the person holds voting power within any of the ranges specified in the definition of "control-share acquisition" as a result of a solicitation of revocable proxies if such proxies (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the Exchange Act and (b) do not empower the holder to vote the shares except on the specific matters described in the proxy and in accordance with the instructions of the giver of the proxy.



     The statute does not apply to certain control-share acquisitions effected pursuant to a gift or laws of inheritance, in connection with certain family trusts or pursuant to a merger, consolidation or plan of share exchange if the corporation is a party to the agreement.


     The effect of this statutory provision is to deter the accumulation of a substantial block of Common Stock, including accumulation with a view to effecting a non-negotiated tender or exchange offer for Common Stock.


     Under the disgorgement provisions of the Pennsylvania BCL, any profit realized by any person or group who is or was a "controlling person or group" from the disposition of any equity security of a corporation shall belong to and be recoverable by the corporation where the profit is realized (i) within 18 months after the person becomes a "controlling person or group" and (ii) the equity security had been acquired by the "controlling person or group" within 24 months prior to or 18 months after obtaining the status of a "controlling person or group."


     A "controlling person or group" is a person or group who (a) has acquired, offered to acquire or, directly or indirectly, publicly disclosed the intention of acquiring 20% voting power of the corporation or (b) publicly disclosed that it may seek to acquire control of the corporation.


     A person will not be deemed a "controlling person or group" if the person holds voting power as a result of a solicitation of revocable proxies if, among other things, such proxies (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the Exchange Act and (b) do not empower the holder to vote the shares except on the specific matters described in the proxy and in accordance with the instructions of the giver of the proxy. This exception does not apply to proxy contests in connection with or as a means toward acquiring control of the Holding Company.

     The effect of this statutory provision is to deter the accumulation of a substantial block of Common Stock with a view to putting the Holding Company "in play" and then selling shares at a profit (whether to the Holding Company, in the market or in connection with an acquisition of the Holding Company).


Certain Anti-Takeover Provisions in the Articles of Incorporation and Bylaws of the Holding Company


     While the Board of Directors of the Holding Company is not aware of any effort that might be made to obtain control of the Holding Company after Conversion, the Board believes that it is appropriate to include certain provisions as part of the Holding Company's Articles of Incorporation to protect the interests of the Holding Company and its shareholders from hostile takeovers that the Board might conclude are not in the best interests of the Holding Company or the Holding Company's shareholders. These provisions may have the effect of discouraging a future takeover attempt that is not approved by the Holding Company's Board of Directors but which individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the Holding Company's current Board of Directors or management more difficult.


     The following discussion is a general summary of certain provisions of the Articles of Incorporation and Bylaws of the Holding Company that may be deemed to have such an "anti-takeover" effect. The description of these provisions is necessarily general and reference should be made in each case to the Articles of Incorporation and Bylaws of the Holding Company. For information regarding how to obtain a copy of these documents without charge, see "Additional Information."


     Classified Board of Directors and Related Provisions


     The Holding Company's Articles of Incorporation provide that the Holding Company's Board of Directors is to be divided into three classes that shall be as nearly equal in number as possible. The directors in each class will hold office following their initial appointment to office for terms of one year, two years and three years, respectively, and, upon reelection, will serve for terms of three years thereafter. Each director will serve until his or her successor is elected and qualified. The Holding Company's Articles of Incorporation provide that a director may be removed by shareholders only upon the affirmative vote of at least a majority of the votes that all shareholders would be entitled to cast. The Holding Company's Articles of Incorporation further provide that any vacancy occurring in the Holding Company's Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office.


     The classified board of directors of the Holding Company could make it more difficult for shareholders, including those holding a majority of the outstanding, shares, to force an immediate change in the composition of a majority of the Holding Company's Board of Directors. Because the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to chance a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Holding Company's Articles of Incorporation classifying the Holding Company's Board, all of the Holding Company's directors would be elected each year.


     Management of the Holding Company believes that the staggered election of directors tends to promote continuity of management because only one-third of the Holding Company's Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course approximately two-thirds of the directors, or more, at any one time have had at least one year's experience as directors of the Holding Company, and moderate the pace of change in the composition of the Holding Company's Board of Directors by extending the minimum time required to elect a majority of directors from one to two years.


     Other Antitakeover Provisions


     The Holding Company's Articles of Incorporation and Bylaws contain certain other provisions that may also have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Holding Company, the assumption of control of the

Holding Company by a holder of a large block of the Common Stock and the removal of the Holding Company's management. These provisions: (1) empower the Holding Company's Board of Directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by the Holding Company's Board; (2) restrict the ability of shareholders to remove directors; (3) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding Common Stock with more than 5% of the Holding Company's voting power, if the transaction is not approved, in advance, by the Holding Company's Board of Directors; (4) prohibit shareholders' actions without a meeting; (5) require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of the Holding Company's Articles of Incorporation; (6) require any person who acquires stock of the Holding Company with voting power of 25% or more to offer to purchase for cash all remaining shares of the Holding Company's voting stock at the highest price paid by such person for shares of the Holding Company's voting stock during the preceding year; (7) eliminate cumulative voting in elections of directors; and
(8) require that shares with at least 66 2/3% of total voting power approve, repeal or amend the Bylaws of the Holding Company.


                         DESCRIPTION OF CAPITAL STOCK


General

     The Holding Company is authorized to issue 15,000,000 shares of Common Stock, no par value, and 5,000,000 shares of preferred stock, having such par value as the Board of Directors of the Holding Company shall fix and determine. The Holding Company currently expects to issue between 1,190,000 and 1,610,000 shares (or, as permitted by the Plan, up to 1,851,500 shares), subject to adjustment, of the Common Stock and no shares of preferred stock in the Conversion and Reorganization. The Holding Company has reserved for future issuance under the 1997 Stock Option Plan and the 1998 MRP an amount of authorized but unissued shares of Common Stock equal to 10% and 4%, respectively, of the shares to be issued in the Conversion Offerings.


Common Stock

     Voting Rights

     Each share of Common Stock will have the same relative rights and will be identical in all respects with every other share of the Common Stock. The holders of Common Stock will possess exclusive voting rights in the Holding Company, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of shares of the Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of the Common Stock. Holders of Common Stock will not be entitled to cumulate their votes for election of directors.

     Dividends

     The Holding Company may, from time to time, declare dividends to the holders of Common Stock, who will be entitled to share equally in any such dividends. For additional information as to cash dividends, see "DIVIDEND POLICY."

     Liquidation

     In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of all of the capital stock of the Savings Bank, would be entitled to receive all assets of the Savings Bank after payment of all debts and liabilities of the Savings Bank. In the event of a liquidation, dissolution or winding up of the Holding Company, each holder of shares of Common Stock would be entitled to receive, after payment of all debts and liabilities of the Holding Company, a pro rata portion of all assets of the Holding Company available for distribution to holders of Common Stock. If any preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of Common Stock.

     Other Characteristics


     Holders of Common Stock will not have preemptive rights with respect to any additional shares of Common Stock that may be issued. The Common Stock is not subject to call for redemption, and the outstanding shares of Common Stock, when issued and upon receipt by the Holding Company of the full purchase price therefor, will be fully paid and nonassessable.


Preferred Stock


     None of the 5,000,000 authorized shares of preferred stock of the Holding Company will be issued in the Conversion and Reorganization. After the Conversion and Reorganization is completed, the Board of Directors of the Holding Company will be authorized, without shareholder approval, to issue preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to the Common Stock as to dividend rights or liquidation preferences, or both, and may have full or limited voting rights. The Holding Company's Board of Directors has no present intention to issue any preferred stock. Should the Board of Directors of the Holding Company subsequently issue preferred stock, no holder of any such stock shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Holding Company other than such, if any, as the Holding Company's Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Holding Company's Board of Directors, in its sole discretion, may fix.


Restrictions on Acquisition


     Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."


                           REGISTRATION REQUIREMENTS


     The Holding Company will register the Common Stock with the SEC pursuant to Section 12(g) of the Exchange Act upon the completion of the Conversion and Reorganization and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion and Reorganization. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.


                            LEGAL AND TAX OPINIONS


     The legality of the Common Stock has been passed upon for the Holding Company by Stevens & Lee, Wayne, Pennsylvania. The federal and Pennsylvania tax consequences of the Conversion and Reorganization have been opined upon by Stevens & Lee. Stevens & Lee has consented to the references herein to their opinions. Certain legal matters will be passed upon for Webb by Breyer & Aguggia, Washington, D.C.


                                    EXPERTS



     The consolidated financial statements of the Savings Bank for the years ended December 31, 1997 and 1996 and September 30, 1995 included in this Prospectus have been audited by Stockton Bates & Co., P.C., Philadelphia, Pennsylvania, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



     RP Financial has consented to the publication herein of the summary of its report to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the MHC and the Savings Bank, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                            ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-37511) under the Securities Act with respect to the Common Stock offered in the Conversion and Reorganization. This Prospectus does not contain all the information set forth in the Registration Statement certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock has received conditional approval to be listed on the Nasdaq National Market, and such material is also available for inspection and copying at the Nasdaq National Market's Listings Department, 1735 K Street, N.W., Washington, D.C. 20006. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                              Page
                                                                                            --------
Independent Auditors' Report .............................................................       F-2
Financial Statements:
   Consolidated Statement of Financial Condition, Years Ended December 31, 1997 and 1996 .       F-3
   Consolidated Statement of Income for the Years Ended December 31, 1997 and 1996, and
    September 30, 1995 ...................................................................   F-4 - 5
   Consolidated Statement of Stockholders' Equity for the Years Ended December 31, 1997
    and 1996, and September 30, 1995 .....................................................       F-6
   Consolidated Statement of Cash Flows for the Years Ended December 31, 1997 and 1996,
    and September 30, 1995 ...............................................................   F-7 - 9
Notes to Consolidated Financial Statements ............................................... F-10 - 33


                                     * * *

     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the MHC have not been included herein because the MHC has no material assets other than its shares of Savings Bank Common Stock (which will be canceled as part of the Conversion and Reorganization) and no significant liabilities (contingent or otherwise), revenues or expenses, and has not engaged in any significant activities to date.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

                                Stockton Bates
                                       &
                                 Company, P.C.
                         Certified Public Accountants

                         Independent Auditors' Report


To the Board of Trustees
Pennsylvania Savings Bank
Eleven Penn Center
1835 Market Street
Philadelphia, Pennsylvania 19103-2986


     We have audited the accompanying consolidated statement of financial condition of Pennsylvania Savings Bank and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended December 31, 1997 and 1996, and September 30, 1995. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of Pennsylvania Savings Bank and Subsidiaries at December 31, 1997 and 1996, the results of their operations and their cash flows for each of the three years ended December 31, 1997 and 1996, and September 30, 1995 in conformity with generally accepted accounting principles.


                                        /s/ Stockton Bates & Company, P.C.
                                        Certified Public Accountants


Philadelphia, Pennsylvania

February 6, 1998

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION



                                                                                           December 31,
                                                                                -----------------------------------
                                                                                      1997               1996
                                                                                ----------------   ----------------
                                    ASSETS
CASH AND CASH EQUIVALENTS:
 Cash and due from banks ....................................................     $  1,193,195       $  1,390,220
 Interest bearing deposits in other financial institutions ..................       26,695,455         30,232,245
INVESTMENTS:
 Investment securities available-for-sale, at fair value ....................       14,401,388          6,316,282
 Mortgage-backed securities available-for-sale at fair value ................        2,933,804          3,193,840
 Investment securities held-to-maturity (fair value of $8,234,639 and
   $12,628,003) .............................................................        8,219,223         12,656,815
 Mortgage-backed securities held-to-maturity (fair value of $2,182,322 and
   $2,851,532) ..............................................................        2,068,059          2,748,444
LOANS RECEIVABLE, net .......................................................       61,915,068         52,585,549
LOANS HELD FOR SALE .........................................................        6,574,585          4,597,700
REAL ESTATE:
 Acquired in settlement of loans ............................................          456,528            464,651
OFFICE PROPERTIES AND EQUIPMENT, net of accumulated depreciation ............        1,329,145          1,273,448
FEDERAL HOME LOAN BANK STOCK, at cost (Restricted investment
 required by law) ...........................................................          559,900            533,600
ACCRUED INTEREST RECEIVABLE .................................................        1,285,102          1,216,957
INVESTMENT IN DATA CENTER, common stock, at cost ............................           15,000             15,000
PREPAID CORPORATE TAXES .....................................................          445,092            390,971
EXCESS OF ACQUISITION COST OVER FAIR VALUE OF ASSETS
 ACQUIRED, net of accumulated amortization ..................................            7,250              8,250
NET DEFERRED TAXES ..........................................................                              25,296
CAPITALIZED CONVERSION COSTS ................................................          155,292
PREPAID EXPENSES AND OTHER ASSETS ...........................................        1,083,865            785,244
                                                                                  ------------       ------------
   TOTAL ASSETS .............................................................     $129,337,951       $118,434,512
                                                                                  ============       ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
 Deposits ...................................................................     $108,734,107       $100,574,376
 Securities purchased under agreements to resell ............................        2,841,733          1,536,188
 Advances from borrowers for taxes ..........................................          999,611            930,670
 Income taxes payable .......................................................          308,000            142,000
 Net Deferred Taxes .........................................................           51,158
 Accrued pension cost .......................................................          145,843            149,144
 Accrued interest payable on savings accounts ...............................          260,363            183,801
 Employee Stock Ownership Plan debt .........................................          295,355            356,483
 Accrued expenses and other liabilities .....................................          703,957            393,308
                                                                                  ------------       ------------
   Total liabilities ........................................................      114,340,127        104,265,970
                                                                                  ------------       ------------
STOCKHOLDERS' EQUITY:
 Common Stock, $1 par value, 10,000,000 shares authorized; 1,194,640
   shares issued and outstanding for December 31, 1997 and 1996 .............        1,194,640          1,194,640
 Additional paid-in capital .................................................       13,563,087         13,563,087
 Employee Stock Ownership Plan ..............................................         (295,355)          (356,483)
 Retained earnings (accumulated deficit) ....................................          545,743           (162,734)
 Unrealized loss, investments available-for-sale ............................          (10,291)           (69,968)
                                                                                  ------------       ------------
   Total stockholders' equity ...............................................       14,997,824         14,168,542
                                                                                  ------------       ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................     $129,337,951       $118,434,512
                                                                                  ============       ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME




                                                                        Year Ended               Year Ended
                                                                       December 31,             September 30,
                                                               -----------------------------   --------------
                                                                    1997            1996            1995
                                                               -------------   -------------   --------------
INTEREST INCOME:
 Interest on loans .........................................    $5,539,747      $5,217,737       $4,824,892
 Mortgage-backed securities ................................       373,900         430,798          493,305
 Investment securities:
   Taxable interest ........................................     1,424,915       1,063,520        1,042,105
   Taxable dividends .......................................       191,364         119,290           92,408
 Interest-earning deposits .................................     1,210,030       1,207,302          817,234
                                                                ----------      ----------       ----------
      Total interest income ................................     8,739,956       8,038,647        7,269,944
INTEREST EXPENSE:
   Interest on deposits ....................................     4,533,646       4,082,377        3,437,143
   Interest -- other .......................................        30,607          36,099            6,146
                                                                ----------      ----------       ----------
      Total interest expense ...............................     4,564,253       4,118,476        3,443,289
                                                                ----------      ----------       ----------
      Net interest income ..................................     4,175,703       3,920,171        3,826,655
   Provision for loan losses ...............................        60,000         132,633           26,937
                                                                ----------      ----------       ----------
      Net interest income after provision for loan
       losses ..............................................     4,115,703       3,787,538        3,799,718
NONINTEREST INCOME:
   Gain on sale of loans ...................................       555,987         335,736          185,425
   Loan fees ...............................................        81,180          27,485          209,769
   Service charges .........................................       347,792         371,210           71,679
   Rental income ...........................................        38,767          44,286           28,248
   Other income ............................................        47,368         136,712          381,688
                                                                ----------      ----------       ----------
      Total noninterest income .............................     1,071,094         915,429          876,809
                                                                ----------      ----------       ----------
NONINTEREST EXPENSES:
   Compensation and employee benefits ......................     2,283,110       1,938,979        2,244,878
   Premises and occupancy costs ............................       684,098         455,652          327,683
   Federal insurance premiums ..............................        64,167         735,530          201,366
   Data Processing .........................................       126,700         120,782          102,914
   Advertising .............................................        81,400          62,121           75,970
   Directors Fees ..........................................       232,300         237,200           92,700
   Stationary, printing and postage ........................       103,040         113,460           48,944
   Expenses of real estate owned ...........................         8,244         143,177           35,739
   Loss on sale of real estate held for investment .........                         2,465
   Other ...................................................       550,592         553,379          454,015
                                                                ----------      ----------       ----------
      Total noninterest expenses ...........................     4,133,651       4,362,745        3,584,209
                                                                ----------      ----------       ----------


                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME




                                                              Year Ended               Year Ended
                                                             December 31,             September 30,
                                                    -------------------------------  --------------
                                                          1997            1996            1995
                                                    ---------------  --------------  --------------
INCOME BEFORE PROVISION FOR INCOME TAXES .........    $ 1,053,146      $  340,222      $1,092,318
 Provision for federal and state income taxes:
   Current .......................................        308,000         142,000         399,528
   Deferred ......................................         36,669          59,465          33,131
                                                      -----------      ----------      ----------
      Total income tax provision .................        344,669         201,465         432,659
                                                      -----------      ----------      ----------
NET INCOME .......................................    $   708,477      $  138,757      $  659,659
                                                      ===========      ==========      ==========
BASIC EARNINGS PER SHARE .........................    $       .61      $      .12      $      N/A
                                                      ===========      ==========      ==========
DILUTED EARNINGS PER SHARE .......................    $       .60      $      .12      $      N/A
                                                      ===========      ==========      ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
         YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995



                                                                       Employee
                                                      Additional         Stock
                                         Common         Paid-in        Ownership
                                         Stock          Capital          Plan
                                     -------------  --------------  --------------
BALANCE, SEPTEMBER 30, 1994           $   -0-        $    -0-          $  -0-
 Net income for the year ended
  September 30, 1995 ..............
 Change in unrealized loss on
  investment and mortgage-
  backed securities available-for-
  sale, net of taxes ..............
                                      ----------     -----------       ---------
BALANCE, SEPTEMBER 30, 1995           $   -0-        $    -0-          $  -0-
                                      ==========     ===========       =========
BALANCE, DECEMBER 31, 1995            $1,173,250     $13,330,472      ($ 417,612)
 Net income for the year ended
  December 31, 1996 ...............
 Issuance of common stock to
  Management Recognition Plan             21,390         232,615
 Dividends paid ...................
 Principal payments made by
  Employee Stock Ownership
  Plan ............................                                       61,129
 Change in unrealized loss on
  investment and mortgage-
  backed securities available-for-
  sale, net of taxes ..............
                                      ----------     -----------       ---------
BALANCE, DECEMBER 31, 1996            $1,194,640     $13,563,087      ($ 356,483)
 Net income for the year ended
  December 31, 1997 ...............
 Principal payments made by
  Employee Ownership Plan .........                                       61,128
 Change in unrealized loss on
  investment and mortgage-
  backed securities available-for-
  sale, net of taxes ..............
                                      ----------     -----------       ---------
BALANCE, DECEMBER 31, 1997            $1,194,640     $13,563,087      ($ 295,355)
                                      ==========     ===========       =========

                                                      Unrealized gain (loss)
                                                        on Investment and
                                                         Mortgage-backed
                                        Retained            Securities
                                        Earnings        Available-for-sale
                                        (Deficit)          Net of Taxes            Total
                                     --------------  -----------------------  ---------------
BALANCE, SEPTEMBER 30, 1994             $8,945,553         ($ 606,513)          $ 8,339,040
 Net income for the year ended
  September 30, 1995 ..............       659,659                                   659,659
 Change in unrealized loss on
  investment and mortgage-
  backed securities available-for-
  sale, net of taxes ..............                           492,070               492,070
                                        ----------          ---------           -----------
BALANCE, SEPTEMBER 30, 1995             $9,605,212         ($ 114,443)          $ 9,490,769
                                        ==========          =========           ===========
BALANCE, DECEMBER 31, 1995             ($ 257,494)         ($  13,715)          $13,814,901
 Net income for the year ended
  December 31, 1996 ...............       138,757                                   138,757
 Issuance of common stock to
  Management Recognition Plan                                                       254,005
 Dividends paid ...................       (43,997)                                  (43,997)
 Principal payments made by
  Employee Stock Ownership
  Plan ............................                                                  61,129
 Change in unrealized loss on
  investment and mortgage-
  backed securities available-for-
  sale, net of taxes ..............                           (56,253)              (56,253)
                                        ----------          ---------           -----------
BALANCE, DECEMBER 31, 1996             ($ 162,734)         ($  69,968)          $14,168,542
 Net income for the year ended
  December 31, 1997 ...............       708,477                                   708,477
 Principal payments made by
  Employee Ownership Plan .........                                                  61,128
 Change in unrealized loss on
  investment and mortgage-
  backed securities available-for-
  sale, net of taxes ..............                            59,677                59,677
                                        ----------          ---------           -----------
BALANCE, DECEMBER 31, 1997              $ 545,743          ($  10,291)          $14,997,824
                                        ==========          =========           ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents




                                                                                Year Ended                  Year Ended
                                                                               December 31,                September 30
                                                                     ---------------------------------   ---------------
                                                                           1997              1996              1995
                                                                     ---------------   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................    $     708,477     $     138,757     $    659,659
                                                                      -------------     -------------     ------------
 Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
   Amortization of premium/discount on mortgage-
    backed securities ............................................            1,784            (4,824)          (5,747)
   Depreciation and amortization .................................          122,037            90,943           88,475
   Write-down and expenses of real estate owned ..................            8,123                             14,000
   Loss on sale of real estate ...................................                              2,465
   Gain on sale of equipment .....................................                               (977)
   Gain on sale of loans .........................................         (555,987)         (335,736)        (185,425)
   Provision for losses on loans .................................           60,000           132,633           26,937
   Deferred taxes ................................................           36,669            59,467           33,131
   Change in assets and liabilities:
    Increase in loans held for sale ..............................       (1,420,898)       (1,752,764)        (670,675)
    Increase in accrued interest receivable ......................          (68,145)         (137,214)         (90,236)
    Increase in prepaid expenses .................................         (298,621)         (491,183)        (331,460)
    (Increase) decrease in prepaid corporate taxes ...............          (54,121)           65,494          (26,884)
    Increase (decrease) in corporate taxes payable ...............          166,000          (236,000)         (20,897)
    Increase (decrease) in accrued pension cost ..................           (3,301)            5,768          143,376
    Increase in accrued interest payable .........................           76,562            25,468           85,839
    Increase in accrued expenses .................................          310,649           210,608           30,259
                                                                      -------------     -------------     ------------
   Total adjustments .............................................       (1,619,249)       (2,365,852)        (909,307)
                                                                      -------------     -------------     ------------
   Net cash provided by (used in) operating activities ...........         (910,772)       (2,227,095)        (249,648)
                                                                      -------------     -------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of investment securities, available-for-sale ...........       (9,042,458)       (5,000,000)      (2,500,000)
 Purchase of investment securities, held-to-maturity .............      (11,714,219)      (10,999,687)      (2,000,000)
 Mortgage-backed security maturities and principal
   repayments ....................................................          991,525           864,783          639,539
 Maturities of investment securities, available-for-sale .........        1,000,000         3,000,000          700,000
 Maturities of investment securities, held-to-maturity ...........       16,155,737         8,842,857
 Acquisition costs of, and proceeds from the sale of,
   Federal Home Loan Bank stock ..................................          (26,300)          (32,600)          34,400

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents





                                                                             Year Ended                  Year Ended
                                                                            December 31,                September 30,
                                                                 ----------------------------------   ----------------
                                                                       1997               1996              1995
                                                                 ----------------   ---------------   ----------------
CASH FLOWS FROM INVESTING ACTIVITIES: (Continued)
 Increase in total loans receivable, net ....................       ($ 9,389,519)       ($   988,164)       ($ 1,057,133)
 Purchase and improvement of real estate for investment .....                                   (500)            (63,190)
 Proceeds from sale of real estate owned net of improvements                                 140,921
 Increase in capitalized conversion costs ...................           (155,292)
 Increase in advances for stock offering ....................                                                  6,261,000
 Proceeds from sale of equipment ............................                                  5,300
 Capital expenditures .......................................           (176,734)           (613,361)            (13,314)
                                                                    ------------        ------------        ------------
   Net cash used in investing activities ....................        (12,357,260)         (4,780,451)          2,001,302
                                                                    ------------        ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deposits, net ..................................       $  8,159,731        $  4,097,882        $  6,623,403
 Change in securities purchased under agreements to resell ..          1,305,545              69,451
 Proceeds from issuance of stock to Management Recognition
   Plan .....................................................                                254,005
 Dividends Paid .............................................                                (43,997)
 Change in advances for borrowers' taxes and insurance ......             68,941            (215,594)             30,944
                                                                    ------------        ------------        ------------
   Net cash provided by financing activities ................          9,534,217           4,161,747           6,654,347
                                                                    ------------        ------------        ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ................................................         (3,733,815)         (2,845,799)          8,406,001
 Cash and cash equivalents, beginning of period .............         31,622,465          34,468,264          21,371,339
                                                                    ------------        ------------        ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ....................       $ 27,888,650        $ 31,622,465        $ 29,777,340
                                                                    ============        ============        ============

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents



                                                                    Year Ended                Year Ended
                                                                   December 31,              September 30,
                                                         --------------------------------   --------------
                                                              1997              1996             1995
                                                         --------------   ---------------   --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest on deposits and borrowings ................    $ 4,457,084       $ 4,056,909        $3,357,447
                                                          ===========       ===========        ==========
  Income taxes .......................................    $   280,000       $   267,788        $  238,015
                                                          ===========       ===========        ==========
Noncash activities:
Loans transferred to real estate owned ...............    $     -0-         $    79,156        $  103,120
                                                          ===========       ===========        ==========
  (Increase) decrease in unrealized loss on investment
   mortgage-backed securities available-for-sale, net
   of taxes ..........................................    $    59,677       ($   56,253)       $  492,070
                                                          ===========       ===========        ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995


1. DESCRIPTION OF ORGANIZATION:


     Pennsylvania Savings Bank, through its six branch offices, makes residential and consumer loans to customers and provides community banking services principally within Southeastern Pennsylvania and Southern New Jersey. Transnational Mortgage Corporation, a wholly owned subsidiary, originates residential loans. PSA Financial Corporation, a wholly owned subsidiary, originates residential and consumer loans. PSA Consumer Discount, a wholly owned subsidiary of PSA Financial, originates consumer loans. All loan originations are to customers principally within, but not limited to, the County of Philadelphia, Pennsylvania. PSA Service Corporation, a wholly owned subsidiary, processes all loans for Pennsylvania Savings Bank and the other subsidiaries.

     The Bank competes with other banking and financial institutions in its primary markets. Commercial banks, savings banks, savings and loan associations, mortgage bankers and brokers, credit unions and money market funds actively compete for deposits and loans. Such institutions, as well as consumer finance, mutual funds, insurance companies, and brokerage and investment banking firms, may be considered competitors of the Bank with respect to one or more of the services it renders.

     The Bank is subject to regulations of certain state and federal agencies and, accordingly, it is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is particularly susceptible to being affected by state and federal legislation and regulations.

     Effective October 20, 1995, Pennsylvania Savings Bank, a mutual savings bank (the "Mutual Bank"), effected a mutual savings bank holding company reorganization. This reorganization entailed the following: (1) the Mutual Bank reorganized into a Pennsylvania chartered mutual savings bank holding company named PSB Mutual Holding Company, (2) a new Pennsylvania chartered stock savings bank (the "Stock Bank") was formed, (3) substantially all of the Mutual Bank's assets (except $250,000 in cash retained by PSB Mutual Holding Company) and liabilities were transferred to the Stock Bank, (4) 615,250 shares of common stock, par value $1.00 per share of the Stock Bank, were issued to PSB Mutual Holding Company and 558,000 shares of such common stock at a price of $10.00 per share were sold to minority stockholders in a subscription offering,
(5) the Stock Bank received proceeds from the minority stock offering of $5,580,000 net of commissions and other related expenses totaling $576,880, and
(6) the Stock Bank (named Pennsylvania Savings Bank) registered its common stock pursuant to the Securities Exchange Act of 1934 ("Exchange Act").

     As an Exchange Act registrant, the Bank became subject to the Exchange Act proxy rules and the periodic reporting and other requirements of the Exchange Act.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     Principles of Consolidation:

     The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries, PSA Service Corporation, Transnational Mortgage Corporation and PSA Financial Corporation. Significant intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents:

     Cash and cash equivalents include unrestricted cash on hand, demand deposits maintained in depository institutions and other readily convertible investments with original contractual terms to maturity of three months or less.

     Investment in Debt and Marketable Equity Securities and Accounting Change:


   SFAS No. 115 requires the Bank to classify its investments, including marketable securities and mortgage-backed securities in one of three categories: held-to-maturity, trading or available-for-sale. Debt securities that

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)

the Bank has the positive intent and ability to hold to maturity will be classified as held-to-maturity and are reported at amortized cost. The Bank does not engage in security trading and, therefore, the balance of its debt securities and any equity securities will be classified as available-for-sale. Net unrealized gains and losses for such securities will be required to be recognized as a separate component of retained earnings net of taxes and excluded from the determination of net income.

     Investment and Mortgage-Backed Securities Available-for-Sale:

     Securities classified as available-for-sale are carried at fair value. Net unrealized gains and losses are reflected as a separate component of stockholders' equity, net of tax effects. Securities classified as available-for-sale are those that management intends to sell or that would be sold for liquidity, investment management or similar reasons, even if there is not a present intention of such a sale. Equity securities that have a readily determinable fair value are also classified as available-for-sale.

     Investment and Mortgage-Backed Securities Held-to-Maturity:

     Securities are classified as held-to-maturity securities when purchased, because the Bank has the ability and the intent to hold the securities to maturity. Decisions to acquire investments of a particular type are based upon interest rate risk, liquidity and capital adequacy considerations. Investment securities are stated at cost, adjusted for premium amortization and accretion of discounts. Premiums paid and discounts received at the time of purchase are deferred and amortized over the remaining life of the securities using a method which approximates a level yield. Mortgage-backed security amortization rates are periodically adjusted to reflect changes in the prepayment speeds of the underlying mortgages.

     Gains and losses realized on sales of investment securities represent differences between net proceeds and carrying values determined by the specific identification method.

     Loans and Allowance for Loan Losses:

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and reduced by an allowance for loan losses. Interest on loans is accrued and credited to operations based upon the principal amounts outstanding. Loan origination fees and discounts on mortgage loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for actual prepayments. The allowance for loan losses is established through a provision for possible loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible loan losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. Th evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay.

     Effective January 1, 1997, interest is discontinued on all loans that are contractually past due 3 months. Prior to January 1, 1997, interest was discontinued on residential loans that were contractually past due 12 months. unless the value of the mortgaged property well exceeded the loan balance in which case interest continued to accrue until the loan balance plus accrued interest equalled the fair market value of the property securing the loan. The bank has recorded interest income, net of taxes, of $80,341 and $45,646 for the years ended December 31, 1996 and September 30, 1995, respectively on loans that were contractually past due for more than three months. The effect on net income per share would have been a reduction of $.06 for the year ended December 31, 1996 if this interest had not been accrued. Interest was discontinued on commercial, consumer and unsecured loans that were contractually past due 3 months. No adjustment is made for interest previously accrued. Income is subsequently recognized only to the extent that cash payments are received, or until in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)

     In May 1994, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires an adjustment to the carrying value of a loan through the provision for loan losses when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan. SFAS No. 114 was subsequently amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure" to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS Nos. 114 and 118 are effective for financial statements issued for years beginning after December 31, 1995. The adoption of SFAS Nos. 114 and 118 did not have a material impact on the Bank's financial condition or results of operations.

     Loan Origination and Commitment Fees:

     Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized as an adjustment of the loan yield over the contractual life of the loan using the interest method. When a loan is sold, unamortized fees are recognized as income. Other loan fees and charges representing service costs for the prepayment of loans, for delinquent payments or for miscellaneous loan services are recognized when collected. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

     Loans Held for Sale:

     Included in loans held for sale are any loans which the Bank believes may be involved in interest rate risk management or other decisions which might reasonably result in such loans not being held until maturity. Any such conforming loans are transferred to loans held for sale and valued at the lower of aggregrate cost or market, including considering of forward commitments to sell, until ultimate disposition.

     The FSAB issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," as amended by SFAS No. 127, which provides accounting guidance on transfers of financial assets, servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The adoption of SFAS No. 125 did not have a material impact on the Bank's consolidated financial position or results of operations.

     Real Estate Owned:

     Real estate owned consists of properties acquired through foreclosure. Real estate owned is stated at the lower of cost or estimated fair value minus estimated costs to sell. Write-downs of real estate owned which occur after the initial transfer from the loan portfolio are recorded as expenses of real estate owned. Costs of holding foreclosed property are charged to expense in the current period, except for significant property improvements which are capitalized to the extent that carrying value does not exceed estimated fair value. Real estate held for investment is carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or net realizable value

     Income Taxes:

     The Bank records deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)

     Office Properties and Equipment:

     Land is carried at cost. Office properties and equipment are recorded at cost less accumulated depreciation. Depreciation is computed based on cost using the straight-line method over estimated useful lives of 25-50 years for buildings, 10-25 years for land improvements and 3-10 years for office equipment. Maintenance and repair of property and equipment are charged to operations. Major improvements are capitalized.

     Excess of Acquisition Cost Over Fair Value of Assets Acquired:

     Excess of acquisition cost over fair value of assets acquired is recognized at cost, net of amortization. The asset is being amortized over 19 years using the straight-line method.

     Financial Statement Presentation:

     Certain items in prior year financial statements have been reclassified to conform to the 1997 presentation.

     Advertising:

     Advertising costs are charged to operations when incurred and amounted to $81,400, $62,121 and $75,970 for the years ended December 31, 1997 and 1996 and September 30, 1995, respectively.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The principal estimate that is susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market condition, the capability of specific borrowers to pay specific loan obligations as well as current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

     Per Share Information:


     Earnings per share have been calculated based on the weighted average common shares outstanding for the respective periods less the uncommitted ESOP shares. The number of shares used in the computation of earnings per share for the years ended December 31, 1997 and 1996 was 1,165,105 and 1,152,328 for basic earnings per share, respectively and 1,179,678 and 1,152,328 for diluted earnings per share, respectively.


     In February 1997, the FSAB issued SFAS No. 128, "Earnings per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share
(EPS) and applies to entities with publicy held common stock or potential common stock. This statement simplifies the standards for computing EPS previously found in Accounting Principles Board (APB) Opinion No. 15, "Earnings per share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This statement requires restatement of all prior period EPS and diluted EPS and did not have a material impact on the Bank.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)

     Long-Lived Assets:

     In March 1995, the FASB issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected be disposed of. Pennsylvania Savings Bank adopted SFAS No. 121 in the first quarter of 1996. The adoption of SFAS No. 121 did not have a material effect on Pennsylvania Saving Bank's operations.

     Stock-Based Compensation:

     SFAS No. 123 "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Bank has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Cash deposited in Financial Institutions:

     The Bank maintains cash balances at other financial institutions in the Philadelphia regional area. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. In the normal course of business, the Bank may have deposits that exceed the insured balance.

3. INVESTMENTS AND MORTGAGE-BACKED SECURITIES:

     The following is a summary of the Bank's investment in available-for-sale and held-to-maturity securities;



                                                                          Available-for-Sale
                                                                           December 31, 1997
                                                     -------------------------------------------------------------
                                                                          Gross          Gross
                                                        Amortized      Unrealized     Unrealized         Fair
                                                          Cost            Gains         Losses           Value
                                                     --------------   ------------   ------------   --------------
Investment Securities:
 Equity:
 Investment in mutual funds ......................    $ 2,354,210       $ 11,884      $      --      $ 2,366,094
 Debt:
   FNMA ..........................................        998,186         12,876                       1,011,062
   Federal Farm Credit ...........................      2,000,000         11,642                       2,011,642
   SLMA ..........................................      1,000,000                        (5,843)         994,157
   FHLB Notes ....................................      7,995,161         23,272                       8,018,433
                                                      -----------       --------      ---------      -----------
                                                       11,993,347         47,790         (5,843)      12,035,294
                                                      -----------       --------      ---------      -----------
                                                       14,347,557         59,674         (5,843)      14,401,388
                                                      -----------       --------      ---------      -----------
Mortgage-backed Securities:
   FNMA ..........................................      2,227,373                       (64,963)       2,162,410
   FHLMC .........................................        777,413                        (6,019)         771,394
                                                      -----------       --------      ---------      -----------
                                                        3,004,786                       (70,982)       2,933,804
                                                      -----------       --------      ---------      -----------
    Total Available-for- Sale Securities .........     17,352,343         59,674        (76,825)      17,335,192
                                                      -----------       --------      ---------      -----------


                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


       3. INVESTMENTS AND MORTGAGE-BACKED SECURITIES:  -- (Continued)



                                                                        Held-to-Maturity
                                                                        December 31, 1997
                                                  -------------------------------------------------------------
                                                                      Gross           Gross
                                                    Amortized      Unrealized      Unrealized          Fair
                                                       Cost           Gains          Losses           Value
                                                  -------------   ------------   --------------   -------------
Investment Securities:
Debt:
   FNMA .......................................   $ 1,000,000       $  7,306        $      --     $ 1,007,306
   FHLB Notes .................................     7,219,223          8,110               --       7,227,333
                                                  -----------       --------        ---------     -----------
                                                    8,219,223         15,416               --       8,234,639
                                                  -----------       --------        ---------     -----------
Mortgage-backed Securities:
   GNMA .......................................     1,979,474        105,576                        2,085,050
   FHLMC ......................................        88,585          8,687               --          97,272
                                                    2,068,059        114,263               --       2,182,322
                                                  -----------       --------        ---------     -----------
    Total Held-to-Maturity Securities .........    10,287,282        129,679               --      10,416,961
                                                  -----------       --------        ---------     -----------
      TOTAL INVESTMENTS AND
       MORTGAGE-BACKED
       SECURITIES .............................   $27,639,625       $189,353       ($  76,825)    $27,752,153
                                                  ===========       ========        =========     ===========


     The following is a summary of the Bank's investment in available-for-sale and held-to-maturity securities;



                                                                         Available-for-Sale
                                                                          December 31, 1996
                                                    -------------------------------------------------------------
                                                                         Gross          Gross
                                                       Amortized      Unrealized     Unrealized         Fair
                                                         Cost            Gains         Losses           Value
                                                    --------------   ------------   ------------   --------------
Investment Securities:
 Equity:
 Investment in mutual funds .....................    $ 2,304,878       $ 47,318      $       --     $ 2,352,196
 Debt:
   SLMA .........................................      1,000,000                        (20,466)        979,534
   FNMA Notes ...................................      3,000,000                        (15,448)      2,984,552
                                                     -----------       --------      ----------     -----------
                                                       4,000,000                        (35,914)      3,964,086
                                                     -----------       --------      ----------     -----------
                                                       6,304,878         47,318         (35,914)      6,316,282
                                                     -----------       --------      ----------     -----------
Mortgage-backed Securities:
   FNMA .........................................      2,529,793                       (110,404)      2,419,389
   FHLMC ........................................        792,065                        (17,614)        774,451
                                                       3,321,858                       (128,018)      3,193,840
                                                     -----------       --------      ----------     -----------
    Total Available-for-Sale Securities .........      9,626,736         47,318        (163,932)      9,510,122
                                                     -----------       --------      ----------     -----------


                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


3. INVESTMENTS AND MORTGAGE-BACKED SECURITIES:  -- (Continued)


                                                                          Held-to-Maturity
                                                                         December 31, 1996
                                                   --------------------------------------------------------------
                                                                       Gross           Gross
                                                     Amortized      Unrealized      Unrealized          Fair
                                                        Cost           Gains          Losses            Value
                                                   -------------   ------------   --------------   --------------
Investment Securities:
 Debt:
   Federal Farm Credit .........................   $   657,046       $     --       ($       6)     $   657,040
   FNMA ........................................     2,999,456          3,510                         3,002,966
   FHLMC .......................................     1,000,000            155                         1,000,155
   FHLB Notes ..................................     8,000,313                         (32,471)       7,967,842
                                                   -----------       --------        ---------      -----------
                                                    12,656,815          3,665          (32,477)      12,628,003
                                                   -----------       --------        ---------      -----------
Mortgage-backed Securities:
   Collateralized mortgage obligations .........       227,494                          (2,849)         224,645
   GNMA ........................................     2,355,143         89,774                         2,444,917
   FHLMC .......................................       165,807         16,163                           181,970
                                                   -----------       --------        ---------      -----------
                                                     2,748,444        105,937           (2,849)       2,851,532
                                                   -----------       --------        ---------      -----------
    Total Held-to-Maturity Securities ..........    15,405,259        109,602          (35,326)      15,479,535
                                                   -----------       --------        ---------      -----------
      TOTAL INVESTMENTS AND
       MORTGAGE-BACKED
       SECURITIES ..............................   $25,031,995       $156,920       ($ 199,258)     $24,989,657
                                                   ===========       ========        =========      ===========


     Assets, principally securities, carried at approximately $2,841,107 and $1,536,188 at December 31, 1997 and 1996, respectively were pledged to secure deposits as required or permitted by law.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


3. INVESTMENTS AND MORTGAGE-BACKED SECURITIES:  -- (Continued)

     The amortized cost and estimated market values of securities at December 31, 1997 and 1996 by contractual maturities, are as follows:



                                                                       Estimated
                                                      Amortized         Market
                                                        Cost             Value
                                                   --------------   --------------
December 31, 1997:
 Due less than one year ........................    $18,214,445      $18,249,608
 Due after one year through five years .........      1,998,125        2,020,325
                                                    -----------      -----------
                                                     20,212,570       20,269,933
 Mutual Funds ..................................      2,354,210        2,366,094
 Mortgage-backed securities ....................      5,072,845        5,116,126
                                                    -----------      -----------
                                                    $27,639,625      $27,752,153
                                                    ===========      ===========
December 31, 1996:
 Due less than one year ........................    $14,156,815      $14,077,913
 Due after one year through five years .........      2,500,000        2,514,176
                                                    -----------      -----------
                                                     16,656,815       16,592,089
 Mutual Funds ..................................      2,304,878        2,352,196
 Mortgage-backed securities ....................      6,070,302        6,045,372
                                                    -----------      -----------
                                                    $25,031,995      $24,989,657
                                                    ===========      ===========



     Proceeds from maturities of investment securities available-for-sale during the years ended December 31, 1997 and 1996 and September 30, 1995 totaled $1,000,000 and $3,000,000 and $700,000, respectively. The proceeds for all periods were the result of security call options which were exercised and no gains or losses were realized on those sales.


4. LOANS RECEIVABLE:

     Loans receivable consist of the following:



                                                    December 31,
                                           -------------------------------
                                                1997             1996
                                           --------------   --------------
Real Estate Loans:
 One-to-four family ....................    $44,940,010      $45,017,742
 Five or more family residence .........        702,055          654,292
 Construction loans ....................      2,597,061          660,898
 Nonresidential ........................     11,420,738        5,575,209
                                            -----------      -----------
                                             59,659,864       51,908,141
Consumer loans .........................      1,201,351        1,016,277
Commercial loans .......................      1,907,393          368,413
                                            -----------      -----------
                                             62,768,608       53,292,831
 Less:
 Unearned fees and discounts ...........       (477,979)        (495,686)
 Undisbursed loan proceeds .............       (137,677)          (4,712)
 Allowance for loan losses .............       (237,884)        (206,884)
                                            -----------      -----------
                                            $61,915,068      $52,585,549
                                            ===========      ===========

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


     4. LOANS RECEIVABLE:  -- (Continued)

     Loans receivable at December 31, 1997 and 1996 includes $55,289,037 and $48,700,787 of fixed rate loans and $7,479,571 and $4,592,044 of adjustable rate loans, respectively.

     A summary of loan maturities at December 31, 1997 is as follows:

                                                      Multi-Family
                                                          and                           Consumer
                                                       Commercial                          and
                                      One to Four         Real                         Commercial         Total
                                         Family          Estate       Construction      Business          Loans
                                     -------------   -------------   --------------   ------------   --------------
Amounts due:
Non-accrual ......................   $ 1,497,050     $   396,662       $       --     $       --      $ 1,893,712
                                     -----------     -----------       ----------     ----------      -----------
Within one year ..................     2,070,509       1,230,528        2,597,061      2,513,640        8,411,738
                                     -----------     -----------       ----------     ----------      -----------
After one year:
 1 to 3 years ....................       694,583       1,639,735                         281,848        2,616,166
 3 to 5 years ....................     2,147,317       6,183,775                         263,842        8,594,934
 5 to 10 years ...................     4,059,398       1,162,408                          49,414        5,271,220
 Over 10 years ...................    34,471,153       1,509,685                                       35,980,838
                                     -----------     -----------       ----------     ----------      -----------
Total due after one year .........    41,372,451      10,495,603                         595,104       52,463,158
                                     -----------     -----------       ----------     ----------      -----------
TOTAL AMOUNTS DUE ................   $44,940,010     $12,122,793       $2,597,061     $3,108,744      $62,768,608
                                     ===========     ===========       ==========     ==========      ===========

     A summary of changes in the allowance for possible loan losses is as follows:

                                                   December 31,            September 30,
                                            ---------------------------   --------------
                                                1997           1996            1995
                                            -----------   -------------   --------------
BALANCE, BEGINNING OF PERIOD ............    $ 206,884     $  207,589       $ 207,589
 Provision charged to operation .........       60,000        132,633          26,937
 Charged off ............................      (29,000)      (133,338)        (26,937)
                                             ---------     ----------       ---------
 BALANCE, END OF PERIOD .................    $ 237,884     $  206,884       $ 207,589
                                             =========     ==========       =========


     The provision for loan losses charged to expense is based upon past loan and loss experience and an evaluation of potential losses in the current loan portfolio, including the evaluation of impaired loans under SFAS Nos. 114 and
118. A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan. As of December 31, 1997 and 1996, 100% of the impaired loan balance was measured for impairment based on the fair value of the loans' collateral. Impairment losses are included in the provision for loan losses. SFAS Nos. 114 and 118 do not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, except for those loans restructured under a trouble debt restructuring. Loans collectively evaluated for impairment include consumer loans and residential real estate loans. At December 31, 1997, the Bank's impaired loans consisted of two commercial real estate loans with a total recorded balance of $321,052 for which specific allowances of $16,053 has been established. The average investment in impaired loans for the year ended December 31, 1997 was $332,507. At December 31, 1996, and for the year then ended the Bank's impaired loans consisted of smaller balance residential mortgage loans.


     Loans on which the accrual of interest has been discontinued amounted to $1,893,711 and $769,995 at December 31, 1997 and 1996, respectively. If interest on those loans had been accrued, accrued interest would have increased by $352,516 and $175,423 at December 31, 1997 and 1996, respectively and income would have increased by $116,138 and $60,724 for the years ended December 31, 1997 and 1996, respectively.

     Certain directors and officers of the Bank have loans with the Bank. Such loans were made in the ordinary course of business and do not represent more than a normal risk of collection. Loans to officers and directors

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)

 4. LOANS RECEIVABLE:  -- (Continued)

amounted to $1,177,541 and $324,178 at December 31, 1997 and 1996,
respectively. During the years ended December 31, 1997 and 1996 loans of $1,045,000 and $-0-, respectively, were disbursed to executive officers and trustees, while principal repayments of $191,637 and $8,391 were received in those years, respectively.

5. LOANS HELD FOR SALE:

     Loans held for sale are as follows:

                                                            December 31, 1997
                                       -----------------------------------------------------------
                                                           Gross          Gross           Fair
                                                        unrealized     unrealized        Market
                                            Cost           Gains         Losses          Value
                                       -------------   ------------   ------------   -------------
Residential mortgage loans .........    $6,574,585         $ -0-          $ -0-       $6,574,585

                                                            December 31, 1996
                                       -----------------------------------------------------------
                                                           Gross          Gross           Fair
                                                        unrealized     unrealized        Market
                                            Cost           Gains         Losses          Value
                                       -------------   ------------   ------------   -------------
Residential mortgage loans .........    $4,597,700         $ -0-          $ -0-       $4,597,700

6. ACCRUED INTEREST RECEIVABLE:

     A summary of accrued interest receivable is as follows:

                                                          December 31,
                                                  -----------------------------
                                                       1997            1996
                                                  -------------   -------------
           Loans ..............................    $  687,128      $  754,462
           FHLB Overnight .....................       105,533         118,804
           Mortgage-backed securities .........        28,571          35,049
           Investment securities ..............       463,870         308,642
                                                   ----------      ----------
                                                   $1,285,102      $1,216,957
                                                   ==========      ==========

7. OFFICE PROPERTIES AND EQUIPMENT:

     Office properties and equipment are summarized by major classification as follows:

                                                                   December 31,
                                                         ---------------------------------
                                                               1997              1996
                                                         ---------------   ---------------
           Land, buildings and improvements ..........    $  1,856,499      $  1,793,292
           Furniture, fixtures and equipment .........       1,329,386         1,215,859
                                                          ------------      ------------
                                                             3,185,885         3,009,151
           Less accumulated depreciation .............      (1,856,740)       (1,735,703)
                                                          ------------      ------------
                                                          $  1,329,145      $  1,273,448
                                                          ============      ============

     Depreciation expense was $121,037, $89,943 and $87,475 for the years ended December 31, 1997 and 1996 and September 30, 1995, respectively.

8. REAL ESTATE OWNED -- ACQUIRED THROUGH SETTLEMENT OF LOANS:

     Real estate owned consists of the following:

                                                December 31,
                                          -------------------------
                                              1997          1996
                                          -----------   -----------
           Real estate acquired through
  settlement of loans .................    $456,528      $464,651
                                           ========      ========

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


9. FEDERAL HOME LOAN BANK STOCK:

     The Bank is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the Federal Home Loan Bank of Pittsburgh in an amount not less than 1% of its outstanding home loans or 1/20 of its outstanding notes payable, if any, to the Federal Home Loan Bank of Pittsburgh, whichever is greater, as calculated December 31 of each year.

10. DEPOSITS:

     Deposits at December 31, 1997 and 1996 are summarized as follows:



                               NOTES (Continued)

                                                                       1997                           1996
                                       Weighted Average    ----------------------------   ----------------------------
                                         Interest Rate          Amount            %            Amount            %
                                      ------------------   ---------------   ----------   ---------------   ----------
Types of Deposits:
   Noninterest bearing accounts:
      1997 ........................                         $  6,454,066         5.93%
      1996 ........................                                                        $  1,958,303         1.95%
   Passbook accounts:
      1997 ........................           3.00%           26,146,377        24.05
      1996 ........................           3.00                                           26,803,311        26.65
   Statement savings accounts:
      1997 ........................           2.49                63,088          .06
      1996 ........................           2.49                                               28,198          .03
   Club accounts:
      1997 ........................           2.00               191,810          .18
      1996 ........................           2.00                                              202,855          .20
   Now accounts:
      1997 ........................            .90             5,373,905         4.94
      1996 ........................           1.09                                            9,104,871         9.05
   Money Market: ..................
      1997 ........................           3.57             7,201,284         6.62
      1996 ........................           3.63                                            6,265,482         6.23
                                                            ------------       ------      ------------       ------
                                                              45,430,530        41.78        44,363,020        44.11
                                                            ------------       ------      ------------       ------
Certificate of deposit:
   Less than 4.00%
      1997 ........................           3.00               293,168          .27
      1996 ........................           3.00                                              319,688          .32
   4.00 - 5.00%
      1997 ........................           4.40             1,188,515         1.09
      1996 ........................           4.68                                            8,154,337         8.11
   5.01 - 6.00%
      1997 ........................           5.53            60,737,995        55.86
      1996 ........................           5.46                                           46,025,469        45.76
   6.01 - 7.00%
      1997 ........................           6.77             1,050,766          .97
      1996 ........................           6.64                                              624,417          .62
   7.01 - 8.00%
      1997 ........................           7.85                33,133          .03
      1996 ........................           7.60                                            1,087,445         1.08
                                                            ------------       ------      ------------       ------
   Total of certificates of deposit                           63,303,577        58.22        56,211,356        55.89
                                                            ------------       ------      ------------       ------
      TOTAL DEPOSITS ..............                         $108,734,107       100.00%     $100,574,376       100.00%
                                                            ============       ======      ============       ======

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


10. DEPOSITS:  -- (Continued)

     Certificates of deposit have scheduled maturities as follows:




                                                             December 31,
                                                    -------------------------------
                                                         1997             1996
                                                    --------------   --------------
         Within one year ........................    $45,450,499      $40,728,765
         One year through two years .............     14,167,969       10,838,411
         Two years through three years ..........      1,571,762        1,947,108
         Three years through five years .........      1,707,871        1,593,958
         Five years through ten years ...........        405,476        1,094,302
         Over ten years .........................             --            8,812
                                                     -----------      -----------
                                                     $63,303,577      $56,211,356
                                                     ===========      ===========

     Interest expense on deposits is comprised of the following:



                                                December 31,              September 30,
                                       -------------------------------   --------------
                                            1997             1996             1995
                                       --------------   --------------   --------------
NOW Accounts .......................     $   90,827       $   93,641       $   87,158
Savings Accounts ...................        786,897          829,578          973,300
Money Market Accounts ..............        258,951          199,467          144,885
Certificates of Deposit ............      3,424,647        2,977,210        2,260,582
                                         ----------       ----------       ----------
                                          4,561,322        4,099,896        3,465,925
Early Withdrawal Penalties .........        (27,676)         (17,519)         (28,782)
                                         ----------       ----------       ----------
                                         $4,533,646       $4,082,377       $3,437,143
                                         ==========       ==========       ==========

     The aggregate amount of certificates of deposit accounts with a minimum denomination of $100,000 was approximately $10,791,394 and $6,240,394 at December 31, 1997 and 1996, respectively.

     The aggregate amount of demand deposits that have been re-classified as loan balances at December 31, 1997 and 1996 was $88,129 and $104,164, respectively.

11. INCOME TAX MATTERS:

     The Bank and its wholly owned subsidiary file a consolidated federal income tax return and separate state and local income tax returns on a calendar year end basis.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


11. INCOME TAX MATTERS:  -- (Continued)

     The provision for income taxes consists of the following:




                                    Year Ended             Year Ended
                                   December 31,           September 30,
                             -------------------------   --------------
                                 1997          1996           1995
                             -----------   -----------   --------------
     Currently payable:
  Federal ................    $292,000      $122,000        $324,551
  State ..................      16,000        20,000          74,977
                              --------      --------        --------
                               308,000       142,000         399,528
  Deferred ...............      36,669        59,465          33,131
                              --------      --------        --------
  TOTAL ..................    $344,669      $201,465        $432,659
                              ========      ========        ========


     The reconciliation between the actual provision for federal and state income taxes and the amount of income taxes which would have been provided at statutory rates is as follows:




                                                         Year Ended             Year Ended
                                                        December 31,           September 30,
                                                  -------------------------   --------------
                                                      1997          1996           1995
                                                  -----------   -----------   --------------
     Expected Income Tax Expense at Federal
       tax rate ...............................    $ 358,070     $115,675        $371,388
     Travel and Entertainment .................       15,937       25,162          13,987
     State Tax net of Federal benefit .........       10,560       13,200          49,485
     Other differences, net ...................      (39,898)      47,428          (2,201)
                                                   ---------     --------        --------
                                                   $ 344,669     $201,465        $432,659
                                                   =========     ========        ========

     Deferred taxes are included in the accompanying statements of financial condition as of December 31, 1997 and 1996 for the estimated future tax effects of differences between the financial statement and federal income tax basis of assets and liabilities given the provisions of currently enacted tax laws.


     The net deferred tax assets (liability) consist of the following components:




                                                      December 31,
                                              -----------------------------
                                                   1997            1996
                                              -------------   -------------
Deferred Tax Assets:
  Unrealized loss on available-for-sale
  securities ..............................     $   6,860      $   46,646
  Allowance for loan losses ...............        94,754          82,754
  Property and equipment ..................            --          11,557
  Deferred income .........................        99,873         119,847
                                                ---------      ----------
                                                  201,487         260,804
Deferred Tax Liability:
  Bad debt expense ........................      (235,508)       (235,508)
Property and equipment ....................       (17,137
                                                ---------      ----------
  NET DEFERRED TAX ........................    ($  51,158)     $   25,296


     Prior to January 1, 1996, the Bank was allowed a special bad debt deduction for tax purposes based on a percentage of taxable income (8%) or on specified experience formulas, subject to certain limitations based upon

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


11. INCOME TAX MATTERS:  -- (Continued)

aggregate loan balances at the end of the year. If the above amounts deducted were used for purposes other than for loan losses, such as in a distribution in liquidation, or if the Bank would cease to be a qualified thrift lender under the tax law, or otherwise, the amounts deducted would be subject to federal income tax at the then current corporate tax rate.

     The special bad debt method of accounting for bad debts for tax purposes utilized by qualified thrift institutions was repealed effective for tax years beginning January 1, 1996. Thrift institutions must now use either the direct write-off or experience method of accounting for bad debts and must treat this change as a change in accounting method. Any adjustment that is required to be taken into account because of the change will be determined solely with respect to the applicable excess reserves of the thrift which will be taken into income over a six-year period for tax purposes. Pennsylvania Savings Bank qualifies as a small bank. The Banks applicable excess reserves will be the excess of the balance of its reserves as of the close of its last tax year beginning before January 1, 1996 over the greater of (a) its pre-1988 reserves, or (b) what the thrift's reserves would have been at the close of its last tax year beginning before January 1, 1996, had the thrift used the experience method. If a Bank meets the residential loan requirement, the income to be recognized may be deferred. A Bank meets the residential loan requirement if, for the tax year, the principal amount of residential loans made by the Bank during the year is not less than its base amount. The "base amount" generally is the average of the principal amounts of the residential loans made by the Bank during the six most recent tax years beginning before January 1, 1996. For the year ended December 31, 1996, the Bank meets the residential loan requirement and has elected to deferred recognition of the income.

     Prior to January 1, 1988, the Bank was not required and did not record deferred income taxes on the difference between the allowance for loan losses reported for financial reporting purposes and the special bad debt deduction for income tax purposes.

     Retained earnings at December 31, 1997 and 1996 includes $2,450,099 for which no deferred federal income tax liability has been recognized.

     Subsequent to December 31, 1987, the base year, and prior to January 1, 1996, the Bank was required to record a deferred tax asset related to the allowance for loan losses reported for financial reporting purposes and a deferred tax liability for special bad debt deduction. However, if it is more likely than not that some portion or all of the deferred tax asset will not be realized, the deferred tax asset should be reduced by a valuation allowance. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.

     As required by SFAS No. 109 "Accounting for Income Taxes," the Bank determined that no valuation reserve was necessary for the net deferred tax asset since it is more likely than not that the deferred tax asset will be realized through carryforwards to taxable income in future years and future reversals of existing temporary differences. The Bank will continue to review the criteria related to the recognition of deferred tax assets on a quarterly basis.

     The Bank has made additions to the special bad debt deduction allowance since December 31, 1987 and, therefore, deferred tax liability for the special bad debt deduction has been recorded in the amount of $235,508 at December 31, 1997 and 1996, respectively.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


11. INCOME TAX MATTERS:  -- (Continued)

     Deferred tax expense results from timing differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of these differences are as follows:

                                                 Year Ended             Year Ended
                                                December 31,           September 30,
                                         --------------------------   --------------
                                              1997          1996           1995
                                         -------------   ----------   --------------
     Bad debts .......................     ($ 12,000)     $31,035       $  51,574
     Depreciation ....................        28,694        8,455         (11,452)
     Deferred loan fees ..............        19,975       19,975          (6,991)
                                            --------      -------       ---------
        DEFERRED TAX EXPENSE .........      $ 36,669      $59,465       $  33,131
                                            ========      =======       =========


12. DIVIDENDS PAID:

     On June 30, 1996, the Bank paid a cash dividend of $.0375 per share to stockholders of record as of June 15, 1996. This dividend was paid from accumulated net earnings as of June 30, 1996. Subsequently, in September 1996, the Savings Association Insurance Fund (SAIF) assessed and collected from the Bank a one time special assessment of $567,000. This assessment eliminated the Bank's prior earnings and resulted in the bank reporting both significantly lower net income for the year ended December 31, 1996 and an accumulated deficit as of December 31, 1996.

13. FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA):

     FDICIA was signed into law on December 19, 1991 and includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting and operations.

     The regulations require institutions to have a minimum 4% leverage capital ratio, a minimum 4% tier 1 risk-based capital ratio and a minimum 8% total risk-based capital ratio to be considered "adequately capitalized". An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

     The following table sets out the Bank's various regulatory capital categories:

                                                                    December 31,
                                                                        1997
                                            -------------------------------------------------------------
                                                  Required                   Actual
                                            ---------------------   ------------------------
(Dollars in thousands)                           %        Amount         %          Amount       Excess
-----------------------------------------   ----------   --------   -----------   ----------   ----------
Tangible equity ratio ...................   >2.0%         $2,246    13.36%         $15,001      $12,755
Leverage capital ratio ..................    6.0           6,739    13.36           15,001        8,262
Total risk-based capital ratio ..........    8.0           4,865    25.06           15,239       10,374
Tier 1 risk-based capital ratio .........    4.0           2,432    24.67           15,001       12,569

                                                                    December 31,
                                                                        1996
                                            -------------------------------------------------------------
                                                  Required                   Actual
                                            ---------------------   ------------------------
                                                 %        Amount         %          Amount       Excess
                                            ----------   --------   -----------   ----------   ----------
Tangible equity ratio ...................   >2.0%         $2,324    12.24%         $14,230      $11,906
Leverage capital ratio ..................    4.0           4,648    12.24           14,230        9,582
Total risk-based capital ratio ..........    8.0           4,003    28.85           14,437       10,434
Tier 1 risk-based capital ratio .........    4.0           2,002    28.44           14,230       12,228

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


14. DIFFERENCES BETWEEN FEDERAL DEPOSITORY INSURANCE CORPORATION CALL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS:

     An adjustment has been made to the accounts which is reflected in the consolidated financial statements but is not reflected in the Bank's December Federal Depository Insurance Corporation Call Reports. The adjustment and its effect on retained earnings are as follows:



                                                                           December 31,
                                                                   -----------------------------
                                                                        1997            1996
                                                                   -------------   -------------
    Retained earnings per the Bank's December Federal
    Depository Insurance Corporation Call Report ...............    $  682,271      ($  19,574)
    Increase in federal and state income tax provision .........      (117,601)        (96,803)
    Adjustments made to financial statement, subsequently
    recorded by Bank ...........................................       (18,927)        (46,357)
                                                                    ----------       ---------
    RETAINED EARNINGS PER ACCOMPANYING
    FINANCIAL STATEMENTS .......................................    $  545,743      ($ 162,734)
                                                                    ==========       =========


15. LEASE COMMITMENTS:


     On October 12, 1995, the Bank signed a lease agreement for office and branch space in center city Philadelphia. The lease commenced on July 1, 1996 and extends for 11 years. Lease expense for this lease for the year ended December 31, 1997 and 1996 was $265,118 and $79,908.

     The Bank was obligated under various other leases. Lease expense for these leases for the year ended December 31, 1997 and 1996 and September 30, 1995 and was $37,203, $37,437, and $42,202, respectively.

     Minimum annual rentals are as follows:



                       1998          $  380,465
                       1999             352,157
                       2000             348,651
                       2001             363,907
                       2002             374,686
                       Thereafter     1,761,410

16. RETIREMENT PLANS:


     The Bank sponsors the following retirement plans:

     A. Defined Benefit Pension Plan:

     Covers employees who were at least 21 years of age, with 12 months of service with the Bank and have accumulated 1,000 hours of service during the Plan year. The Plan calls for benefits to be paid to eligible employees at retirement based upon years of service with the Bank and compensation rates near retirement. Contributions to the Plan reflect benefits attributed to employees' service. Plan assets consist of common stock, investment grade corporate bonds and U.S. Government obligations. The Retirement Plan was "frozen" as of September 30, 1994 and benefits no longer accrue thereunder. No new employees will be eligible for participation.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


16. RETIREMENT PLANS:  -- (Continued)

     The following table sets forth the Pension Plan's funded status in the Bank's balance sheet as of December 31, 1997 and 1996:

                                                                          December 31,     December 31,
                                                                         --------------   -------------
                                                                              1997             1996
                                                                         --------------   -------------
Actuarial present value of benefit obligations:
 Vested obligation ...................................................     ($ 642,384)     ($ 720,684)
 Nonvested ...........................................................         (1,390)         (3,252)
                                                                            ---------       ---------
 Accumulated benefit obligation ......................................       (643,774)       (723,936)
                                                                            ---------       ---------
 Projected benefit obligation for service rendered to date ...........       (643,774)       (723,936)
Plan assets at fair value ............................................        739,135         703,874
                                                                            ---------       ---------
Excess of projected benefit obligation over plan assets ..............         95,361         (20,062)
Unrecognized net gain from past experience different from that assumed
 and effects of changes in assumptions ...............................       (299,351)       (191,732)
Unrecognized prior service cost ......................................        (46,800)        (48,471)
Unrecognized obligation at December 31, being recognized over 24 years        104,947         111,121
                                                                            ---------       ---------
ACCRUED PENSION COST .................................................     ($ 145,843)     ($ 149,144)
                                                                            =========       =========

     Net pension cost included the following components:



                                                                  December 31,            September 30,
                                                          ----------------------------   --------------
                                                               1997           1996            1995
                                                          -------------   ------------   --------------
Interest cost on projected benefit obligation .........     $  47,172      $  53,315       $   56,072
Actuarial return on plan assets .......................      (133,177)       (94,606)        (117,334)
Net amortization and deferral .........................        82,703         47,059           76,627
                                                            ---------      ---------       ----------
NET PERIODIC PENSION COST FOR THE YEARS
 ENDED DECEMBER 31, 1997 AND 1996 AND SEP-
 TEMBER 30, 1995 ......................................    ($   3,302)     $   5,768       $   15,365
                                                            =========      =========       ==========

     The significant actuarial assumptions used in calculating the above information is as follows:

                                                         December 31,      September 30,
                                                        ---------------   --------------
                                                         1997     1996         1995
                                                        ------   ------   --------------
Weighted average discount rate ......................    8%       8%            8%
Weighted average rate of compensation ...............    N/A      N/A           4%
Weighted average expected long-term rate of return on
 Plan Assets ........................................    8%       8%            8%

     Pension contributions were $-0- and $-0- and $51,102 for the years ended December 31, 1997 and 1996 and September 30, 1995.


     The following three employee benefit plans cover all eligible employees, those with two years of service, (a year of service defined as having at least 1,000 hours of service) and being at least 21 years of age on the first day of the plan year.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


16. RETIREMENT PLANS:  -- (Continued)

     B. Cash or Deferred Profit-Sharing Plan:

     Contributions to this Plan are determined by the participant's written election to reduce their compensation by no more than 15% of eligible compensation and also not to exceed code section 401(k) and other limitations as set by the plan documents.

     The Bank may also make discretionary contributions made out of net income.

     Bank contributions to the Plan for the year ended December 31, 1997 and 1996 and September 30, 1995 , $-0-, $-0-, $18,190, respectively.

     C. Profit-sharing Plan:

     Contributions to the Plan are determined annually by the Board of Trustees based upon net income. Allocation of the contributions to participants is based upon annual compensation.

     Contributions to the Plan for the year ended December 31, 1997 and 1996 and September 30, 1995 were $-0- and $74,894, $111,567, respectively.

     D. Employee Stock Ownership Plan ("ESOP"):

     Effective October 23, 1995, the Bank has established an ESOP for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP borrowed funds from an unrelated third party lender and used the funds to purchase 42,780 shares of Common Stock.

     The Common Stock purchased by the ESOP serves as collateral for the ESOP loan. The loan will be repaid principally from the Bank's contributions to the ESOP over a period of up to seven years. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid. Shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation (currently $150,000).

     Benefits under the ESOP generally become 100% vested after the third year of service or upon normal retirement (as defined in the ESOP), disability or death of the participant. If a participant terminates employment for any other reason prior to fully vesting, his nonvested account balance will be forfeited. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement disability or separation from service. The Bank's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. The Bank's contributions to the ESOP were recorded as compensation expense for the year ended December 31, 1997 and 1996 were $91,736 and $97,228, respectively.

     Information with respect to the ESOP is as follows:

                                                  December 31,        September 30,
                                               -------------------   --------------
                                                 1997       1996          1995
                                               --------   --------   --------------
Allocated shares ...........................   42,780      42,780          N/A
Committed shares ...........................   13,245       7,132          N/A
Uncommitted shares .........................   29,535      35,648          N/A
Fair value of unearned ESOP shares .........   84,561      75,662          N/A
Interest expense incurred ..................   30,607      36,099          N/A
Dividends received .........................     N/A        1,604          N/A

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


16. RETIREMENT PLANS:  -- (Continued)

     E. Management Recognition Plan:


     The Bank's Board of Trustees has also adopted a Management Recognition Plan (the "MRP") effective October 20, 1995, as a method of providing certain senior executive officers of the Bank with a propriety interest in the Bank, to such officers for their service and to encourage such persons to remain in the service of the Bank. Benefits may be granted at the sole discretion of the Compensation Committee of the Bank's Board of Trustees. The MRP is managed by trustees who are directors of the Bank and who have responsibility to invest all funds contributed by the Bank to the trust created for the MRP. The Bank contributed $254,005 to the MRP trust which enabled the MRP to purchase 21,390 shares of Common Stock. Unless the Compensation Committee of the Board specifies otherwise, shares granted to MRP participants will be in the form of restricted stock payable over a five-year period at the rate of 20% of such shares per year. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the employee will be recognized pro rata over the five years during which the shares are payable. As of December 31, 1997 and 1996, 21,390 shares have been allocated to individual employees. For the year ended December 31, 1997 and 1996, the Bank recorded compensation expense of $50,801 and $18,624, respectively for the Management Recognition Plan.


     F. Stock Option Plan:


     The Bank's Board of Trustees adopted the Pennsylvania Savings Bank Stock Option Plan (the "Option Plan") and was approved by a majority of stockholders on April 30, 1996. The Option Plan provides for the grant of (I) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Stock Option") under Section 422 of the Code, and (ii) options that do not so qualify ("Nonqualified Stock Options"). Pursuant to the Option Plan, up to 53,475 shares of Common Stock (subject to adjustment) will be reserved for issuance by the Bank upon exercise of stock options to be granted to certain officers and employees of the Bank from time to time under the Option Plan. The purpose of the Option Plan is to give certain officers and employees an opportunity to acquire Common Stock and thereby help the Bank attract, retain and motivate key employees and officers.


     At April 30, 1996, 29,409 shares of Common Stock were granted at the market price of $11.87 and on December 31, 1996, 6,450 were granted at the market price of $13.25. No option was granted in 1997.


     If the bank had elected to adopt the accounting provision of SFAS 123 then compensation cost would have reduced net income and earnings per share by $241,232 and $.21 in 1996.


     The weighted average fair value at date of grant for options granted in 1996 were $6.59 for options granted at April 30th and $7.35 for options granted at December 31st. The fair value of options at date of grant was estimated using the Black-Scholes Option Pricing Model with the following assumptions: expected life 10 years, interest rate 8.00%, volatility 17.00% and dividend yield of 0.00%. All options expire in 2006. All of the options remained outstanding at December 31, 1997.


17. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit generally consisting of residential purchase money mortgage commitments, or the unfunded portion of construction loans in process and standby letter of credit.


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised of the undisbursed portion of construction loans and residential loan originations. The Bank's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)

 17. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:  -- (Continued)

amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Generally, collateral, usually in the form of real estate, is required to support financial instruments with credit risk.

18. SIGNIFICANT CONCENTRATIONS OF CREDIT RISK:

     The Bank grants mortgage, consumer and construction loans primarily to customers in Southeastern Pennsylvania and Southern New Jersey. Although the Bank has a diversified loan portfolio, a substantial portion of its customers' ability to honor their contracts is dependent upon the local economy. The Bank's net investment in loans is subject to a significant concentration of credit risk given that the investment is primarily within a specific geographic area.

     As of December 31, 1997 and 1996, the Bank had a net investment of $61,915,068 and $52,585,549, respectively, in loans receivable. These loans possess an inherent credit risk given the uncertainty regarding the borrower's compliance with the terms of the loan agreement. To reduce credit risk, the loans are secured by varying forms of collateral, including first mortgages on real estate, liens on personal property, savings accounts, etc. It is generally Bank policy to file liens on titled property taken as collateral on loans. In the event of default, the Bank's policy is to foreclose or repossess collateral on which it has filed liens.

     In the event that any borrower completely failed to comply with the terms of the loan agreement and the related collateral proved worthless, the Bank would incur a loss equal to the loan balance.

19. COMMITMENTS:

     In the normal course of business the Bank makes various commitments and incurs certain contingent liabilities which are not reflected in the accompanying financial statements. These commitments and contingent liabilities include open-end credit available. At December 31, 1997 and 1996, the Bank's customers had unused lines of credit available of $1,134,820 and $830,247, respectively.
     Outstanding commitments to originate loans are as follows:

                                          December 31,
                                   ---------------------------
                                       1997           1996
                                   ------------   ------------
       First mortgage loans:
        Fixed rates ............   $  521,095      $ 121,590
        Variable rates .........    2,468,000            -0-
                                   ----------      ---------
                                   $2,989,095      $ 121,590
                                   ==========      =========

     Commitments under standby letters of credit totaled approximately $387,694 and $565,948 at December 31, 1997 and 1996, respectively.

20. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position.


     A financial instrument is defined as cash, evidence of an ownership interest in equity, or a contract that both imposed on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments on potentially unfavorable terms with the second entity, conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or the exchange of other financial instruments on potentially favorable terms with the first entity.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


20. FAIR VALUE OF FINANCIAL INSTRUMENTS:  -- (Continued)

     The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Quoted market prices should be used when available, if not available management's best estimate of fair value may be based on quoted market price of financial instruments with similar characteristics or on valuation techniques, such as using the present value of estimated future cash flows using a discount rate commensurate with the corresponding risk associated with those cash flows. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows and future economic conditions. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. In addition, these estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Bank taken as a whole. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

     The following tables represents the carrying value and fair market value of financial instruments as of December 31, 1997:



                                                                Carrying           Fair
                                                                 Amount            Value
                                                             --------------   --------------
Assets:
   Cash and cash equivalents .............................    $27,888,650      $27,888,650
   Investments securities available-for-sale .............     14,401,388       14,401,388
   Mortgage-backed securities available-for-sale .........      2,933,804        2,933,804
   Investment securities held-to-maturity ................      8,219,223        8,234,639
   Mortgage-backed securities held-to-maturity ...........      2,068,059        2,182,322
   Loans receivable - net ................................     61,915,068       61,915,068
   Loans Held for Sale ...................................      6,574,585        6,574,585
   Federal Home Loan Bank stock ..........................        559,900          559,900
Liabilities:
   NOW, MMDA and Passbook accounts .......................     45,430,530       45,430,530
   Certificate of Deposits ...............................     63,303,577       63,303,577


     The following tables represents the carrying value and fair market value of financial instruments as of December 31, 1996:



                                                                Carrying           Fair
                                                                 Amount            Value
                                                             --------------   --------------
Assets:
   Cash and cash equivalents .............................    $31,622,465      $31,622,465
   Investments securities available-for-sale .............      6,316,282        6,316,282
   Mortgage-backed securities available-for-sale .........      3,193,840        3,193,840
   Investment securities held-to-maturity ................     12,656,815       12,628,003
   Mortgage-backed securities held-to-maturity ...........      2,748,444        2,851,532
   Loans receivable - net ................................     52,585,549       52,585,549
   Loans Held for Sale ...................................      4,597,700        4,597,700
   Federal Home Loan Bank stock ..........................        533,600          533,600
Liabilities:
   NOW, MMDA and Passbook accounts .......................     44,363,020       44,363,020
   Certificate of Deposits ...............................     56,211,356       56,211,356

     The following methods and assumptions, where practical to implement as noted, were used by the Bank in estimating its fair value for those assets.

     Cash and Cash Equivalents:

     The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate the fair value for those assets.

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


20. FAIR VALUE OF FINANCIAL INSTRUMENTS:  -- (Continued)

     Investments Securities:

     The fair value for investments are based on quoted market prices.

     Mortgage-backed Securities:

     The fair value of mortgage-backed securities issued by quasi-governmental agencies is based on quoted market prices.

     Loans Receivable:

     The Bank estimates that the fair value of its real estate, consumer and commercial loans approximates the carrying amount. The carrying amount is adjusted for the estimated future possible loan losses through a valuation allowance. The Bank's real estate loan portfolio was $59,659,864 and $51,908,141 at December 31, 1997 and 1996, respectively with rates ranging from 6.00% to 18.00% and maturities through 30 years. The Bank's consumer loan portfolio was $1,201,351 and $1,016,277 at December 31, 1997 and 1996,
respectively with rates ranging from 5.00% to 22.53% with maturities through 18 years. The Bank's commercial loan portfolio was $1,907,393 and $368,413 at December 31, 1997 and 1996, respectively with rates ranging from 8.25% to 10.25% with maturities through one year and monthly repayment terms.

     Deposits:

     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings accounts and money market accounts, is equal to the amount payable on demand as of December 31, 1997 and 1996. The Bank has not determined the fair values of its time deposits (e.g. certificates of deposit) due to it not being practical to make such estimates based on varying interest rates and maturities involved and the excessive cost that would be incurred. Time deposits were $63,303,577 and $56,211,356 at December 31, 1997 and 1996, respectively with rates ranging from 3.00% to 8.00%.

     Commitments to Extend Credit and Letters to Credit:

     The majority of the Bank's commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. The Bank is unable to estimate the fair value of the recorded deferred fee amounts.

21. EARNINGS PER SHARE:



                                                        December 31, 1997
                                             ---------------------------------------
                                                                              Per
                                                Income         Shares        Share
                                              Numerator     Denominator      Amount
                                             -----------   -------------   ---------
Basic EPS:
 Income available to Common Stockholders .    $708,477       1,165,105     $ .61
Effect of Dilute Securities:
 Stock options ...........................         -0-          14,573
                                              --------       ---------
Diluted EPS
 Income available to common stockholders
   and assumed conversions ...............    $708,477       1,179,678     $ .60
                                              ========       =========


                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


21. EARNINGS PER SHARE:  -- (Continued)


                                                        December 31, 1996
                                             ---------------------------------------
                                                                              Per
                                                Income         Shares        Share
                                              Numerator     Denominator      Amount
                                             -----------   -------------   ---------
Basic EPS:
 Income available to Common Stockholders .    $138,757       1,152,328     $ .12
Effect of Dilute Securities:
 Stock options ...........................         -0-             -0-
                                              --------       ---------
Diluted EPS
 Income available to common stockholders
   and assumed conversions ...............    $138,757       1,152,328     $ .12
                                              ========       =========


22. NEW PRONOUNCEMENTS:


     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting of Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Bank does not anticipate that adoption of SFAS No. 130 will have a material impact on the Bank's financial statements.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS No. 131), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that such enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about the enterprise's reportable operating segments. This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. The Bank does not anticipate that the adoption of SFAS No. 131 will have a material impact on the Bank's financial statements.

23. FINAL SAVINGS ASSOCIATION INSURANCE FUND LEGISLATION:


     On September 30, 1996, the Deposit Insurance Funds Act of 1996 (the Funds
Act) was signed into law which, among other things, imposed a special one-time assessment to recapitalize the Savings Association Insurance Fund (SAIF). As required by the Funds Act, the Federal Deposit Insurance Corporation (FDIC) imposed a special assessment on SAIF-assessable deposits held on March 31, 1995, payable November 27, 1996. The special assessment was recognized as a tax-deductible expense in 1996. The Bank recorded a special after-tax charge of $374,397 ($567,269 before tax) as a result of the FDIC special assessment.

24. SUBSEQUENT EVENT:


     On July 17, 1997, the Board of Trustees of the Bank adopted a Plan of Conversion. The Board amended the Plan of Conversion on September 25, 1997 (as amended, the "Plan"). Under the Plan (i) PSB Mutual Holding Company will convert to an interim Pennsylvania stock savings bank ("Interim A") and simultaneously merge with and into the Bank, pursuant to which PSB Mutual Holding Company will cease to exist and the outstanding shares of the Bank's Common Stock held by PSB Mutual Holding Company (615,250 shares or 51.5%

                  PENNSYLVANIA SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30, 1995 -- (Continued)


24. SUBSEQUENT EVENT: -- (Continued)

of the outstanding Bank Common Stock) will be cancelled, and (ii) an interim Pennsylvania stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of PSB Bancorp, Inc., a newly formed a holding company, and will merge with and into the Bank resulting in the Bank becoming a wholly-owned subsidiary of PSB Bancorp, Inc. Any outstanding shares of Bank Common Stock not owned by PSB Mutual Holding Company (579,390 shares or 48.5% of the outstanding Bank Common Stock) will be converted into shares of PSB Bancorp, Inc. at an exchange ratio determined in accordance with the Plan. In conjunction with the conversion being undertaken pursuant to the Plan, PSB Bancorp, Inc. will offer up to 1,610,000 shares of its common stock (subject to adjustment up to 1,851,500 shares under certain circumstances) in a subscription and community offering.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24. Indemnification of Directors and Officers


     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 provide that the Holding Company may indemnify any officer or director acting in his capacity as a representative of the Holding Company who was, is, or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Holding Company (a derivative action). Generally, the only limitation on the ability of the Holding Company to indemnify its officers and directors is if the act violates a criminal statute (unless the person had no reasonable cause to believe his conduct was unlawful) or if the officer or director did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification is not permitted in a derivative action if the officer or director in question has been adjudged liable to the Corporation, unless such indemnification is approved by the court.


     The Holding Company's Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorney's fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Holding Company (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the Holding Company or, at the request of the Holding Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Holding Company's Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.


     The Holding Company's Bylaws authorize the Holding Company to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board of Directors so determines, purchasing and maintaining insurance. As of the date of this Prospectus, no such insurance has been purchased.


Item 25. Other Expenses of Issuance and Distribution


     The estimated expenses payable by the Holding Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions and the Underwriter's non-accountable expense allowance) are as follows:


Securities and Exchange Commission registration fee .........   $ 10,131.61

Edgar, printing, copying, postage, mailing ..................     60,000.00

Appraisal/business plan fees and expenses ...................     30,000.00

Securities marketing fees ...................................    100,000.00

Securities marketing firm legal fees ........................     30,000.00

Data processing fees and expenses ...........................      7,000.00

Legal fees and expenses .....................................    150,000.00

Accounting fees and expenses ................................     75,000.00

Blue Sky fees and expenses (including legal fees) ...........      7,000.00

  Total .....................................................   $475,000.00

Item 26.  Recent Sales of Unregistered Securities

     Within the past three years no securities of the Holding Company have been sold without registration under the Securities and Exchange Act of 1933 (the "Act"), as amended.


Item 27. Exhibits

     (a) Exhibits:




 Exhibit                                                                                             Page
  Number    Description                                                                             Number
  ------    -----------                                                                             ------
 1.1**      Form of Agency Agreement.
 2*         PSB Mutual Holding Company and Pennsylvania Savings Bank Plan of Conversion
            From Mutual Holding Company to Stock Holding Company and Agreement and Plan of
            Reorganization.
 3.1*       Articles of Incorporation of PSB Bancorp, Inc.
 3.2*       Bylaws of PSB Bancorp, Inc.
 4.1**      Specimen Stock Certificate representing the Common Stock of PSB Bancorp, Inc.
 5.1        Form of Opinion of Stevens & Lee regarding legality of securities being registered.
 5.2*       Subscription Rights Letter of RP Financial, L.C.
 8.1        Form of Opinion of Stevens & Lee regarding certain tax matters.
10.1        Pennsylvania Savings Bank Retirement Plan.
10.2        Pennsylvania Savings Cash or Deferred Profit Sharing Plan.
10.3        Pennsylvania Savings Bank Profit Sharing Plan.
10.4        Employment Agreement with Vincent J. Fumo.
10.5        Employment Agreement with Anthony DiSandro.
10.6        Pennsylvania Savings Bank Employee Stock Ownership Plan.
10.7        Lease Agreement between Eleven Colonial Penn Plaza Associates and Pennsylvania
            Savings Bank, dated as of October 10, 1995.
10.8        Lease Agreement between Eleven Colonial Penn Plaza Associates and Pennsylvania
            Savings Bank, dated as of October 12, 1995.
21.1*       Schedule of Subsidiaries.
23.1        Form of Consent of Stevens & Lee (included in its opinion filed as Exhibit 5.1).
23.2        Consent of Stockton Bates & Co., P.C.
23.3        Consent of RP Financial, LC.
24.1*       Power of Attorney (included on signature page).
27.1*       Financial Data Schedule.
99.1**      Appraisal Agreement with RP Financial, LC.
99.2*       Appraisal Report of RP Financial, LC.
99.3*       Updated Appraisal Report of RP Financial, L.C.
99.4        Order and Acknowledgment Form (contained in the marketing materials included herein as Exhibit 99.5).
99.5        Solicitation and Marketing Materials.
99.6        Proxy Statement for Special Meeting of Members of PSB Mutual Holding Company.
99.7        Proxy Statement for Special Meeting of Pennsylvania Savings Bank.


------------

 *Previously filed.
**To be filed by amendment.

Item 28. Undertakings.

     The Undersigned registrant hereby undertakes to:

       (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement, and

          (iii) include any additional or changed material information on the plan of distribution;

       (2) for determining liability under the Act, treat each such post-effective amendment as a new registration of the securities offered and the offering of such securities at that time to be the initial bona fide offering; and

       (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes: (12) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A, and contained in a prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act as a part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective and (3) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the Registration Statement therein and that the offering of the securities at that time is the initial bona fide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 2 to Form S-1 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Philadelphia, Commonwealth of Pennsylvania on May 4, 1998.


                                        PSB BANCORP, INC.
                                        By /s/ Anthony DiSandro
                                      ----------------------------------------
                                            Anthony DiSandro
                                            Chairman and Chief Operating Officer



     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.






          Signature                           Title                      Date
----------------------------   -----------------------------------  ------------

     /s/ Vincent J. Fumo       Chairman, Chief Executive Officer    May 4, 1998
--------------------------     and Director
         Vincent J. Fumo


    /s/ Anthony DiSandro*      President and Chief Operating        May 4, 1998
--------------------------     Officer
        Anthony DiSandro


      /s/ Gary Polimeno        Vice President and Treasurer         May 4, 1998
--------------------------     (Principal Accounting and
          Gary Polimeno        Financial Officer)

  /s/ Jane Scaccetti Fumo      Director                             May 4, 1998
--------------------------
      Jane Scaccetti Fumo

   /s/ Roseanne Pauciello      Director                             May 4, 1998
--------------------------
       Roseanne Pauciello



*Attorney-in-fact

                                 EXHIBIT INDEX



 Exhibit                                                                                    Page
  Number    Description                                                                    Number
  ------    -----------                                                                    ------
 1.1**      Form of Agency Agreement.
 2*         PSB Mutual Holding Company and Pennsylvania Savings Bank Plan of
            Conversion From Mutual Holding Company to Stock Holding Company
            and Agreement and Plan of Reorganization.
 3.1*       Articles of Incorporation of PSB Bancorp, Inc.
 3.2*       Bylaws of PSB Bancorp, Inc.
 4.1**      Specimen Stock Certificate representing the Common Stock of PSB
            Bancorp, Inc.
 5.1        Form of Opinion of Stevens & Lee regarding legality of securities being registered.
 5.2*       Subscription Rights Letter of RP Financial, L.C.
 8.1        Form of Opinion of Stevens & Lee regarding certain tax matters.
10.1        Pennsylvania Savings Bank Retirement Plan.
10.2        Pennsylvania Savings Cash or Deferred Profit Sharing Plan.
10.3        Pennsylvania Savings Bank Profit Sharing Plan.
10.4        Employment Agreement with Vincent J. Fumo.
10.5        Employment Agreement with Anthony DiSandro.
10.6        Pennsylvania Savings Bank Employee Stock Ownership Plan.
10.7        Lease Agreement between Eleven Colonial Penn Plaza Associates and
            Pennsylvania Savings Bank, dated as of October 10, 1995.
10.8        Lease Agreement between Eleven Colonial Penn Plaza Associates and
            Pennsylvania Savings Bank, dated as of October 12, 1995.
21.1*       Schedule of Subsidiaries.
23.1        Form of Consent of Stevens & Lee (included in its opinion filed as Exhibit
            5.1).
23.2        Consent of Stockton Bates & Co., P.C.
23.3        Consent of RP Financial, LC.
24.1*       Power of Attorney (included on signature page).
27.1*       Financial Data Schedule.
99.1**      Appraisal Agreement with RP Financial, LC.
99.2*       Appraisal Report of RP Financial, LC.
99.3*       Updated Appraisal Report of RP Financial, L.C.
99.4        Order and Acknowledgment Form (contained in the marketing materials included herein as Exhibit 99.5).
99.5        Solicitation and Marketing Materials.
99.6        Proxy Statement for Special Meeting of Members of PSB Mutual Holding
            Company.
99.7        Proxy Statement for Special Meeting of Pennsylvania Savings Bank.


------------

 *Previously filed.
**To be filed by amendment.